As filed with the Securities and Exchange Commission on August 15, 2000
                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               TEKNI-PLEX, INC.*
            (Exact name of Registrant as specified in its charter)

           Delaware                     3086, 3052                22-3286312
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                             201 Industrial Parkway
                          Somerville, New Jersey 08876
                           Telephone: (908) 722-4800
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              Dr. F. Patrick Smith
                            Chief Executive Officer
                                Tekni-Plex, Inc.
                             201 Industrial Parkway
                          Somerville, New Jersey 08876
                           Telephone: (908) 722-4800
                           Facsimile: (908) 722-4736
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Winthrop B. Conrad, Jr.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                            Telephone: (212) 450-4890
                            Facsimile: (212) 450-3890

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                            Proposed Maximum
Title of Each Class of                          Amount to Be    Proposed Maximum Offering   Aggregate Offering   Amount of
Securities to Be Registered                     Registered(1)   Price Per Unit(1)           Price(1)             Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
12 3/4% Series B Senior Subordinated
  Notes due 2010..............................  $275,000,000    100%                        $275,000,000         $72,600
Guarantees of 12 3/4% Series B Senior
  Subordinated Notes due 2010 (2).............  --              --                          --                   None(3)
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the Registration Fee as provided in Rule 457(F).

(2) The 12 3/4% Series B Senior Subordinated Notes due 2010 are guaranteed by each of the entities listed in the Table of Additional Registrants.

(3) Pursuant to Rule 457(n), no Registration Fee is required with respect to the guarantees of the notes registered hereby.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(A), may determine.
================================================================================

                       *TABLE OF ADDITIONAL REGISTRANTS

                                                                         State or Other
                                                                         Jurisdiction of       I.R.S. Employer
                                                                         Incorporation or      Identification
Name, Address and Telephone Number                                       Organization          Number
---------------------------------------------------------------------    ----------------      ---------------
PureTec Corporation(1)...............................................    Delaware              22-3376449
Plastic Specialties and Technologies, Inc.(1)........................    Delaware              22-2743384
Plastic Specialties and Technologies Investments, Inc.(1)............    Delaware              22-2663552
Burlington Resins, Inc.(1)...........................................    Delaware              22-3334106
Pure Tech APR, Inc.(1)...............................................    New York              11-3065942
Multi Container Recycler, Inc.(1)....................................    Michigan              38-2959009
Coast Recycling North, Inc.(1).......................................    California            68-0200870
Distributors Recycling, Inc.(1)......................................    New Jersey            22-2466975
REI Distributors, Inc.(1)............................................    New Jersey            22-2418824
Pure Tech Recycling of California(1).................................    California            77-0356589
Alumet Smelting Corp.(1).............................................    New Jersey            22-2054447
Tri-Seal Holdings, Inc...............................................    Delaware              52-2141575
Natvar Holdings, Inc.................................................    Delaware              22-3703725

----------
(1) The address of each of these additional registrants is: 201 Industrial Parkway, Somerville, New Jersey 08876. The telephone number of each is
     (908) 722-4800.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Subject to Completion, dated August 15, 2000

PROSPECTUS
                               TEKNI-PLEX, INC.

                               Offer to Exchange

            12 3/4% Series B Senior Subordinated Notes Due 2010

          which have been registered under the Securities Act of 1933 for any and all of our outstanding

                 12 3/4% Senior Subordinated Notes Due 2010


We are offering to exchange up to $275,000,000 of our 12 3/4% Series B Senior Subordinated Notes due 2010, which will be registered under the Securities Act of 1933, as amended, for up to $275,000,000 of our existing 12 3/4% Senior Subordinated Notes due 2010. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act.

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

To exchange your old notes for new notes:

o You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York time, on o, 2000.

o If your old notes are held in book-entry form at The Depository Trust Company, you must instruct DTC, through your signed letter of transmittal, that you wish to exchange your old notes for new notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of old notes for new notes.

o You should read the section called "The Exchange Offer" for additional information on how to exchange your old notes for new notes.

See "Risk Factors" beginning on page 16 for a description of risk factors that you should consider before tendering your old notes in the exchange offer.


The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is o, 2000.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                Table Of Contents


                                                                     Page
                                                                     ----
Prospectus Summary.............................................         4
The Exchange Offer.............................................         9
Risk Factors...................................................        16
The Recapitalization...........................................        24
Capitalization.................................................        27
Pro Forma Unaudited Condensed Financial Information............        28
Selected Historical Financial Information......................        32
Management's Discussion and Analysis of Financial
 Condition and Results of Operations...........................        34
Business.......................................................        39
Management.....................................................        49
Security Ownership.............................................        52
Governance of Tekni-Plex.......................................        53
Certain Transactions...........................................        55
Description of Certain Indebtedness............................        57
The Exchange Offer............................................         59
Description of the New Notes..................................         68
Certain United States Federal Income Tax Considerations.......        100
Plan of Distribution..........................................        103
Legal Matters.................................................        104
Experts.......................................................        104
Where You Can Find More Information...........................        104
Index to Financial Statements.................................        F-1


                       Notice To New Hampshire Residents

Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Uniform Securities Act with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.


                Disclosure Regarding Forward-Looking Statements

This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and in the Pro Forma Unaudited Condensed Financial Information and the related notes thereto. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." All forward-looking statements attributable to Tekni-Plex or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                              Prospectus Summary


The following summary contains information about Tekni-Plex and the exchange offer. It does not contain all the information that may be important to you in deciding whether to exchange your old notes. For a more complete understanding of Tekni-Plex and the exchange offer, we urge you to read this entire prospectus carefully, including the "Risk Factors" section and our financial statements and the notes to those statements. Our fiscal year ends on the Friday closest to June 30 of each calendar year. For example, fiscal year 1999 refers to the year ended July 2, 1999.

Company Overview

We are a global, diversified manufacturer of packaging products and materials for the healthcare, consumer and food packaging industries. We have built a leadership position in our core markets and focus on vertically integrated production of highly specialized products. Our operations are aligned under four primary business groups: Healthcare Packaging, Products and Materials; Consumer Packaging and Products; Food Packaging; and Specialty Resins and Compounds. This end market and product line diversity has the effect of reducing our overall risk related to any single product or customer. Since our founding in 1967, we have grown substantially through internal expansion and the acquisition of related businesses.

Competitive Strengths

We believe that our competitive strengths include:

o Strong customer relationships. We have long-standing relationships with many of our customers. We estimate the average tenure among our ten largest customers at more than 16 years. We attribute our long-term customer relationships to our ability consistently to manufacture high quality products and to provide a superior level of customer service. We routinely win customer awards for our superior products and customer service and have recently been recognized for supplier excellence by 3M Pharmaceuticals, Pfizer, Eli Lilly, Boston Scientific, Kraft Foods and Perdue Farms, among others.

o Strong market positions in core businesses. We have a strong market presence in our core product lines. The following table shows what we believe to be our market position in the U.S. in each core product line:


     Product                                               Market Position
     -------                                               ---------------

     Medical device materials.........................            1
     Vinyl medical tubing.............................            1
     Clear, high-barrier blister packaging............            1
     Closure liners...................................            1
     Garden and irrigation hose.......................            1
     Precision tubing and gaskets.....................            1
     Foam egg cartons.................................            1
     Foam processor trays.............................            2


o Experienced management team. Our management team has been successful in selecting and integrating strategic acquisitions as well as improving underlying business fundamentals. After significantly improving the business of Tekni-Plex following our 1994 acquisition, management successfully integrated both the Flemington and Dolco operations during 1996, the latter being a public company then nearly twice our size. During the same period, the Brooklyn and Flemington operations were also successfully merged. In 1997, we acquired and integrated the PurePlast operations. In 1998 we acquired PureTec, a public company then more than twice our size. In 1999 we acquired and integrated the assets and business of Tri-Seal and Natvar. Management has substantially improved the operating margins of each of these acquisitions. Members of our management team have integrated acquisitions, effected turnarounds, provided strategic direction and leadership, increased sales and market share, improved manufacturing efficiencies and productivity, and developed new technologies to enhance the competitive strengths of the companies they have managed.

o Cost efficient producer. We continually focus on improving underlying operations and reducing costs. Since the 1994 acquisition, current management has improved our cost structure from an EBITDA margin of 8.5% with EBITDA of $3.8 million on sales of $44.9 million for the 12 months ended December 31, 1993 to an EBITDA margin of 21.2% with EBITDA of $107.7 million on sales of $508.6 million for the trailing 12 months ended March 31, 2000. Our six acquisitions in the last four years have provided significant opportunities to realize cost savings and synergies in the combined businesses through the sharing of complementary technologies and manufacturing techniques, as well as economies of scale including the purchase of raw materials.

o Producer of high quality, technically sophisticated products. We believe, based upon our knowledge and experience in the industry, that we have a long-standing reputation as a manufacturer of high quality, high performance products, materials and primary packaging (where the packaging material comes into direct contact with the end product). Our emphasis on quality is evidenced by our product lines which address the more technically sophisticated areas of their respective markets.

o Strong equity sponsorship. As a result of our recent recapitalization, we have obtained a strong equity commitment from our investors. As part of the recapitalization, new investors agreed to contribute $269.6 million in the aggregate to Tekni-Plex Partners LLC, of which $167 million has been contributed and used to redeem the interests of certain previous
     Tekni-Plex investors. The remainder ($102.6 million) will remain available for at least five years after the recapitalization to be used for our general corporate purposes, including acquisitions. We believe that these equity commitments will provide us with significant flexibility to take advantage of business opportunities as they arise. In connection with the recapitalization, all members of our current management maintained their entire equity investment, which had an implied aggregate value of approximately $96 million.

Business Strategy

     We seek to maximize our profitability and growth and take advantage of our competitive strengths by pursuing the following business strategy:

     o Ongoing cost reduction through technical process improvement. We have an ongoing program to improve manufacturing and other processes in order to drive down costs. Examples of cost improvement programs include:

          o material and energy conservation through enhanced process controls and advanced product design;

          o reduction in machine set-up time through the use of proprietary technology;

          o    continual product line rationalization; and

          o    development of backward and forward integration opportunities.

     o Internal growth through product line extension and improvement. We continually seek to improve and extend our product lines and leverage our existing technological capabilities in order to increase market share in existing markets, effectively penetrate new markets and improve profitability. Our strategy is to emphasize our expertise in providing packaging, products and materials with specific high performance characteristics through the development of various unique proprietary materials and proprietary manufacturing process techniques.

     o Growth through international expansion. We believe that there is significant opportunity to expand our international sales, which currently represent approximately 9% of our total revenues. At present, we have manufacturing operations in Canada, the United Kingdom, Belgium and Italy. We have recently added regional sales offices in Belgium, Germany and Singapore to our existing offices in

          Canada, Italy and the United Kingdom, and plan to open a South American sales and distribution facility in Argentina in the fourth quarter of this year. We have also recently entered into manufacturing liaisons in Italy and Germany which supplement our existing liaisons in Switzerland and the Philippines. In addition, we have recently added sales representatives in Peru and throughout Central America to our existing representatives in Australia, China (including Hong
          Kong), Italy, Malaysia, Singapore, Thailand, Taiwan, South Africa, Argentina, Chile, Brazil and Mexico. We also have a licensee in Japan. We believe that our growing international presence will generate an increase in our sales.

     o Growth through acquisitions. We will continue to pursue acquisitions selectively when the opportunity arises. Our objective is to pursue acquisitions that provide us with the opportunity to gain economies of scale and reduce costs through, among other things, technology sharing and synergistic cost reduction.

                             The Recapitalization

     On April 12, 2000, we entered into a recapitalization agreement with our shareholders at that time and other relevant parties. Prior to the recapitalization, Tekni-Plex Partners LLC held approximately 45.1% and MST/TP Partners L.P. held approximately 54.9% of the outstanding common stock of Tekni-Plex. The interests in Tekni-Plex Partners and MST/TP Partners were owned by various investment funds, members of management and other individuals. The purpose of the recapitalization was to provide liquidity to the limited partners of two funds holding substantial interests in Tekni-Plex through MST/TP Partners. These funds were scheduled to terminate in May 1999.

     The recapitalization involved:

     o MST/TP Partners terminating substantially all of its investment in Tekni-Plex;

     o all members of our management at the time maintaining their equity investment in Tekni-Plex Partners, with a post-recapitalization implied aggregate value of approximately $96 million; and

     o equity investments in Tekni-Plex Partners by new investors who replaced certain existing investors.

     The new equity investors committed in the aggregate $269.6 million to Tekni-Plex Partners. Of this amount, $167 million has been contributed and used to purchase the interests of certain previous Tekni-Plex investors. Tekni-Plex Management LLC, the managing member of Tekni-Plex Partners, may for at least five years from the date of the recapitalization, call upon the remainder of the commitment ($102.6 million) for our future use for general corporate purposes, including acquisitions. These additional commitments will initially be funded to Tekni-Plex Partners, which will contribute the funds to us in exchange for Tekni-Plex common equity.

     As part of the recapitalization, we entered into a new credit facility, the proceeds of which, together with the proceeds from the offering of the old notes and the equity contribution from Tekni-Plex Partners to us were used to:

     o repay all of the amounts outstanding under our then-existing $205 million credit facility dated as of March 3, 1998;

     o purchase 99.97% of our $75 million aggregate principal amount outstanding 11 1/4% senior subordinated notes due 2007 and 100% of our $200 million aggregate principal amount outstanding 9 1/4% senior subordinated notes due 2008; and

     o purchase approximately 95.2% of the shares of our common stock held by MST/TP Partners at the time of the recapitalization.

     Tekni-Plex Partners currently owns approximately 95.6% and MST/TP Partners currently owns approximately 4.4% of the outstanding common stock of Tekni-Plex. Tekni-Plex Management, which is controlled by Dr. F. Patrick Smith, our Chairman of the Board and Chief Executive Officer, is the sole managing member of both Tekni-Plex Partners and MST/TP Partners and as a result controls both Tekni-Plex Partners and MST/TP Partners. Therefore Tekni-Plex Management also controls Tekni-Plex. Dr. Smith also owns approximately 30% of Tekni-Plex Partners (not including the priority allocation discussed in the section entitled "Security Ownership").

     The following chart shows the current capital structure of Tekni-Plex:

                 [GRAPHIC OMITTED--GRAPHIC OF CAPITAL STRUCTURE]

                              The Exchange Offer

     All capitalized terms used without definition within this section shall have the respective meanings set forth under "Description of the New Notes" below.

New Notes...........................   $275,000,000 principal amount of 12 3/4%
                                       Series B Senior Subordinated Notes
                                       due 2010. The terms of the new notes
                                       are identical in all material respects
                                       to the terms of the old notes, except
                                       that the transfer restrictions,
                                       registration rights and additional
                                       interest provisions relating to the old
                                       notes do not apply to the new notes.

Old Notes...........................   The old notes were sold on June 21, 2000
                                       to J.P. Morgan Securities Inc. (the
                                       initial purchaser) pursuant to a Purchase
                                       Agreement dated June 15, 2000 between
                                       Tekni-Plex and the initial purchaser. The initial purchaser subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United
                                       States in reliance on Regulation S under the Securities Act.

The Exchange Offer..................   We are offering to exchange $1,000
                                       principal amount of new notes for each
                                       $1,000 principal amount of old notes.
                                       As of the date hereof, $275,000,000
                                       aggregate principal amount of old notes
                                       are outstanding.  We are offering to
                                       issue the new notes to satisfy our
                                       obligations contained in the
                                       registration rights agreement we
                                       entered into when we sold the old notes
                                       in transactions pursuant to Rule 144A,
                                       Rule 501 and Regulation S under the
                                       Securities Act.

                                       Based on interpretations by the SEC's
                                       staff in no-action letters issued to
                                       third parties, we believe that new notes issued in exchange for old notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving notes for your own account, so long as:

                                       o  you are not one of our "affiliates,"
                                          which is defined in Rule 405 of the
                                          Securities Act;
                                       o  you acquire the new notes in the
                                          ordinary course of your business;
                                       o  you do not have any arrangement or
                                          understanding with any person to
                                          participate in the distribution of
                                          the new notes; and
                                       o  you are not engaged in, and do not
                                          intend to engage in, a distribution
                                          of the new notes.

                                       If you are an affiliate of Tekni-Plex,
                                       or you are engaged in, intend to engage
                                       in or have any arrangement or
                                       understanding with respect to, the
                                       distribution of new notes acquired in
                                       the exchange offer, you (1) should not
                                       rely on our interpretations of the
                                       position of the SEC's staff and (2)
                                       must comply with the registration and
                                       prospectus delivery requirements of the
                                       Securities Act in connection with any
                                       resale transaction.
                                       If you are a broker-dealer and receive
                                       new notes for your own account in the
                                       exchange offer:

                                       o  you must represent that you do not
                                          have any arrangement with us or any
                                          of our affiliates to distribute the
                                          new notes;
                                       o  you must acknowledge that you will
                                          deliver a prospectus in connection
                                          with any resale of the new notes you
                                          receive from us in the exchange
                                          offer. The letter of transmittal
                                          states that by so acknowledging and
                                          by delivering a prospectus, you will
                                          not be deemed to admit that you are
                                          an "underwriter" within the meaning
                                          of the Securities Act; and
                                       o  you may use this prospectus, as it
                                          may be amended or supplemented from
                                          time to time, in connection with the
                                          resale of new notes received in
                                          exchange for old notes acquired by
                                          you as a result of market-making or
                                          other trading activities.

                                       For a period of 180 days after the
                                       expiration of the exchange offer, we
                                       will make this prospectus available to
                                       any broker-dealer for use in connection
                                       with any resale described above.

Expiration Date, Tenders,
  Withdrawal........................   5:00 p.m., New York City time, on
                                       o, 2000 unless we choose to extend
                                       the exchange offer in our sole
                                       discretion, in which case the term
                                       "expiration date" means the latest date
                                       and time to which we extend the
                                       exchange offer.

                                       To tender your old notes you must follow the detailed procedures described under the heading "The Exchange
                                       Offer--Procedures for Tendering"
                                       including special procedures for certain beneficial owners and broker- dealers. If you decide to exchange your old notes for new notes, you must acknowledge that you do not intend to engage in and have no arrangement with any person to participate in a distribution of the new notes. If you decide to tender your old notes pursuant to the exchange offer, you may withdraw them at any time prior to 5:00 p.m., New York City time, on the expiration date.

Maturity Date.......................   June 15, 2010.

Interest............................   Interest on new notes will accrue from
                                       the last interest payment date on which
                                       interest was paid on the old notes
                                       surrendered for them, or, if no
                                       interest has been paid on such old
                                       notes, from June 21, 2000.  We will not
                                       pay interest on the old notes accepted
                                       for exchange.  Interest will be paid on
                                       June 15 and December 15 of each year.

Denominations and Issuance
  of New Notes .....................   The new notes will be issued only in
                                       registered form without coupons, in
                                       minimum denominations of $1,000 and
                                       multiples of $1,000.

Consequences of Failure to Exchange.   If you fail to exchange your old notes
                                       for new notes in the exchange offer,
                                       your old notes will continue to be
                                       subject to transfer restrictions and
                                       you will not have any further rights
                                       under the registration rights
                                       agreement, including any right to
                                       require us to register your old notes
                                       or to pay any additional interest.

Trading Market......................   To the extent that old notes are
                                       tendered and accepted in the exchange
                                       offer, your ability to sell untendered,
                                       and tendered but unaccepted, old notes
                                       could be adversely affected.  There may
                                       be no trading market for the old notes.

                                       We cannot assure you that an active
                                       public market for the new notes will
                                       develop or as to the liquidity of any
                                       market that may develop for the new
                                       notes, your ability to sell the new
                                       notes, or the price at which you would
                                       be able to sell the new notes.

Shelf Registration Statement........   If any holder of the old notes (other
                                       than any such holder which is an
                                       "affiliate" of the Company within the
                                       meaning of Rule 405 under the Securities
                                       Act) is not eligible under applicable
                                       securities laws to participate in the
                                       exchange offer, and such holder has
                                       provided information regarding such
                                       holder and the distribution of such
                                       holder's old notes to us for use
                                       therein, we have agreed to register the
                                       old notes on a shelf registration
                                       statement and to use our best efforts to cause it to be declared effective by the SEC as promptly as reasonably practical on or after the consummation of the exchange offer. We have agreed to maintain the effectiveness of the shelf registration Statement, under certain circumstances, until the date on which the old notes are no longer "restricted securities" (within the meaning of Rule
                                       144 under the Securities Act).

Use of Proceeds.....................   We will not receive any cash proceeds
                                       from the issuance of the new notes in
                                       the exchange offer.

Exchange Agent......................   HSBC Bank USA is the exchange agent for
                                       the exchange offer.

Federal Income Tax Consequences.....   Your exchange of old notes for new
                                       notes pursuant to the exchange offer
                                       will not result in a gain or loss to
                                       you.

Ranking.............................   The new notes will be our unsecured
                                       obligations and will rank subordinate
                                       in right of payment to all of our
                                       existing and future senior debt,
                                       including any indebtedness under the
                                       new term loan facilities and the new
                                       revolving credit facility.  At March
                                       31, 2000, after giving pro forma effect
                                       to the recapitalization, there was
                                       $384.6 million of outstanding
                                       indebtedness to which the notes would
                                       have been subordinated.  Included in
                                       this amount is $7.0 million of
                                       indebtedness of foreign subsidiaries,
                                       which will not be guarantors.  In
                                       addition, at that date on a pro forma
                                       basis, we could have borrowed up to
                                       $66.4 million of indebtedness under the
                                       new revolving credit facility, all of
                                       which would have constituted senior
                                       debt.

Exchange Guarantee..................   The new notes will be fully and
                                       unconditionally guaranteed on a senior
                                       subordinated basis by our domestic
                                       subsidiaries.  The form and terms of
                                       the new guarantees will be
                                       substantially identical to the form and
                                       terms of the old guarantees.  The
                                       guarantees will be general unsecured
                                       obligations of the guarantors and will
                                       rank subordinate in right of payment to
                                       all existing and future senior debt of
                                       such guarantors, including the
                                       guarantors' guarantee of indebtedness
                                       under the new credit facility.  The
                                       guarantees will rank equal in right of
                                       payment with any other senior
                                       subordinated indebtedness of the
                                       guarantors.  Our foreign subsidiaries
                                       will not be guarantors.

Optional Redemption.................   We may redeem the new notes in whole or
                                       in part, at any time on or after June
                                       15, 2005 at the redemption prices set
                                       forth in the "Description of the New
                                       Notes" section under the heading
                                       "Optional Redemption" (plus accrued and
                                       unpaid interest to the redemption
                                       date).  Prior to June 15, 2003 we may
                                       redeem up to 35% of the principal amount of the new notes with the cash proceeds we have received from one or more public offerings of our capital stock
                                       (other than disqualified stock) at a
                                       redemption price of 112.75 % of the
                                       principal amount thereof, plus accrued
                                       and unpaid interest to the redemption
                                       date; provided, however, that at least
                                       65% of the aggregate principal amount
                                       of the old notes originally issued
                                       pursuant to the initial private
                                       placement (including any new notes
                                       exchanged therefor) remains outstanding
                                       immediately after any such redemption.

Change of Control...................   Upon a change of control of Tekni-Plex,
                                       you may require us to repurchase your
                                       new notes, in whole or in part, at a
                                       purchase price equal to 101% of the
                                       principal amount thereof plus accrued
                                       and unpaid interest to the purchase
                                       date.  See "Description of New
                                       Notes--Change of Control." Our new
                                       credit facility prohibits us from
                                       purchasing  outstanding new notes prior
                                       to repaying borrowings under the new
                                       credit facility. We cannot assure you
                                       that upon a change of control we will
                                       have sufficient funds to repurchase any
                                       of the new notes.  See "Description of
                                       Certain Indebtedness."

Certain Covenants...................   The indenture governing the new notes
                                       contains covenants, which are the same
                                       as the covenants applicable to the old
                                       notes, that, among other things, limit
                                       our and certain of our subsidiaries'
                                       ability to:

                                       o  incur liens upon properties or
                                          assets;

                                       o  incur additional indebtedness;

                                       o  merge or consolidate with another
                                          company;

                                       o  transfer substantially all of our
                                          assets;

                                       o  enter into transactions with
                                          affiliates;

                                       o  make certain restricted payments or
                                          investments; or

                                       o  permit dividend or other payment
                                          restrictions to apply to
                                          subsidiaries.

                                       For more details, see the section under
                                       the heading "Description of the New
                                       Notes--Covenants" in the prospectus. In
                                       addition, in certain circumstances, we
                                       will be required to offer to purchase
                                       new notes at 100% of the principal
                                       amount thereof with the net proceeds of
                                       certain asset sales.  These covenants
                                       are subject to a number of significant
                                       exceptions and qualifications.

     For additional information regarding the new notes, see "Description of the New Notes."


                                 Risk Factors

     You should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in this prospectus in evaluating the exchange offer and deciding whether to exchange your old notes.

                        Summary Historical and Pro Forma
                              Financial Information

     The following table sets forth our summary historical consolidated financial information and summary pro forma unaudited financial information for the periods indicated. The pro forma unaudited financial data is based upon the historical consolidated financial statements of Tekni-Plex, Tri-Seal International ("Tri-Seal") and High Voltage Engineering Corp.--Natvar Division ("Natvar"). We acquired Tri-Seal and Natvar on January 25, 1999 and April 24, 1999, respectively. The pro forma unaudited financial data is adjusted to give effect to these acquisitions (which were accounted for as a purchases) and the recapitalization, as if the acquisitions and the recapitalization had occurred at the beginning of the fiscal year ended July 2, 1999. The pro forma financial data is not necessarily indicative of the results that would have been obtained if the acquisitions and the recapitalization had occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that we believe to be reasonable.

     The information contained in this table should be read in conjunction with the audited and unaudited consolidated financial statements and notes thereto and the pro forma unaudited condensed financial information and notes thereto. See our financial statements, "Pro Forma Unaudited Condensed Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                            Years Ended                             Nine Months Ended
                                           --------------------------------------------        ----------------------------
                                            June 27,          July 3,          July 2,          April 2,          March 31,
                                              1997             1998             1999              1999              2000
                                           ----------       ----------       ----------        ----------        ----------
                                                                        (Dollars in thousands)
Statement of Operations Data:
      Net sales.......................      $144,736         $309,597         $489,237          $331,827          $351,179
      Gross profit....................        37,729           77,098          130,944            89,649            94,497
      Income from operations..........        21,843           37,878           68,410            44,724            51,503
      Interest expense, net...........         8,094           19,682           38,977            28,866            29,723
      Other expense...................           646              415              286               661               707
      Pre-tax income before
       extraordinary item.............        13,103           17,781           29,147            15,197            21,073
      Income tax provision............         4,675            9,112           14,150             7,300            10,300
      Income before extraordinary item         8,428            8,669           14,997             7,897            10,773
      Net income (loss)...............      $(12,238)          $8,669          $14,997            $7,897           $10,773

Other Financial Data:
      EBITDA..........................       $30,221          $54,479         $101,681           $67,535           $74,306
      EBITDA margin...................          20.9%            17.6%            20.8%             20.3%             21.2%
      Depreciation and amortization...        $9,551          $17,249          $35,343           $24,966           $24,535
      Capital expenditures............         3,934            7,283           12,950             9,976            11,176

Ratios:
    Ratio of earnings to fixed charges          2.6x             1.9x             1.7x              1.5x              1.7x
      Ratio of EBITDA to interest
       expense........................          3.7x             2.8x             2.6x              2.3x              2.4x

Balance Sheet Data (End of Period):
      Working capital.................       $25,950          $84,897         $101,445          $114,796          $148,802
      Total assets....................       129,029          539,279          559,436           545,289           579,153
      Total debt (including current
       portion).......................        75,000          401,905          416,394           421,422           444,736
      Stockholders' equity............        30,397           38,673           52,297            46,137            60,014

                                                                                               9 Months
                                                                              Year Ended         Ended
                                                                             ------------      ---------
                                                                                               March 31,
                                                                             July 2, 1999        2000
                                                                             ------------      ---------
                                                                                (Dollars in thousands)
Dollars in thousands
Pro Forma Financial Data:
 Pro forma total debt...................................................                        $655,869
 Pro forma total interest expense.......................................          $76,720         57,184
 Pro forma EBITDA.......................................................          114,318         75,229
 Ratio of pro forma EBITDA to pro forma interest expense................              1.5            1.3


     Net loss for the year ended June 27, 1997 includes an extraordinary loss comprised of (i) a prepayment penalty of $1.2 million and the write-off of deferred financing costs and debt discounts of $3.4 million, net of the combined tax benefit of $1.8 million, in connection with the early repayment of debt and (ii) a loss of $17.8 million on the repurchase of redeemable warrants.

     EBITDA is defined as net income before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity. In addition, this measure of EBITDA may not be comparable to similar measures reported by other companies. EBITDA margin is calculated as the ratio of EBITDA to net sales for the period.

     For purposes of the ratio of earnings to fixed charges, (i) earnings were calculated as our earnings before income taxes, extraordinary items and fixed charges and (ii) fixed charges included interest on all indebtedness and amortization of deferred financing costs.

                                  Risk Factors

     You should carefully consider the following risk factors as well as the other information and data included in this prospectus before deciding whether to exchange your old notes.


                           Risks Relating to Our Debt

We have a significant amount of indebtedness. Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

     Our total debt and stockholder's equity were $444.7 million and $60.0 million, respectively, as of March 31, 2000. On a pro forma basis after the issuance of the notes, our total debt would have been $655.9 million at March 31, 2000, our annual debt service would have been $83.8 million and the ratio of earnings to fixed charges would have been 1.1 to 1 for the 12 months ended March 31, 2000.

     Our substantial debt may have important consequences to us and to you. For example, it could:

     o impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes;

     o limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our indebtedness;

     o    put us at a competitive disadvantage to less leveraged competitors;

     o    hinder our ability to adjust rapidly to changing market conditions;

     o increase our vulnerability in the event of a business or general economic downturn;

     o increase our vulnerability to interest rate increases to the extent our variable-rate debt is not effectively hedged; and

     o limit, along with the financial and other restrictive covenants in our indebtedness, our ability to make investments or take other actions or borrow additional funds.

     Despite our high leverage, we may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from incurring indebtedness, although the indenture does contain limitations on additional indebtedness. If, in the future, we cannot generate enough cash from operations to make scheduled payments on our indebtedness, we may be required to reduce or delay capital expenditures, refinance our indebtedness, obtain additional financing or sell assets. Our business may not be able to generate cash flow, and we may not be able to obtain funding sufficient to satisfy our debt service requirements.

The operating and financial restrictions imposed by our debt agreements, including the new credit facility and the indenture relating to the notes, could negatively affect our ability to finance operations and capital needs or to engage in other business activities.

     Covenants contained in the indenture and the new credit facility will limit our operating flexibility with respect to certain business matters. Among other things, these covenants will limit our ability and our subsidiaries' ability to:

     o    incur additional indebtedness;

     o    incur liens upon properties or assets;

     o    make acquisitions;

     o    merge or consolidate with third parties;

     o    make investments;

     o    pay dividends and make distributions;

     o    repurchase or redeem capital stock;

     o    dispose of assets; and

     o engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

     In addition, the new credit facility contains financial covenants, including:

     o    a minimum consolidated EBITDA test;

     o    a minimum fixed coverage ratio; and

     o    a maximum leverage ratio.

     These covenants may adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our interest. Our ability to meet these covenants and requirements in the future may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our breach of or failure to comply with any of these covenants could result in a default under the new credit facility or the indenture even if we are able to make the required payments thereunder. If we default under the new credit facility, our lenders could cease to make further extensions of credit, cause all of our outstanding debt obligations under the new credit facility to become due and payable, require us to apply all of our available cash to repay the indebtedness under the new credit facility or prevent us from making debt service payments on any other indebtedness we owe. If a default under the indenture occurs, the holders of the notes could elect to declare the notes due and payable. If the indebtedness under the new credit facility or the notes is accelerated, we may not have sufficient assets to repay amounts due under these existing debt agreements or on other debt securities then outstanding. We may amend the provisions and limitations of the new credit facility from time to time without the consent of the holders of the notes. For a more complete description of the terms of our outstanding debt and the covenants contained in the notes, see "Description of Certain Indebtedness" and "Description of the New Notes--Covenants."

We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

     Our ability to repay or refinance our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs or raw material or product prices, the response of competitors, regulatory developments and delays in implementing strategic projects. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy or the anticipated results of our strategy may not be realized.

     On a pro forma basis as of March 31, 2000 after giving effect to the new credit facility, and subject to certain restrictions, we could have borrowed up to $66.4 million of additional senior indebtedness under the new revolving credit facility without requiring the consent of the holders of the notes. If the entire $100.0 million under the new revolving credit facility had been outstanding from the beginning of fiscal year 1999, our annual debt service (all interest) for fiscal 1999 would have increased by approximately an additional $6.5 million based on an assumed fixed interest rate of 9.78%.

The notes will be junior to our senior debt and the guarantees will be junior to guarantor senior debt, and these obligations will be effectively junior to the liabilities of our nonguarantor subsidiaries, which may be significant.

     The notes will be unsecured senior subordinated obligations and will be junior to all our existing and future senior indebtedness, including our credit facility. Each of our currently existing domestic subsidiaries will guarantee the notes. These guarantees will be unsecured senior subordinated obligations and will be junior to all existing and future senior debt of the guarantors.
The notes will be effectively junior to all existing and future debt and other liabilities of our subsidiaries that are not guarantors, which include our foreign subsidiaries. As of March 31, 2000, after giving effect to the purchase of $275.0 million aggregate principal amount of our 11 1/4% notes and our 9 1/4% notes, the repayment of our existing credit facility with borrowings under our new credit facility, this offering and the recapitalization, in addition to the notes, we would have had outstanding $377.6 million of senior debt, the guarantors would have had no senior debt outstanding (other than their guarantees of our debt) and the nonguarantor subsidiaries would have had outstanding $7.0 million of total debt to third parties including trade payables.

     We also may incur significant additional senior indebtedness under the terms of the new credit facility. For example, upon completion of the offering of the old notes and after giving effect to the transactions described above, as of March 31, 2000, we would have had $66.4 million available under the new credit facility which, if borrowed, would be senior indebtedness. If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the notes only after our senior indebtedness has been paid. Similarly, if one of our guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary's assets would be available to pay obligations on its guarantee only after payments have been made on its senior indebtedness.

     If we fail to pay any of our senior indebtedness, we may make payments on the notes only if either we first pay our senior debt or the holders of our senior indebtedness waive the payment default. Moreover, if any non-payment default exists under our senior indebtedness, we may not make any cash payments on the notes for a period of up to 179 days in any 365-day period, unless we cure the non-payment default, the holders of the senior indebtedness waive the default or rescind acceleration of the indebtedness or we repay the indebtedness in full. In the event of a non-payment default we may not have sufficient assets to pay amounts due on the notes. In addition, various events of default under the new credit facility would prohibit us from making any payments on the notes.

The notes will not be secured by any of our assets. However, the new credit facility is secured by substantially all of our assets.

     In addition to being subordinated to all our senior indebtedness, the notes will not be secured by any of our assets. However, the new credit facility is secured by substantially all of our assets and the assets of our domestic subsidiaries. Additionally, the terms of the indenture and the new credit facility permit us to incur additional secured debt. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders will have a prior claim on our assets. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets remaining from which claims of the holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

We may not be permitted to purchase the notes as required by the indenture upon a change of control or we may be unable to raise the funds necessary to pay for the notes.

     Upon the occurrence of a change of control, you will have the right to require us to purchase all or a portion of your notes. Nevertheless, if a change of control were to occur, we might not have sufficient financial resources, or might not be able to arrange financing, to pay the purchase price for all notes that you tender.

     In addition, the terms of the new credit facility limit our ability to purchase any notes and to identify certain events that would constitute a change of control or an event of default under the new credit facility. Any future credit agreements or other agreements relating to other indebtedness to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain this consent or repay the borrowing, however, we would remain prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, that would, in turn, constitute a further default under certain of our existing debt agreements and may constitute a default under the terms of other indebtedness that we may enter into from time to time.

     Further, the provisions of the indenture may not protect you in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that might adversely affect holders of notes, if the transaction did not result in a change of control. For a more complete description of the change of control provisions contained in the notes, see "Description of the New Notes--Change of Control."

No public market for the notes currently exists and the notes contain restrictions on transfer. You may be unable to sell your notes if a trading market for the notes does not develop.

     The notes will constitute a new issue of securities with no established trading market, and we cannot estimate the liquidity of any market that may develop, nor do we know whether you will be able to sell your notes or at what price you would be able to sell them. If such a market were to exist, the notes could trade at prices that might be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

Consequences of the exchange offer on non-tendering holders of the outstanding notes

     In the event the exchange offer is completed, we will not be required to register any old notes not tendered and accepted in the exchange offer. In that event, holders of old notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act, since the old notes will continue to be subject to restrictions on transfer. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the new notes. Following the exchange offer, none of the new notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to complete the exchange offer in accordance with the terms of the registration rights agreement) pursuant to the registration rights agreement.

Federal and state fraudulent conveyance statutes allow courts, under specific circumstances, to limit your rights as a noteholder or void guarantees and require noteholders to return payments received from guarantors.

     Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to

     o    avoid all or a portion of our obligations to you;

     o subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

     o take other action detrimental to you, including invalidating the notes.

     In that event, we cannot assure you that you would ever be repaid.

     Under federal and state fraudulent transfer laws, in order to take any of those actions, a court typically would need to find that, at the time the notes were issued, we:

     o issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

     o received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

          (a) were insolvent or were rendered insolvent by reason of the issuance of the notes;

          (b) were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

          (c) intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

     Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

     We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

     Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if our liabilities exceeded our assets (at a fair valuation) or if the present saleable value of our assets is less than amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured.

     Our obligations under the notes are guaranteed on a senior subordinated basis by our domestic subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and we cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.


                        Risks Relating to our Business

Our profits may be adversely affected by price volatility and availability of raw materials if we are unable to pass price increases on to customers or to obtain necessary raw materials.

     Our profitability may be adversely affected if raw material prices increase and we are unable to pass these price increases on to our customers, employ successful hedging strategies, enter into supply contracts at favorable prices or buy on the spot market at favorable prices. Our products are manufactured from commodity petrochemicals that are readily available in bulk quantities from numerous large, vertically integrated chemical companies. Except for Aclar(R), we currently purchase each principal raw material from several of the top suppliers. Prices for our raw materials have fluctuated in the past and likely will continue to do so in the future. Historically, we have been able to pass on substantially all of the price increases in raw materials to our customers on a timely basis, although in the case of our garden hose products we are usually not able to do so until the following season because prices are set annually. We cannot be sure, however, that we will be able to pass on price increases in the future.

     Aclar(R), a proprietary material produced by Honeywell (as a successor by merger to Allied Signal), is a key raw material used in manufacturing our clear, laminated blister packaging materials. If the supply of Aclar(R) is significantly interrupted, we would begin substituting alternative blister packaging materials. Depending on the extent of the disruption, our profitability may be adversely affected. Honeywell is currently the sole manufacturer and supplier of Aclar.(R)

We operate in discrete market segments of our industry, some of which are highly competitive and include participants with greater resources than ours.

     We compete with a wide variety of manufacturers because we operate in discrete market segments. Some of our competitors are larger, have greater financial resources and are less leveraged than we are. As a result, these competitors may be better able to withstand a change in market conditions within the industry and throughout the economy as a whole. These competitors may also be able to maintain significantly greater operating and financial flexibility than we can. Additionally, a number of our niche product applications are customized or sold for highly specialized uses. Competitors with greater financial, technological, manufacturing and marketing resources than ours and that do not currently market similar applications for these uses could choose to do so in the future. Increased competition could have a material adverse effect on our business, financial condition or results of operations.

The success of our acquisition strategy could be adversely affected by the unavailability of suitable acquisition candidates or our inability to finance future acquisitions or successfully integrate acquired businesses.

     Acquiring suitable businesses is a key component of our business strategy. Nonetheless, we may not identify suitable acquisitions or acquisitions that can be made at an acceptable price. In the event we are able to acquire additional businesses, we may require substantial capital to do so. Although we will be able to borrow under the new revolving credit facility under certain circumstances to fund acquisitions, we cannot be sure that such borrowings will be available in sufficient amounts or that other financing will be available in amounts and on terms that we deem acceptable. In addition, growth by acquisition involves risks such as

     o diversion of our management's attention from ongoing business concerns;

     o difficulties in integrating the operations and personnel of acquired companies;

     o difficulty in assessing the value, strengths and weaknesses of acquisition candidates;

     o failure to discover liabilities of the acquired company for which we will be responsible following the acquisition;

     o the potential loss of key employees and customers of acquired companies;

     o    diversion of other corporate resources from our existing operations;
          and

     o    failure to achieve the expected benefits of the acquisition.

     If the execution of our acquisition strategy is unsuccessful, our ability to compete successfully or repay our indebtedness may be reduced.

Risks relating to foreign investment and operations may harm our results.

     We have operations and other investments in a number of countries outside of the United States. Our foreign operations and investments are subject to the risks normally associated with conducting business in foreign countries, including:

     o    limitations on ownership and on repatriation of earnings;

     o    import and export restrictions and tariffs;

     o additional expenses relating to the difficulties and costs of staffing and managing international operations;

     o labor disputes and uncertain political and economic environments, including risks of war and civil disturbances and the impact of foreign business cycles;

     o    change in laws or policies of a foreign country;

     o delays in obtaining or the inability to obtain necessary governmental permits;

     o potentially adverse consequences resulting from the applicability of foreign tax laws;

     o    cultural differences; and

     o    increased expenses due to inflation.

     Our foreign operations and investments may also be adversely affected by laws and policies of the United States and the other countries in which we operate affecting foreign trade, investment and taxation.

The garden and irrigation hose products business is highly seasonal, which results in significant fluctuation of our financial results over the course of the fiscal year.

     The market for our garden and irrigation hose products is highly seasonal, with approximately 75% of sales typically occurring in spring and early summer. As a result of the need to build up inventories in anticipation of such sales, our working capital requirements peak in the spring. In addition, this seasonality has a significant impact on our net income from quarter to quarter. To the extent such sales peak later in any fiscal year compared to other fiscal years, as a result of weather or other factors, cash flows may not be comparable on an interim period basis.

We are dependent on certain key personnel and could be adversely affected by loss of their services.

     We are dependent on the management experience and continued services of our executive officers, including Dr. F. Patrick Smith and Mr. Kenneth W.R. Baker. We maintain a key person life insurance policy on Dr. Smith. The loss of the services of these officers could have a material adverse effect on our business. In addition, our continued growth depends on our ability to attract and retain experienced key employees.

We may be adversely affected by environmental and safety laws and regulations.

     Significant fines, penalties, capital costs, or other liabilities associated with noncompliance, remediation or natural resource damage liability, or future events, such as changes in laws or the interpretation thereof, the development of new facts, or the failure of third parties to perform remediation at current or former facilities, may cause us to incur additional costs that could have a material adverse effect on our businesses, financial condition or results of operations.

     Our facilities, operations, and properties are subject to foreign, federal, state, provincial and local environmental laws and regulations. As a result, we are involved from time to time in administrative or legal proceedings relating to environmental matters and have in the past and will continue to incur capital costs and other expenditures relating to environmental matters. Current and prior owners and operators of property or businesses may be liable under environmental laws without regard to fault or to knowledge about the condition or action causing the liability. We may be required to incur costs relating to the remediation of property, including property where we dispose of our waste, and environmental conditions could lead to claims for personal injury, property damage or damages to natural resources. We are aware of environmental conditions at certain properties that we now or previously owned or leased that are undergoing remediation by third parties and, at certain properties, by us. Although based on current information we have no reason to believe otherwise, these third parties may not complete the required remediation.

     Unexpected costs we may incur relating to environmental matters may have a material adverse effect on our businesses, financial condition or results of operations.

We are controlled by shareholders who will be able to make important decisions about our business and capital structure; the controlling shareholders' interests may differ from your interests as a noteholder.

     Circumstances may occur in which the interests of the controlling shareholders of Tekni-Plex could be in conflict with your interests as a noteholder. The common shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their individual equity investments, even though these transactions might involve risks to the holders of the notes. Tekni-Plex Partners holds approximately 95.6% of our outstanding common stock (approximately 93.0% on a fully diluted basis) and MST/TP Partners holds the remaining common stock. Tekni-Plex Management, as sole managing member of Tekni-Plex Partners and MST/TP Partners, controls both these entities. Tekni-Plex Management is controlled by Dr. Smith, our Chairman of the Board and Chief Executive Officer.

                             The Recapitalization

     On April 12, 2000, we entered into a recapitalization agreement with our shareholders at that time and other relevant parties. Prior to the recapitalization, Tekni-Plex Partners held approximately 45.1% and MST/TP Partners held approximately 54.9% of the outstanding common stock of Tekni-Plex. MST/TP Partners, as sole manager, controlled Tekni-Plex Partners and therefore controlled Tekni-Plex. The interests in Tekni-Plex Partners and MST/TP Partners were owned by various investment funds, members of management and other individuals. The purpose of the recapitalization was to provide liquidity to the limited partners of two shareholder funds that own interests in MST/TP Partners. These two funds were scheduled to terminate in May 1999.

     The recapitalization involved:

     o MST/TP Partners terminating substantially all of its investment in Tekni-Plex;

     o all members of our management at the time maintaining their equity investment in Tekni-Plex Partners, with an implied aggregate value of approximately $96 million; and

     o equity investments in Tekni-Plex Partners by new investors who replaced certain existing investors at the time.

     The new equity investors committed in the aggregate $269.6 million to Tekni-Plex Partners. Of this amount, $167 million has been contributed and used to purchase the interests of certain previous Tekni-Plex investors. Tekni-Plex Management LLC, the managing member of Tekni-Plex Partners, may for at least five years from the date of the recapitalization, call upon the remainder of the commitment ($102.6 million) for our future use for general corporate purposes, including acquisitions. These additional commitments will initially be funded to Tekni-Plex Partners, which will contribute the funds to us in exchange for Tekni-Plex common equity.

     As part of the recapitalization, we entered into a new credit facility, the proceeds of which, together with the proceeds from the offering of the old notes and the equity contribution from Tekni-Plex Partners to us were used to:

     o repay all of the amounts outstanding under our then-existing $205 million credit facility dated as of March 3, 1998;

     o purchase 99.97% of our $75 million aggregate principal amount outstanding 11 1/4% senior subordinated notes due 2007 and 100% of our $200 million aggregate principal amount outstanding 9 1/4% senior subordinated notes due 2008; and

     o purchase approximately 95.2% of the shares of our common stock held by MST/TP Partners at the time of the recapitalization.

     Tekni-Plex Partners currently owns approximately 95.6% and MST/TP Partners currently owns approximately 4.4% of the outstanding common stock of Tekni-Plex. Tekni-Plex Management, which is controlled by Dr. F. Patrick Smith, our Chairman of the Board and Chief Executive Officer, is the sole managing member of both Tekni-Plex Partners and MST/TP Partners and as a result controls both Tekni-Plex Partners and MST/TP Partners. Therefore Tekni-Plex Management also controls Tekni-Plex. Dr. Smith also owns approximately 30% of Tekni-Plex Partners (not including the priority allocation discussed in the section entitled "Security Ownership").

     The following chart shows the current capital structure of Tekni-Plex:

                 [GRAPHIC OMITTED--GRAPHIC OF CAPITAL STRUCTURE]

                   Recapitalization Sources and Uses of Funds

     The following table reflects our sources of funds from the offering of the old notes, borrowings under our new credit facility consisting of a $100.0 million revolving credit facility and an aggregate of $344.0 million in term loans and our receipt of an equity contribution from Tekni-Plex Partners, and our uses of those funds in connection with the recapitalization:

                                                                      Amount
                                                                      ------
                                                                   (Dollars in
                                                                     millions)
Sources of Funds:
   Cash.....................................................          $  5.1
   New credit facility
     Revolving credit facility..............................            18.0
     Term loans.............................................           344.0
   Old notes(a).............................................           271.2
   Equity contribution by Tekni-Plex Partners...............            46.4
                                                                    --------
       Total sources of funds...............................          $684.7
                                                                    ========
Uses of Funds:
  Purchase of Tekni-Plex common stock from investors holding
     through MST/TP Partners................................          $219.3
   Purchase outstanding senior subordinated notes...........           275.0
   Refinance existing credit facility.......................           135.7
   Recapitalization and financing fees and expenses.........            54.7
                                                                    --------
       Total uses of funds..................................          $684.7
                                                                    ========
----------
(a)  Reflects unamortized offering discount of approximately $3.8 million.

                                Capitalization

The following table sets forth our actual capitalization as of March 31, 2000 and our pro forma capitalization as of March 31, 2000 after giving effect to the recapitalization and related financing (including the exchange offer):


                                                      As of March 31, 2000
                                                    ------------------------
                                                     Actual        Pro Forma
                                                    --------       ---------
                                                      (Dollars in millions)
Cash and cash equivalents....................        $17,960         $1,450
                                                    ========       =========
Debt:
    Bank financing:
      New credit facility:
        Revolving credit facility............             --        $33,600
        Term loans...........................             --        344,000
       Old credit facility:
        Revolving credit facility............         54,000             --
        Term loans...........................        108,700             --
11 1/4% senior subordinated notes............         75,000             --
9 1/4% senior subordinated notes.............        200,000             --
12 3/4% senior subordinated notes(a).........             --        271,200
Other........................................          7,036          7,036
                                                    --------       ---------
        Total debt...........................        444,736        655,836
                                                    --------       ---------
Stockholders' equity:
  Common stock and additional paid-in capital         41,075         88,098
    Foreign currency translation.............         (4,424)        (4,424)
    Retained earnings........................         23,363        (14,690)
    Treasury stock...........................             --       (219,923)
                                                    --------       ---------
        Total stockholders' equity...........         60,014       (150,939)
                                                    --------       ---------
        Total capitalization.................       $504,750       $504,897
                                                    ========       =========
----------
(a)  Reflects unamortized offering discount of approximately $3.8 million.

     In connection with the recapitalization, our equity investors agreed to contribute to Tekni-Plex Partners $269.6 million in the aggregate, of which $167 million has been contributed and used to purchase the interests of certain previous Tekni-Plex investors. Tekni-Plex Management, the managing member of Tekni-Plex Partners, may for at least five years after the recapitalization call upon the remainder of the commitment ($102.6 million) for our future use for general corporate purposes, including acquisitions. If these additional funds are called upon, Tekni-Plex Partners will contribute them to us in exchange for common equity.

              Pro Forma Unaudited Condensed Financial Information

     The accompanying pro forma unaudited condensed statements of operations are based upon the historical consolidated financial statements of Tekni-Plex, Tri-Seal and Natvar (the latter two we refer to as the acquisitions). We acquired Tri-Seal and Natvar on January 25, 1999 and April 24, 1999, respectively. The accompanying pro forma unaudited condensed statements of operations were adjusted to give effect to the acquisitions (which were accounted for as purchases) and the recapitalization, as if the acquisitions and the recapitalization had occurred at the beginning of the periods presented. The accompanying pro forma unaudited condensed balance sheet is adjusted to give effect to the recapitalization as if it had occurred on March 31, 2000. The pro forma condensed statements of operations are not necessarily indicative of the results that would have been obtained if the acquisitions and the recapitalization had occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that we believe to be reasonable. You should read the pro forma condensed financial information in conjunction with our historical consolidated financial statements and notes thereto.


                                                Pro Forma Unaudited Condensed Statements of Operations

                                                    Year Ended                                           Nine Months Ended
                        --------------------------------------------------------------------- --------------------------------------

                                                                                                                          Adjusted
                                                                                 Adjusted                                 Pro Forma
                        July 2,  Acquisitions Acquisition  Recapitalization      Pro Forma   March 31,  Recapitalization  March 31,
                         1999         (a)     Adjustments    Adjsutments       July 2, 1999     2000       Adjustments      2000
                       --------- ------------ -----------  ----------------    ------------  ---------  ---------------- -----------
                                                                  (Dollars in thousands)
Income Statement Data:
   Net sales........... $489,237     $ 20,813    $     --         $     --         $510,050   $351,179        $    --    $351,179
   Cost of sales.......  358,293       13,153          --               --          371,446    256,682             --     256,682
                        --------     --------    --------         --------         --------   --------       --------    --------
   Gross profit........  130,944        7,660          --               --          138,604     94,497             --      94,497
   Selling, general and
      administrative
      expenses.........   62,534        3,904       1,475 (b)       (8,171)(d)       59,742     42,994           (923)(d)  42,071
                        --------     --------    --------          --------        --------   --------       --------    --------
   Income from
      operations.......   68,410        3,756      (1,475)           8,171           78,862     51,503            923      52,426
   Other expenses
      (income):
      Interest.........   38,977           --         217 (c)       35,768 (e)       74,962     29,723         26,667 (e)  56,390
      Other............      286           --          --                --             286        707             --         707
                        --------     --------    --------         --------         --------   --------        --------   --------
   Income from continuing
      operations before
      provision for
      income taxes.....   29,147        3,756      (1,692)         (27,597)           3,614     21,073        (25,744)     (4,671)

   Provision for
      income taxes.....   14,150        1,502        (626)          (9,383)(f)        5,643     10,300         (8,702)(f)   1,598
                        --------     --------    --------         --------         --------   --------        --------   --------

   Income from
      continuing
      operations....... $ 14,997     $  2,254    $ (1,066)        $(18,214)        $ (2,029)  $ 10,773       $(17,042)   $ (6,269)
                        ========     ========    ========         =========        ========   ========       ========    ========

Other Financial Data:

   EBITDA.............. $101,681      $ 4,466     $     0          $ 8,171         $114,318   $ 74,306       $    923    $ 75,229
   EBITDA margin.......     20.8%          --          --              --              22.4%      21.2%            --        21.4%
   Depreciation and
    amortization....... $ 35,343      $   710      $1,475            $(458)         $37,070    $24,535        $  (343)   $ 24,192
   Capital expenditures   12,950           --          --               --           12,950     11,176             --      11,176
   Ratio of earnings to
    fixed charges......      1.7x          --          --               --              1.5x       1.7x            --          --(g)

Adjustments to reflect the acquisitions of Tri-Seal and Natvar:

     Dollars in thousands

(a) To reflect the operations of Tri-Seal for the period July 3, 1998 through January 24, 1999 and Natvar for the period July 3, 1998 through April 23, 1999 in the year ended July 2, 1999.

(b) To reflect the amortization of goodwill of $17,100 for Natvar and $13,500 for Tri-Seal over a 15-year period.

(c) To reflect additional interest as a result of increased debt to acquire Tri-Seal and Natvar.

Adjustments to reflect the recapitalization and related financings as if they occurred as of the beginning of the periods presented:

                                                                                      Year             Nine Months
                                                                                      Ended               Ended
                                                                                  July 2, 1999       March 31, 2000
                                                                                  ------------       --------------
                                                                                        (Dollars in thousands)
(d)   Adjust executive compensation to reflect new employment contracts
      Eliminated historical compensation.....................................        $(15,271)             $(6,248)
      New contractual compensation...........................................           7,500                5,625
      Eliminate management fee to MST........................................            (400)                (300)
                                                                                    ----------           ----------
                                                                                      $(8,171)               $(923)
                                                                                    ==========           ==========
(e)   Adjustments to interest to reflect new debt
      Elimination of historical interest related to outstanding notes and
      existing term loans....................................................        $(37,317)            $(28,147)

      Elimination of amortization of deferred financing costs related to
      outstanding notes and existing term loans..............................          (2,726)              (2,045)

Interest on new debt as follows:
      Notes ($275 million at 12.75%).........................................          35,063               26,297
      New credit facility ($133.6 million at 9.78% and 244.0
        million at 10.28%)...................................................          38,481               28,861

Amortization of financing fees and expenses..................................           2,267                1,701
                                                                                    ----------           ----------
                                                                                      $35,768              $26,667
                                                                                    ==========           ==========

(f)  Tax benefit at our incremental tax rate of 36%.

Other:

(g) For the nine month period ended March 31, 2000, pro forma fixed charges exceeded earnings before fixed charges by $2,549.

                  Pro Forma Unaudited Condensed Balance Sheet

                                                                                                              Adjusted
                                                  Tekni-Plex                                                Pro Forma at
                                                 at March 31,                          Other                  March 31,
                                                     2000          Proceeds(a)      Adjustments                 2000
                                                 ------------      -----------      -----------             ------------
                                                                      (Dollars in thousands)
Assets
Current:
      Cash.................................          $17,960         $631,833       $(648,343)  (b)(d)(e)         1,450
      Accounts Receivable..................           90,740                                                     90,740
      Inventories..........................          102,019                                                    102,019
      Deferred income taxes................            5,700                                                      5,700
      Prepaid expenses and other current
          assets...........................            8,866                           12,647   (b)(c)(d)        21,513
                                                   ----------       ----------      ----------                ----------
          Total Current Assets.............          225,285          631,833        (635,696)                  221,422
                                                   ----------       ----------      ----------                ----------
Property, plant and equipment..............          134,245                                                    134,245
Intangible assets..........................          197,044                                                    197,044
Deferred financing costs...................           17,495           17,000         (17,125)  (c)              17,370
Deferred income taxes......................            1,139                                                      1,139
Other assets...............................            3,945                                                      3,945
                                                   ----------       ----------      ----------                ----------
          Total assets.....................         $579,153         $648,833       $(652,821)                 $575,165
                                                   ==========       ==========      ==========                ==========
Liabilities and Stockholder's Equity
Current Liabilities:
      Current portion of long term debt....           $6,549           $7,400         $(5,181)  (b)              $8,768
      Line of Credit.......................              375                                                        375
      Accounts payable.....................           29,085                                                     29,085
      Accrued payroll and benefits.........           12,495                                                     12,495
      Accrued interest.....................            6,557                                                      6,557
      Accrued liabilities..................           17,254                                                     17,254
      Income taxes payable.................            4,168                           (4,168)  (b)                  --
                                                   ----------       ----------      ----------                ----------
          Total Current Liabilities........           76,483            7,400          (9,349)                   74,534
                                                   ----------       ----------      ----------                ----------
Long-term debt.............................          437,812          641,433        (432,519)  (b)             646,726
Other liabilities..........................            4,844                                                      4,844
                                                   ----------       ----------      ----------                ----------
          Total Liabilities................          519,139          648,833        (441,868)                  726,104
                                                   ----------       ----------      ----------                ----------
Stockholder's equity:
      Capital stock and additional
        paid-in capital....................           41,075                           47,023   (e)              88,098
      Cumulative currency translation
        adjustment.........................           (4,424)                                                    (4,424)
      Retained earnings....................           23,363                          (38,053)  (b)(c)(d)       (14,690)
      Treasury Stock.......................                                          (219,923)  (f)            (219,923)
                                                   ----------       ----------      ----------                ----------
          Total stockholder's equity.......           60,014               --        (210,953)                 (150,939)
                                                   ----------       ----------      ----------                ----------
Total Liabilities and Stockholders Equity..         $579,153         $648,833       $(652,821)                 $575,165
                                                   ==========       ==========      ==========                ==========

----------
Adjustments to reflect the recapitalization as if it occurred on March 31, 2000 are as follows:

     (Dollars in thousands)

(a) issuance of $271,233 of old notes net of discount of $3,767, $344,000 of new term loans and $33,600 of the new revolver drawn, net of debt issue costs of $17,000;

(b) repayment of the existing credit facility and the outstanding senior subordinated notes, including prepayment penalties of $29,243 net of tax benefit of $10,820;

(c) write-off of existing deferred debt issue costs of $17,125, net of tax benefit of $5,995;

(d)  other costs of the recapitalization of $8,500;

(e)  equity contribution to us by Tekni-Plex Partners; and

(f) purchase of Tekni-Plex common stock held by MST/TP Partners (or its investors) for $219,923.

                   Selected Historical Financial Information

     The following table sets forth our selected historical consolidated financial information, and has been derived from and should be read in conjunction with our audited and unaudited consolidated financial statements, including the notes thereto, which appear elsewhere herein. In our opinion, unaudited interim data reflect all adjustments (consisting solely of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. Results of operations for the unaudited interim periods are not necessarily indicative of the results that may be expected for any other interim or annual period.

                                                         Years Ended                                       Nine Months Ended
                             ------------------------------------------------------------------         ------------------------
                              June 30,      June 28,      June 27,       July 3,       July 2,           April 2,       March 31,
                                1995          1996          1997          1998          1999               1999           2000
                             ---------     ---------     ---------      ---------     ---------         ---------      ---------
                                                                    (Dollars in thousands)
Income Statement Data:
 Net sales................    $44,688       $80,917      $144,736       $309,597      $489,237          $331,827       $351,179
 Cost of goods sold.......     34,941        62,335       107,007        232,499       358,293           242,178        256,682
 Gross profit.............      9,747        18,582        37,729         77,098       130,944            89,649         94,497
 Selling, general and
   administrative
   expense................      4,814        10,339        15,886         39,220        62,534            44,925         42,994
 Income from operations...      4,933         8,243        21,843         37,878        68,410            44,724         51,503
 Interest expense, net....      4,322         5,816         8,094         19,682        38,977            28,866         29,723
 Other expense............        234           469           646            415           286               661            707
 Pre-tax income before
   extraordinary item.....        377         1,958        13,103         17,781        29,147            15,197         21,073
 Income tax provision.....        211           982         4,675          9,112        14,150             7,300         10,300
 Income before
   extraordinary item.....        166           976         8,428          8,669        14,997             7,897         10,773
 Net income (loss)........       $166          $976      $(12,238)        $8,669       $14,997            $7,987        $10,773
Other Financial Data:
 EBITDA...................     $7,922       $14,157       $30,221        $54,479      $101,681           $67,535        $74,306
 EBITDA margin............       17.7%         17.5%         20.9%          17.6%         20.8%             20.3%          21.2%
 Depreciation and
   amortization...........     $3,462        $6,821        $9,551        $17,249       $35,343           $24,966        $24,535
 Capital expenditures.....        614         2,275         3,934          7,283        12,950             9,976         11,176
Ratios:
 Ratio of earnings to
   fixed charges..........       1.1x          1.3x          2.6x           1.9x          1.7x              1.5x           1.7x
 Ratio of EBITDA to
   interest expense.......       1.8x          2.4x          3.7x           2.8x          2.6x              2.3x           2.4x
 Total debt to EBITDA.....       4.4x          5.0x          2.5x           7.4x          4.1x                --             --
Balance Sheet Data (End of
 Period):
 Working capital..........     $3,173       $11,660       $25,950        $84,897      $101,445          $114,796       $148,802
 Total assets                  53,415       121,770       129,029        539,279       559,436           545,289        579,153
 Total debt (including
   current portion).......     35,004        70,436        75,000        401,905       416,394           421,422        444,736
 Stockholders' equity.....     11,687        24,162        30,397         38,673        52,297            46,137         60,014


     The foregoing results of operations reflects results of PureTec Corporation from March 3, 1998, the date we acquired it.

     Net loss for the year ended June 27, 1997 includes an extraordinary loss comprised of (i) a prepayment penalty of $1.2 million and the write-off of deferred financing costs and debt discounts of $3.4 million, net of the combined tax benefit of $1.8 million, in connection with the early repayment of debt and (ii) a loss of $17.8 million on the repurchase of redeemable warrants.

     EBITDA is defined as net income before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity. In addition, this measure of EBITDA may not be comparable to similar measures reported by other companies. EBITDA margin is calculated as the ratio of EBITDA to net sales for the period.

     For the purposes of the ratio of earnings to fixed charges, (i) earnings are calculated as our earnings before income taxes, extraordinary item and fixed charges and (ii) fixed charges include interest on all indebtedness and amortization of deferred financing costs.

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations


Results of Operations

     You should read the following discussion and analysis in conjunction with the "Selected Historical Financial Information" and the Financial Statements included elsewhere in this prospectus. The table below sets forth, for the periods indicated, selected operating data as a percentage of net sales.


                         Selected Financial Information
                           (Percentage of net sales)


                                                        Years Ended                                    Nine Months Ended
                                     -------------------------------------------------         ---------------------------------
                                     June 27, 1997      July 3, 1998      July 2, 1999         April 2, 1999      March 31, 2000
                                     -------------      ------------      ------------         -------------      --------------
Net sales........................          100.0%            100.0%            100.0%                100.0%              100.0%
Cost of sales....................           73.9              75.1              73.2                  73.0                73.1
Gross profit.....................           26.1              24.9              26.8                  27.0                26.9
Selling, general and
      administrative expenses....           11.0              12.7              12.8                  13.5                12.2
Income from operations...........           15.1              12.2              14.0                  13.5                14.7
Interest expense.................            5.6               6.4               8.0                   8.7                 8.5
Provision for income taxes.......            3.2               2.9               2.9                   2.2                 2.9
Income before extraordinary item.            5.8               2.8               3.1                   2.4                 3.1
Extraordinary item (loss)........          (14.3)             --                --                    --                  --
Net income (loss)................           (8.5)              2.8               3.1                   2.4                 3.1
Depreciation and amortization....            6.6               5.6               7.2                   7.5                 7.0
EBITDA...........................           20.9              17.6              20.8                  20.3                21.2


     EBITDA is defined as net income before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity. In addition, this measure of EBITDA may not be comparable to similar measures reported by other companies. EBITDA margin is calculated as the ratio of EBITDA to net sales for the period.

Nine Months Ended March 31, 2000 Compared to Nine Months Ended April 2, 1999

     Net sales increased to $351.2 million for the nine months ended March 31, 2000 from $331.8 million for the nine months ended April 2, 1999. This represents an increase of $19.4 million or 5.8%. The increase was due primarily to the acquisition of Tri-Seal in January 1999 and Natvar in April 1999, and growth in the Consumer, Healthcare and Food business segments. The increase from these factors was partially offset by actions related to the restructuring of acquired operations such as the elimination in fiscal 2000 of low-margin sales in certain acquired businesses.

     Cost of sales increased to $256.7 million for the nine months ended March 31, 2000 from $242.2 million for the nine months ended April 2, 1999. Expressed as a percentage of net sales, cost of sales was stable at 73.1% for the nine months ended March 31, 2000 versus 73.0% for the first nine months ended April 2, 1999. The primary cause of the increase was higher raw materials costs in the nine months ended March 31, 2000 from the nine months ended April 2, 1999, offset by improved operating efficiencies and price increases.

     Gross profit, as a result, increased to $94.5 million for the nine months ended March 31, 2000 from $89.6 million for the nine months ended April 2, 1999. The ratio of gross profit to net sales remained stable at 26.9% of net sales for the nine months ended March 31, 2000 compared with 27.0% for the nine months ended April 2, 1999.

     Selling, general and administrative expenses declined to $43.0 million for the nine months ended March 31, 2000 from $44.9 million for the nine months ended April 2, 1999. As a ratio to net sales, selling, general and administrative expense declined to 12.2% for the nine months ended March 31, 2000 from 13.5% for the nine months ended April 2, 1999 due to higher sales for the current period and efficiencies realized from integration of the Tri-Seal and Natvar operations.

     Operating profit increased to $51.5 million or 14.7% of net sales for the nine months ended March 31, 2000 from $44.7 million or 13.5% of net sales for the nine months ended April 2, 1999 for the reasons discussed above.

     Interest expense increased to $29.7 million or 8.5% of net sales for the nine months ended March 31, 2000 from $28.9 million or 8.7% of net sales for the same period in the prior year due primarily to an increase in the revolving line of credit incurred to acquire Tri-Seal and Natvar and to higher interest rates.

     Provision for income taxes increased to $10.3 million or 2.9% of net sales for the nine months ended March 31, 2000 from $7.3 million or 2.2% of net sales for the same period in the prior year. Our effective tax rate was 48.9% for the nine months ended March 31, 2000 compared to 48.0% for the same period in the prior year.

     Net income increased to $10.8 million or 3.1% of net sales for the nine months ended March 31, 2000 from $7.9 million or 2.4% of net sales for the same period in the prior year for the reasons discussed above.

     Depreciation and amortization remained relatively constant at $24.5 million for the nine months ended March 31, 2000 versus $25.0 million for the nine months ended April 2, 1999. Expressed as a percentage of net sales, depreciation and amortization decreased to 7.0% for the nine months ended March 31, 2000 from 7.5% for the same period in 1999. The decrease in depreciation and amortization as a percentage of net sales was due to the increase in sales.

     EBITDA increased to $74.3 million or 21.2% of net sales for the nine months ended March 31, 2000 from $67.5 million or 20.3% of net sales for the same period in 1999 for the same reasons discussed above.

Year Ended July 2, 1999 Compared to Year Ended July 3, 1998

     Net sales for the year ended July 2, 1999 were $489.2 million, a 58.0% increase over net sales of $309.6 million for the year ended July 3, 1998. The increase was due primarily to our acquisition of PureTec in March 1998, and, to a lesser extent, our acquisition of Tri-Seal in January 1999 and Natvar in April 1999. The year-over-year change related to the impact of these acquisitions amounted to $184.4 million. This increase was partially offset by the elimination in fiscal 1999 of certain low-margin sales related to the restructuring of acquired operations.

     Cost of sales increased to $358.3 million for the year ended July 2, 1999, of which the acquired operations discussed above accounted for $121.3 million of such increase, from $232.5 million for the same period in 1998. Expressed as a percentage of net sales, cost of sales improved to 73.2% for the year ended July 2, 1999 from 75.1% for the same period in 1998. The decline in cost of sales as a percentage of net sales was due primarily to increased operating efficiencies with our purchase of PureTec and lower raw materials costs.

     Gross profit, as a result, increased to $130.9 million or 26.8% of net sales for the year ended July 2, 1999, from $77.1 million or 24.9% of net sales for the same period in 1998.

     Selling, general and administrative expenses increased to $62.5 million or 12.8% of net sales for the year ended July 2, 1999, from $39.2 million or 12.7% of net sales for the same period in 1998. Selling, general and administrative expenses increased in proportion to net sales because of acquired operations and related compensation increases.

     Income from operations increased to $68.4 million or 14.0% of net sales for the year ended July 2, 1999, from $37.9 million or 12.2% of net sales for the same period in 1998, for the reasons stated above.

     Interest expense increased to $39.0 million or 8.0% of net sales for the year ended July 2, 1999, from $19.7 million or 6.4% of net sales for the same period in 1998 due primarily to an issuance of new bonds and additional borrowings under our amended credit facilities to acquire PureTec. We also borrowed under our revolving line of credit in fiscal 1999 to fund the purchases of Tri-Seal and Natvar.

     Provision for income taxes increased to $14.2 million or 2.9% of net sales for the year ended July 2, 1999, from $9.1 million or 2.9% of net sales for the same period in 1998. Our effective tax rate was 48.5% for the year ended July 2, 1999 compared to 51.2% for the same period in 1998. The decrease was primarily the result of the use of tax carryover credits.

     Net income increased to $15.0 million or 3.1% of net sales for the year ended July 2, 1999 from $8.7 million or 2.8% of net sales for the same period in 1998, for the reasons discussed above.

     Depreciation and Amortization increased to $35.3 million for the year ended July 2, 1999 from $17.2 million for the year ended July 3, 1998. Expressed as a percentage of net sales, depreciation and amortization increased to 7.2% for the year ended July 2, 1999 from 5.6% for the same period in 1998. The increase in depreciation and amortization as a percentage of net sales was due to the effect of the full year of the PureTec acquisition and the acquisitions of Natvar and Tri-Seal during 1999.

     EBITDA increased to $101.7 million or 20.8% of net sales for the year ended July 2, 1999 from $54.5 million or 17.6% of net sales or the same period in 1998, for the same reasons discussed above.

Year Ended July 3, 1998 Compared to Year Ended June 27, 1997

     Net sales increased to $309.6 million for the year ended July 3, 1998, representing an increase of $164.9 million or 114.0% over net sales of $144.7 million for the year ended June 27, 1997. The increase in net sales was primarily attributable to our acquisition of PureTec in March 1998, which amounted to $154.1 million, and to a lesser extent the increased demand for our healthcare packaging products.

     Cost of sales increased to $232.5 million for the fiscal year 1998, of which PureTec operations accounted for $118.4 million of the increase, from $107.0 million for the fiscal year 1997. Expressed as a percentage of net sales, cost of goods sold increased to 75.1% for the fiscal year 1998 from 73.9% for the fiscal year 1997. The increase in cost of goods sold as a percentage of net sales was due primarily to the different sales mix associated with the purchase of PureTec.

     Gross profit, as a result, increased to $77.1 million or 24.9% of net sales in fiscal year 1998 from $37.7 million or 26.1% of net sales in fiscal year 1997.

     Selling, general and administrative expenses increased to $39.2 million or 12.7% of net sales for the fiscal year 1998 from $15.9 million or 11.0% of net sales for the fiscal year 1997. Selling, general and administrative expenses increased as a percentage of net sales due primarily to our acquisition of PureTec and related compensation increases, as well as increased administrative costs and higher selling expenses associated with the global expansion of our healthcare packaging products.

     Income from operations increased to $37.9 million or 12.2% of net sales in fiscal year 1998 from $21.8 million or 15.1% of net sales for the same period in 1997, for the reasons stated above.

     Interest expense increased to $19.7 million or 6.4% of net sales in fiscal year 1998, from $8.1 million or 5.6% of net sales in fiscal year 1997 due primarily to an issuance of new bonds and notes to acquire PureTec.

     Provision for income taxes increased to $9.1 million or 2.9% of net sales for the fiscal year 1998, from $4.7 million or 3.2% for the same period in 1997. Our effective tax rate was 51% for the fiscal year 1998 compared to 36% for the same period in 1997. The increase between periods is due primarily to non-deductible amortization.

     Net income increased to $8.7 million or 2.8% of net sales in fiscal year 1998 from $8.4 million or 5.8% of net sales in fiscal year 1997, for the reasons discussed above.

     Depreciation and Amortization increased to $17.2 million for the year ended July 3, 1998 from $9.6 million for the year ended June 27, 1997. Expressed as a percentage of net sales, depreciation and amortization decreased to 5.6% for the year ended July 3, 1998 from 6.6% for the same period in 1997. The decrease in depreciation and amortization as a percentage of net sales was due to the acquisition of PureTec offset by the increase in net sales.

     EBITDA increased to $54.5 million or 17.6% of net sales for the year ended July 3, 1998, from $30.2 million or 20.9% of net sales for the same period in 1997 for the same reasons discussed above.

Liquidity and Capital Resources

     For the nine months ended March 31, 2000, net cash used by operating activities was $20.6 million compared to $11.1 million for the same period in the prior year for an increased usage of $9.4 million. The increase was due to higher inventories in Consumer Packaging and Products to accommodate a higher sales level in that business segment, and a reduction in accrued expenses and liabilities. Various year-over-year changes in operating assets, accrued expenses, and liabilities are generally due to offsetting timing differences.

     Working capital at March 31, 2000 was $148.8 million compared to $101.4 million at July 2, 1999. The increase was due primarily to normal seasonal inventory requirements in Consumer Packaging and Products and to support an increased level of sales in that business segment. Approximately 75% of the annual sales in garden hose, is the largest business unit in that segment, normally occur in the spring and early summer months.

     As of March 31, 2000, we had an outstanding balance of $54.0 million under the $90.0 million revolving credit line of the existing credit facility. This was an increase of $32.0 million from the outstanding balance as of July 2, 1999, and was due primarily to normal seasonal requirements of our Consumer Packaging and Products business segment.

     The aggregate amount of funds required to be paid by us for the recapitalization was $684.7 million. The financing for the recapitalization was provided by the offering of the old notes, the new credit facility and the equity contribution to us by Tekni-Plex Partners. See "Recapitalization-- Recapitalization Sources and Use of Funds" for a more detailed description of the sources and uses for funds in connection with the recapitalization.

     In April 1997, we issued $75.0 million aggregate principal amount of 11 1/4% notes, and in February 1998, we issued $200.0 million aggregate principal amount of 9 1/4% notes. As part of the recapitalization, we purchased all of the outstanding 9 1/4% notes and 99.97% of the outstanding principal amount of the 11 1/4% notes.

     In addition, as part of the recapitalization, we entered into a new credit facility consisting of a $100.0 million A term loan maturing in 2006, a $244.0 million B term loan maturing in 2008 and a $100.0 million revolving credit facility maturing in 2006. The new revolving credit facility replaced our $90.0 million existing revolving credit facility. As of March 31, 2000 and July 2, 1999, there were outstanding balances of $54.0 million and $22.0 million, respectively, under the existing credit facility. Borrowings under the term loan will be subject to annual amortization, payable in quarterly installments.

     As of June 16, 2000, there was $82 million undrawn and available under the new revolving credit facility to fund ongoing general corporate and working capital requirements. In addition, as part of the recapitalization, our new equity investors agreed to contribute to Tekni-Plex Partners $269.6 million in the aggregate, of which $167 million has been contributed and used to purchase the interests of certain previous Tekni-Plex investors. Tekni-Plex Management, the managing member of Tekni-Plex Partners, may for at least five years call upon the remainder of the commitment, $102.6 million, for our future use for general corporate purposes, including acquisitions.

     Apart from acquisitions, our principal uses of cash will be debt service, capital expenditures and working capital requirements. Our capital expenditures for the nine months ended March 31, 2000 and April 2, 1999 were $11.2 million and $10.0 million, respectively. We expect that annual capital expenditures will increase somewhat from historical levels during the next few years as we make improvements in the recently acquired operations.

     Management believes that cash generated from operations plus funds from the new credit facility will be sufficient to meet our expected debt service requirements, planned capital expenditures and operating needs. However, we cannot assure you that sufficient funds will be available from operations or borrowings under the new credit facility to meet our anticipated cash needs. To the extent we pursue future acquisitions, we may be required to obtain additional financing. We cannot assure you that we will be able to obtain such financing in amounts and on terms acceptable to us. The terms of the notes and the new credit facility each include various covenants that limit our ability to incur additional debt.

New Accounting Pronouncements

     In June 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" was issued. SFAS 133, as amended by SFAS 137, is effective for our 2001 fiscal year. SFAS 133 does not apply to us since we do not currently have hedging activities.

Effects of Inflation

     During fiscal year 2000, we have contended with rising raw material prices. We believe we have generally been able to offset the effects thereof through continuing improvements in operating efficiencies and by increasing prices to our customers to the extent permitted by competitive factors. However, we cannot assure you that such cost increases can be passed through to our customers in the future or that the effects can be offset by further improvements in operating efficiencies.

                                   Business

Overview

     We are a global, diversified manufacturer of packaging products and materials for the healthcare, consumer and food packaging industries. We have built a leadership position in our core markets and focus on vertically integrated production of highly specialized products. Our operations are aligned under four primary business groups: Healthcare Packaging, Products and Materials; Consumer Packaging and Products; Food Packaging; and Specialty Resins and Compounds. Our end market and product line diversity has the effect of reducing our overall risk related to any single product or customer.

Company History

     We were founded as a Delaware corporation in 1967 to acquire the General Felt Products division of Standard Packaging Corporation. At that time, we were located in Brooklyn, New York, where we produced laminated closure (cap) liners primarily for the pharmaceutical and food industries. Over the years, we have built a reputation for solving difficult packaging problems and providing customers with high quality, advanced packaging materials. In 1970, we built an additional manufacturing facility in Somerville, New Jersey, diversifying into the business of producing polystyrene foam trays for the poultry processing industry. The Somerville facility serves as our current headquarters.

     In March 1994, Tekni-Plex was acquired by Dr. F. Patrick Smith and MST/TP Partners, our controlling shareholder before the recapitalization. Dr. Smith was elected Chief Executive Officer. In April 1994, Kenneth W.R. Baker was appointed Chief Operating Officer. At that time, our principal product lines consisted of clear, high-barrier laminations for pharmaceutical blister packaging (which we refer to as clear blister packaging); closure liners, primarily for pharmaceutical end-uses; and foam processor trays primarily for the poultry industry.

     In December 1995, Tekni-Plex acquired the Flemington, New Jersey, plant and business of Hargro Flexible Packaging Corporation. The Flemington plant utilizes lamination and coating technology to produce packaging materials primarily for pharmaceutical products such as transdermal patches, sutures, iodine and alcohol swabs, aspirin and other physician samples. We relocated the Brooklyn equipment, personnel and business into the Flemington facility during 1996. The synergistic result of having complementary technologies in one location created a combined operation with considerably higher efficiencies and lower costs than the sum of the stand-alone operations.

     In February 1996, we expanded our food packaging business by completing our acquisition of Dolco Packaging Corp., a publicly-traded $81 million foam products company that was nearly twice the size of Tekni-Plex at the time. Dolco had been in the business of producing foam packaging products since the 1960s and had attained the leading share of foam egg carton sales in the United States. The Dolco acquisition also solidified our position as a leading supplier of foam processor trays. In August 1997, Dolco, which was then a wholly owned subsidiary of Tekni-Plex, was merged into Tekni-Plex.

     In July 1997, we acquired the business and operating facility of PurePlast Inc. of Cambridge, Ontario, Canada. PurePlast produced calendered polyvinyl chloride (vinyl) sheet primarily for food and electronics packaging applications. Following the acquisition, we developed proprietary formulations of vinyl sheet for vertical integration into our clear blister packaging business and for sale directly to our global pharmaceutical customers.

     In March 1998, we acquired PureTec Corporation, a publicly-traded company with annual sales of $315 million. PureTec is a leading manufacturer of plastic packaging, products and materials primarily for the healthcare and consumer markets. PureTec enjoys leading market positions in its core products, including garden and irrigation hose, precision tubing and gaskets primarily for the packaging industry, vinyl medical tubing, and vinyl compounds for the production of medical devices. PureTec is a wholly-owned subsidiary of Tekni-Plex.

     In January 1999, we acquired substantially all the assets of Tri-Seal, a leader in sophisticated extruded and co-extruded capliners and seals. The Tri-Seal operations have been integrated with our closure liner business.

     In April 1999, we acquired substantially all the assets of Natvar, a producer of disposable medical tubing. As with Tri-Seal, the Natvar acquisition was intended to strengthen our existing core business lines and expand product offerings. The Natvar operation has been integrated into our medical tubing business.

Competitive Strengths

     We believe that our competitive strengths include:

     o Strong customer relationships. We have long-standing relationships with many of our customers. We estimate the average tenure among our ten largest customers at more than 16 years. We attribute our long-term customer relationships to our ability consistently to manufacture high quality products and to provide a superior level of customer service. We routinely win customer awards for our superior products and customer service and have recently been recognized for supplier excellence by 3M Pharmaceuticals, Pfizer, Eli Lilly, Boston Scientific, Kraft Foods and Perdue Farms, among others.

     o Strong market positions in core businesses. We have a strong market presence in our core product lines. The following table shows what we believe to be our market position in the U.S. in each core product line:

               Product                                        Market Position
               -------                                        ---------------
               Medical device materials...................            1
               Vinyl medical tubing.......................            1
               Clear, high barrier blister packaging......            1
               Closure liners.............................            1
               Garden and irrigation hose.................            1
               Precision tubing and gaskets...............            1
               Foam egg cartons...........................            1
               Foam processor trays.......................            2

     o Experienced management team. Our management team has been successful in selecting and integrating strategic acquisitions as well as improving underlying business fundamentals. After significantly improving the business of Tekni-Plex following our 1994 acquisition, management successfully integrated both the Flemington and Dolco operations during 1996, the latter being a public company then nearly twice our size. During the same period, the Brooklyn and Flemington operations were also successfully merged. In 1997, we acquired and integrated the PurePlast operations. In 1998 we acquired PureTec, a public company then more than twice our size. In 1999, we acquired and integrated the assets and business of Tri-Seal and Natvar. Management has substantially improved the operating margins of each of these acquisitions. Members of our management team have integrated acquisitions, effected turnarounds, provided strategic direction and leadership, increased sales and market share, improved manufacturing efficiencies and productivity, and developed new technologies to enhance the competitive strengths of the companies they have managed.

     o Cost efficient producer. We continually focus on improving underlying operations and reducing costs. Since the 1994 acquisition, current management has improved our cost structure from an EBITDA margin of 8.5% with EBITDA of $3.8 million on sales of $44.9 million for the 12 months ended December 31, 1993 to an EBITDA margin of 21.2% with EBITDA of $107.7 million on sales of $508.6 million for the trailing 12 months ended March 31, 2000. Our six acquisitions in the last four years have provided significant opportunities to realize cost savings and synergies in the combined businesses through the sharing of complementary technologies and manufacturing techniques, as well as economies of scale including the purchase of raw materials.

     o Producer of high quality, technically sophisticated products. We believe, based upon our knowledge and experience in the industry, that we have a long-standing reputation as a manufacturer of high quality, high performance products, materials and primary packaging (where the packaging material comes into direct contact with the end product). Our emphasis on quality is evidenced by our product lines which address the more technically sophisticated areas of their respective markets.

     o Strong equity sponsorship. As a result of the recapitalization, we have obtained a strong equity commitment from investors. As part of the recapitalization, new investors agreed to contribute $269.6 million in the aggregate to Tekni-Plex Partners, of which $167 million has been contributed and used to redeem the interests of certain previous Tekni-Plex investors. The remainder ($102.6 million) will remain available for at least five years after the recapitalization to be used for our general corporate purposes, including acquisitions. We believe that these equity commitments will provide us with significant flexibility to take advantage of business opportunities as they arise. In connection with the recapitalization, all members of our current management maintained their entire equity investment, which had an implied aggregate value of approximately $96 million.

Business Strategy

     We seek to maximize our profitability and growth and take advantage of our competitive strengths by pursuing the following business strategy:

     o Ongoing cost reduction through technical process improvement. We have an ongoing program to improve manufacturing and other processes in order to drive down costs. Examples of cost improvement programs include:

          o material and energy conservation through enhanced process controls and advanced product design;

          o reduction in machine set-up time through the use of proprietary technology;

          o    continual product line rationalization; and

          o    development of backward and forward integration opportunities.

     o Internal growth through product line extension and improvement. We continually seek to improve and extend our product lines and leverage our existing technological capabilities in order to increase market share in existing markets, effectively penetrate new markets and improve profitability. Our strategy is to emphasize our expertise in providing packaging, products and materials with specific high performance characteristics through the development of various unique proprietary materials and proprietary manufacturing process techniques.

     o Growth through international expansion. We believe that there is significant opportunity to expand our international sales, which currently represent approximately 9% of our total revenues. At present, we have manufacturing operations in Canada, the United Kingdom, Belgium and Italy. We have recently added regional sales offices in Belgium, Germany and Singapore to our existing offices in Canada, Italy and the United Kingdom, and plan to open a South American sales and distribution facility in Argentina in the fourth quarter of this year. We have also recently entered into manufacturing liaisons in Italy and Germany which supplement our existing liaisons in Switzerland and the Philippines. In addition, we have recently added sales representatives in Peru and throughout Central America to our existing representatives in Australia, China (including Hong Kong), Italy, Malaysia, Singapore, Thailand, Taiwan, South Africa, Argentina, Chile, Brazil and Mexico. We also have a licensee in Japan. We believe that our growing international presence will generate an increase in our sales.

     o Growth through acquisitions. We will continue to pursue acquisitions selectively when the opportunity arises. Our objective is to pursue acquisitions that provide us with the opportunity to gain economies of scale and reduce costs through, among other things, technology sharing and synergistic cost reduction.

Products

     Healthcare Packaging, Products and Materials

     The Healthcare Packaging, Products and Materials segment of our business had revenues of $154 million (30% of total revenues) for the 12 months ended March 31, 2000.

     Pharmaceutical Packaging

     Our pharmaceutical packaging product line includes flexible, semi-rigid, and rigid packaging films, coated films, co-extrusions, and laminations.

     We believe that we are the market leader in the U.S. for clear, high-barrier blister packaging. These packaging materials are used for fast-acting pharmaceuticals that are generally highly reactive to moisture. High-barrier blister packaging is primarily used to protect drugs from moisture vapor infiltration or desiccation. Blister packaging is the preferred packaging form when dispenser handling can affect shelf life or drug efficacy, or when unit dose packaging is needed. Unit dose packaging is being used to improve patient compliance with regard to dosage regimen, and has been identified as the packaging form of choice in addressing child safety aspects of drug packaging. The advantages of clear blisters, as opposed to opaque foil-based materials manufactured by various competitors, include the ability to inspect visually the contents of the blister and to present the product with maximum confidence.

     We believe the flexible and semi-rigid packaging segment of the pharmaceutical packaging industry is growing at a faster rate than the non-plastics segments because of the generally lower package cost and broader range of functional characteristics of plastic packaging. As a result, the technologies used to manufacture plastic packaging materials continue to develop at a faster pace than those used in the more mature paper, glass and metal products.

     Our clear blister packaging is sold to major pharmaceutical companies (or their designated contract packagers). We market our full pharmaceutical product line directly on a worldwide basis and have assembled a global network of sales and marketing personnel on six continents.

     In the clear blister packaging market, we have two principal competitors worldwide with resources equal to or greater than ours. However, we believe that neither of these competitors has the breadth of product offering to match ours and that this differentiation is significant as viewed by the pharmaceutical industry. Also, the high manufacturing and audit compliance standards imposed by the pharmaceutical companies on their suppliers provide a significant barrier to the entry of new competitors. Entry barriers also arise due to the stringent approval process required by pharmaceutical companies. Since approval requires that the drug be tested while packaged in the same packaging materials intended for commercial use, changing materials after approval risks renewed scrutiny by the FDA. The packaging materials for pharmaceutical applications also require special documentation of material sources and uses within the manufacturing process as well as heightened quality assurance measures.

     Closure Liners

     Tekni-Plex is also the leading producer of sophisticated extruded, co-extruded and laminated cap-liners and seals, known as closure liners, for glass and plastic bottles. Closure liners perfect the seal between a container and its closure, for example, between a bottle and its cap. The liner material has become an integral part of the container/closure package. Without the gasketing effect of the liner, most container/ closure packages would not be secure enough to protect the contents from contamination or loss of product efficacy.

     We sell these products through our direct sales force primarily to packagers of pharmaceutical, healthcare and food products. We have two principal competitors in North America but also compete with several smaller companies having substantially smaller market shares. However, as a result of the Tri-Seal acquisition, we believe that we offer the widest range of liner materials in the industry. We remain competitive by focusing on product quality and performance and prompt delivery.

     Medical Tubing

     We are the leading non-captive supplier of vinyl medical tubing in North America and Europe. We specialize in high-quality, close tolerance tubing for various surgical procedures and related medical applications. These applications include intravenous ("IV") therapy, hemodialysis therapy, cardio-vascular procedures such as coronary bypass surgery, suction and aspiration products, and urinary drainage and catheter products. New medical tubing products we have developed include microbore tubing and silicone substitute formulations. Microbore tubing can be used to regulate the delivery of critical intravenous fluids without the need for more expensive drip control devices. Medical professionals can precisely control the drug delivery speed simply by selecting the proper (color-coded) diameter tube, thereby improving accuracy and reducing cost. More importantly, as home healthcare trends continue, the use of microbore tubing will help eliminate critical dosage errors on the part of the non-professional caregiver or the patient.

     Medical tubing is sold primarily to manufacturers of medical devices that are packaged specifically for such procedures and applications. These products are sold through direct salespeople. We remain competitive by focusing on product quality and performance and prompt delivery.

     We manufacture medical tubing using proprietary plastic extrusion processes. The primary raw materials are proprietary compounds, which we produce. As a result of the Natvar acquisition, we believe that we are the largest third-party supplier of disposable medical tubing in North America.

     Medical Device Materials

     We believe that we are the leading non-captive producer of high quality vinyl compounds for use in the medical industry. Our chemists work closely with customers to develop compounds that address their specific requirements. Through this custom work, we have introduced a number of breakthroughs to the medical device industry by developing formulations with unique physical characteristics. For example, we have recently developed a new family of flexible vinyl compounds designed to replace silicone rubber in a variety of medical tubing and commercial applications.

     These medical-grade materials are sold to leading manufacturers of medical devices and equipment. They are also sold to producers of tubing and, to some extent, to producers of closures for the food and beverage industry. We sell these compounds in worldwide markets directly through our salespeople.

     The market for medical-grade vinyl compounds is highly specialized, and we have two smaller, but significant competitors. For more than 30 years, we have been supplying these specialized vinyl compounds for FDA-regulated applications. We believe that we compete effectively based on product quality, performance and prompt delivery.

     Consumer Packaging and Products

     The Consumer Packaging and Products segment of our business had revenues of $192 million (38% of total revenues) for the 12 months ended March 31, 2000.

     Precision Tubing and Gaskets

     Our precision tubing and gaskets product lines consist of products we sell primarily to manufacturers of aerosol valves, dispenser pumps and writing instruments. Sales to the aerosol valve and dispenser pump industries consist primarily of dip tubes, which transmit the contents of a dispenser can to the nozzle, and specialized molded or punched rubber-based valve gaskets that serve to control the release of the product from the container. Writing instrument products include pen barrels and ink tubing as well as ink reservoirs for felt-tip pens.

     The precision tubing products are manufactured at extremely high speeds while holding to precise tolerances. The process enhancements that allow simultaneous high speed and precision are proprietary to us. The precision gasket products, which we have manufactured for over 50 years, are produced using proprietary formulations. These formulations are designed to provide consistent functional performance throughout the entire shelf life of the product by incorporating chemical resistance characteristics appropriate to the fluid being packaged. For example, we have developed unique formulations that virtually eliminate contamination of the products packaged in spray dispensers. This has greatly expanded the use of these dispensers for personal hygiene products, foods and fragrances. We have also developed proprietary methods for achieving extremely accurate thickness control, superior surface finish and the elimination of internal imperfections prevalent in other processing methods.

     Precision tubing products are sold throughout the United States and Europe, as well as selected worldwide markets. Sales are made through our direct sales force. We believe that we are the leading precision tubing extruder in North America and the leading supplier of aerosol valve and dispenser pump gaskets worldwide.

     We are the single-source supplier to much of the industry. The principal competitive pressure in the precision tubing product line is the possibility of customers switching to internal production, or vertical integration. To counteract this possibility, we focus on product quality, cost reduction, prompt delivery, technical service and innovation.

     Garden and Irrigation Hose Products

     We believe that we are the leading producer of garden hose in the United States. We have produced garden hose products for 50 years, and produce its primary components internally, including proprietary material formulations and brass couplings. Innovations have included the patented Colorite(R) Evenflow(R) design and ultra high quality product lines that utilize medical-grade plastics. We also manufacture specialty hose products such as air hose and irrigator "soaker hose."

     We sell these products primarily through our direct salespeople and also through independent representatives. Both private label and brand-name products are sold to the retail market, primarily to home centers, hardware cooperatives, food, automotive, drug and mass merchandising chains and catalog companies throughout the United States and Canada. Our customers include some of the fastest growing and the most widely respected retail chains in North America. Our market strategy is to provide a complete line of innovative, high-quality products along with superior customer service.

     The garden hose business is highly seasonal, with approximately 75% of sales occurring in the spring and early summer months. This seasonality tends to have an impact on our financial results from quarter to quarter.

     Food Packaging

     The Food Packaging segment of our business had revenues of $104 million (21% of total revenues) for the 12 months ended March 31, 2000.

     The Food Packaging group produces primarily thermoformed foam polystyrene packaging products such as egg cartons and processor trays for the poultry and meat industries. We believe that we are the leading manufacturer of foam egg cartons in the United States. We are also a leading supplier of processor trays to the poultry industry.

     Thermoformed foam polystyrene packaging has been the material of choice for food packaging cartons and trays for many years. In terms of economic and functional characteristics, foamed polystyrene products offer a combination of high strength, minimum material content and superior moisture barrier performance. Foamed polystyrene products also offer greater dimensional consistency that enhances the high speed mechanical feeding of cartons and trays into automated package filling operations. We sell these products through our direct sales force.

     Within the polystyrene foam processor tray market, we compete principally with two large competitors, both of which have significantly greater financial resources than ours and who, together, control the largest share of this market. In the egg packaging market, our primary competitor manufactures pulp-based egg cartons. We believe that we compete effectively based on product quality and performance and prompt delivery. Our customer base includes most of the domestic egg packagers (including those owned by egg retailers) and many prominent poultry processors.

     Speciality Resins and Compounds

     The Specialty Resins and Compounds segment of our business had revenues of $58 million (11% of total revenues) for the 12 months ended March 31, 2000.

     Tekni-Plex manufactures specialty vinyl resins, with an annual production capacity of approximately 100 million pounds. We employ specialized technology to produce dispersion, blending, and copolymer suspension resins for use by suppliers to a variety of industries, including floor covering, automotive sealants, medical products and adhesives, coil coatings, plastisol compounding and vinyl packaging.

     We sell these products through our direct sales force as well as through independent sales representatives. We compete with a number of large chemical companies offering a greater breadth of products. However, we believe that we are building a relatively unique position in the specialty resins market by offering customized products for niche markets that the larger commodity producers do not serve. We provide individual customer service and the highest standards of quality.

Sales, Marketing and Customers

     Excluding customer service representatives, as of March 31, 2000, we had a total of 56 direct sales and marketing personnel covering both our domestic and international businesses. There were also 153 commissioned independent sales representatives (not direct employees of Tekni-Plex) providing additional coverage.

     We estimate the average tenure among our ten largest customers at more than 16 years. Overall customer concentration is low with the largest single customer, Wal-Mart, accounting for less than 11% of total sales and the top ten customers generating less than 33% of sales for the 12 months ended March 31, 2000.

Manufacturing

     As of March 31, 2000 we had 32 strategically located manufacturing facilities throughout North America and Europe, totaling over 3,000,000 square feet of floor space. In addition, we are in the process of expanding several of our facilities for a total addition of over 60,000 square feet.

     We utilize many proprietary material formulations throughout our operations. These formulations provide superior processing and end-product performance characteristics, giving us a competitive edge across many of our businesses. Typically, these proprietary material formulations are protected by trade secret, as opposed to patents which, we believe would be a less effective approach to maintaining our competitive edge.

     We utilize many proprietary, highly efficient manufacturing processes, developed by our own process engineering staffs throughout our operations. These processes allow us to make products with superior dimensional tolerances at higher speeds with lower waste factors than our competitors.

     Our various business units share technological information regarding process and material formulation improvements routinely, and actively seek new synergistic applications for newly developed technologies throughout our company.

Raw Materials

     We purchase raw materials from several sources that differ for each product line. We use commodity petrochemicals, primarily polyvinyl chloride, polystyrene, vinyl chloride monomer, polypropylene and polyethylene. All of these materials are widely available from numerous sources and we currently purchase them from multiple suppliers. This diversity of raw material suppliers, as well as the availability of alternative suppliers, has the effect of reducing our overall risk related to any one supplier. The single exception is Aclar(R), a key raw material used in manufacturing our clear blister packaging materials. We currently have a long-term supply contract for Aclar(R) with Honeywell, the sole manufacturer and supplier of Aclar(R). To the extent that our supply of this raw material is hindered, we would substitute alternative materials. There has never been a significant disruption of the supply of this material in our 32 years of manufacturing this product line.

     In the past we have generally been able to pass on raw materials cost increases to customers on a relatively timely basis. The exception has been garden hose products, the prices for which are typically set annually in advance of each season. To the extent that raw material costs increase more than anticipated, these additional costs generally cannot be passed on during that season.

Intellectual Property

     We primarily rely on confidentiality agreements contained in our employment applications and the restriction of access to our plants and confidential information to safeguard our proprietary technology. Although we also file and register patents and trademarks, we do not believe that any of our patents or trademarks is material to our operations.

Facilities

     We believe that our facilities are suitable and have sufficient productive capacity for our current and foreseeable operational and administrative needs. Set forth below is a list and brief description of our manufacturing facilities, all of which are owned unless otherwise indicated. We are currently expanding several of our facilities. This expansion will increase the size of our existing facilities by an aggregate of over 60,000 square feet.

                                                                                                      Size
                                                                                                    (Approx.
                  Location                                        Function                        Square Feet)
--------------------------------------------    ---------------------------------------------    -------------
Somerville, New Jersey......................    Corporate Headquarters; Manufactures food
                                                and healthcare packaging                             123,000
Auburn, Maine(6)............................    Speciality resins                                     24,000
Belfast, Northern Ireland...................    Healthcare materials                                  55,000
Blauvelt, New York(9).......................    Healthcare packaging                                  56,400
Burlington, New Jersey......................    Specialty resins                                     107,000
Cambridge, Ontario..........................    Healthcare packaging                                  25,000
City of Industry, California(6).............    Healthcare products                                  110,000
Clayton, North Carolina.....................    Healthcare products                                   76,000
Clinton, Illinois...........................    Consumer packaging                                    62,500
Dallas, Texas(8)............................    Food packaging                                       139,000
Dalton, Georgia.............................    Healthcare products                                   40,000
Decatur, Indiana............................    Food packaging                                       187,000
Decatur, Indiana(1).........................    Warehouse                                              3,750
East Farmingdale, New York(3)...............    Specialty resins                                      50,000
Erembodegem (Aalst), Belgium................    Consumer packaging and healthcare products            88,200
Flemington, New Jersey......................    Healthcare packaging                                 145,000
Lakewood, Colorado(2).......................    Healthcare products                                   17,300
Lawrenceville, Georgia......................    Food packaging                                       150,000
Lawrenceville, Georgia(1)...................    Warehouse                                             31,700
Livonia, Michigan(2)........................    Specialty resins                                      60,000

                                                                                                      Size
                                                                                                    (Approx.
                  Location                                        Function                        Square Feet)
--------------------------------------------    ---------------------------------------------    -------------
McKenzie, Tennessee.........................    Consumer products                                     40,200
Milan (Gaggiano), Italy(8)..................    Consumer packaging                                    14,100
Milan (Gaggiano), Italy.....................    Consumer packaging                                    25,800
Milan (Rosate), Italy(4)....................    Consumer packaging                                    24,000
Mississauga, Ontario(7).....................    Consumer products                                    100,000
Piscataway, New Jersey(4)...................    Compounds                                            178,000
Ridgefield, New Jersey......................    Consumer products and healthcare materials           328,000
Ridgefield, New Jersey(4)...................    Warehouse                                             70,000
Rockaway, New Jersey........................    Consumer packaging                                    98,600
Schaumburg, Illinois(10)....................    Consumer packaging                                    58,000
Schiller Park, Illinois.....................    Consumer packaging                                    20,000
Sparks, Nevada(4)...........................    Consumer products and healthcare materials           248,000
Tonawanda, New York(5)......................    Consumer products                                     32,000
Waco, Texas.................................    Consumer products                                    104,600
Wenatchee, Washington.......................    Food packaging                                        97,000
Wenatchee, Washington(5)....................    Warehouse                                             26,200

----------
(Years relate to calendar years)

(1)  Leased on a month-to-month basis.

(2)  Lease expires in 2000.

(3)  Lease expires in 2001.

(4)  Lease expires in 2002.

(5)  Lease expires in 2003.

(6)  Lease expires in 2004.

(7)  Lease expires in 2005.

(8)  Lease expires in 2006.

(9)  Lease expires in 2008.

(10) Lease expires in 2019.


Employees

     As of March 31, 2000, we employed approximately 2,900 full-time employees. Approximately 29% are represented by various collective bargaining agreements that expire between July 31, 2000 and September 30, 2002. Of these, 311 employees at one of our facilities are represented by an agreement that expires July 31, 2000. We have commenced renegotiation of this agreement and do not anticipate any difficulties with extending it.

Legal Proceedings and Environmental Matters

     We are regularly involved in legal proceedings arising in the ordinary course of business, none of which are currently expected to have a material adverse effect on our businesses, financial condition or results of operations.

     Like similar companies, our facilities, operations and properties are subject to foreign, federal, state, provincial and local laws and regulations relating to, among other things, emissions to air, discharges to water, the generation, handling, storage, transportation and disposal of hazardous and nonhazardous materials and wastes and the health and safety of employees. We maintain a primary commitment to employee health and safety, and environmental responsibility. Our intention and policy are to be at all times a responsible corporate citizen.

     Our management includes a Director of Environmental Affairs who is responsible for compliance with all foreign, federal, state and local laws and regulations relating to the environment, and health and safety. This director performs internal auditing procedures and provides direction to all local facility managers in the compliance areas. The Director of Environmental Affairs and our President direct outside environmental counsel and outside environmental consulting firms to ensure that regulations are properly interpreted and reporting requirements are met.

     We are also subject to environmental laws requiring the investigation and cleanup of environmental contamination. Currently we are remediating contamination resulting from past industrial activity at three of our New Jersey facilities which we acquired from PureTec in 1998. This remediation is being conducted pursuant to the requirements of New Jersey's Industrial Site Recovery Act which were triggered by the 1998 PureTec transaction. We believe that any costs ultimately borne by us in connection with this remediation would not be material.

     Although we believe that, based on historical experience, the costs of achieving and maintaining compliance with environmental laws and regulations are unlikely to have a material adverse effect on our business, financial condition or results of operations, it is possible that we could incur significant fines, penalties, capital costs or other liabilities associated with any confirmed noncompliance or remediation of contamination or natural resource damage liability at or related to any of our current or former facilities, the precise nature of which we cannot now predict. Furthermore, we cannot assure you that future environmental laws or regulations will not require substantial expenditures by us or significant modifications of our operations.

General

     Our executive offices are located at 201 Industrial Parkway, Somerville, New Jersey 08876 and our telephone number is (908) 722-4800.

                                  Management

     Our current directors and executive officers are listed in the table below. Each director is elected at the annual meeting of our stockholders to serve a one-year term until the next annual meeting or until a successor is elected and qualified, or until his earlier resignation. Each executive officer holds his office until a successor is chosen and qualified or until his earlier resignation or removal. Pursuant to our by-laws, we indemnify our officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware and our certificate of incorporation.

     The board of directors is composed of six directors. A nominating committee composed of Dr. Smith and Mr. Cronin designated two directors, Dr. Smith designated three members of management as directors (Dr. Smith, Mr. Baker and Mr. Witt and the last director was designated by Mr. Cronin. Directors may only be removed for cause or at the request of the person entitled to designate that director.


Name                                Age      Position
----                                ---      ----------------------------------------------------------------
Dr. F. Patrick Smith............    52       Chairman of the Board and Chief Executive Officer
Kenneth W.R. Baker..............    55       President, Chief Operating Officer and Principal Accounting and
                                             Financial Officer
Arthur P. Witt..................    71       Corporate Secretary and Director
John S. Geer....................    55       Director
J. Andrew McWethy...............    59       Director
Michael F. Cronin...............    46       Director


     Dr. F. Patrick Smith has been Chairman of the Board and Chief Executive Officer of Tekni-Plex since March 1994. He received his doctorate degree in chemical engineering from Texas A&M University in 1975. He served as Senior Chemical Engineer to Texas Eastman Company, a wholly owned chemical and plastics subsidiary of Eastman Kodak, where he developed new grades of polyolefin resins and hot melt and pressure sensitive adhesives. In 1979, he became Technical Manager of the Petrochemicals and Plastics Division of Cities Service Company, and a Member of the Business Steering Committee of that division. From 1982 to 1984, Dr. Smith was Vice President of R&D and Marketing for Guardian Packaging Corporation, a diversified flexible packaging company. Thereafter, he joined Lily-Tulip, Inc. and managed their research and marketing functions before becoming Senior Vice President of Manufacturing and Technology. Following the acquisition of Lily-Tulip by Fort Howard Corporation in 1986, he became the Corporate Vice President of Fort Howard, responsible for the manufacturing and technical functions of the combined Sweetheart Products and Lily-Tulip operations. From 1987 to 1990, Dr. Smith was Chairman and Chief Executive Officer of WFP Corporation. Since 1990, Dr. Smith has been a principal of Brazos Financial Group, a business consulting firm. Dr. Smith is the managing member of Tekni-Plex Management, which is the controlling member of both Tekni-Plex Partners and MST/TP Partners.

     Kenneth W.R. Baker has served as Tekni-Plex's Chief Operating Officer since April 1994 and as President since July 1995. Mr. Baker served in various management roles including systems development, finance, industrial engineering, research and development, and manufacturing operations at Owens-Illinois, Inc. and Lily-Tulip, Inc. from 1965 to 1985. From 1986 to 1987, he served as Vice President, Operations at Fort Howard Cup Corporation. In 1987, Mr. Baker joined WFP Corporation, Inc. as Senior Vice President, Operations and eventually became the company's President and CEO before leaving the company in 1992. Thereafter, Mr. Baker became Vice President, Research and Development at the Molded Products Division of Carlisle Plastics, Inc., where he stayed until joining Tekni-Plex. Mr. Baker is a member of Tekni-Plex Partners and Tekni-Plex Management.

     Arthur P. Witt has been a director of Tekni-Plex since March 1994 and was appointed Secretary in January 1997. Since July 1989, he has been president of PAJ Investments which is involved in financial consulting and property management. Over the same period, Mr. Witt also served as a temporary chief financial officer for WFP Corporation and Flexible Technology. Prior to 1989, Mr. Witt served in a number of senior management positions for companies such as Lily-Tulip, Inc., BMC Industries and Fort Howard Paper Co. Mr. Witt is a member of Tekni-Plex Partners.

     John S. Geer has served as a director of Tekni-Plex since June 2000. He is a partner of Mellon Ventures, Inc., having joined Mellon in 1997. Previously, Mr. Geer was senior vice president of Security Pacific Capital Corp. He has served on 20 boards of directors of emerging growth and middle market companies.

     J. Andrew McWethy has served as a director of Tekni-Plex since March 1994. He is a co-founder of MST Partners and MST Offshore Partners, C.V., each of which was formed in 1989, and is a general partner of MST Management, L.P., a general partner of MST Investment Partnerships. Prior to 1989, Mr. McWethy was employed by Irving Trust Company for 12 years.

     Michael F. Cronin has served as a director of Tekni-Plex since March 1994. He has invested in emerging growth companies and various industrial and service businesses since 1978. Mr. Cronin is a general partner of Weston Presidio Capital, which is a member of Tekni-Plex Partners.

Compensation of Directors

     We reimburse directors for any reasonable out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, each director is paid an annual fee of $50,000.

Compensation of Executive Officers

     The following table sets forth the remuneration paid by us to the Chief Executive Officer and our next most highly compensated executive officer whose salary and bonus exceeded $100,000 for the years indicated in connection with his position with us.


                          Summary Compensation Table

                                                     Annual Compensation       Stock Options
                                          Fiscal    ----------------------       (in Common      Other Annual
      Name & Principal Position            Year       Salary      Bonus           Shares)       Compensation(a)
-------------------------------------     ------    ----------  ----------     -------------    ---------------
Dr. F. Patrick Smith.................      1999     $1,200,000  $8,981,000              --             42,000
 Chairman of the Board and                 1998        770,577   5,072,134         9.15041            150,283
 Chief Executive Officer                   1997        490,385   1,921,291              --             15,417
Mr. Kenneth W.R. Baker...............      1999       $600,000  $4,490,000              --              9,000
 President, Chief Operating Officer        1998        385,289   2,536,062        13.72562              6,315
 and Principal Accounting and              1997        260,096     960,643              --             32,136
 Financial Officer

----------
(a) Amount reimbursed during the fiscal year for payment of taxes and certain perquisites.

     In connection with the recapitalization, the employment agreements of Dr. Smith and Mr. Baker were amended and restated as described below.

Employment Agreements

     As part of the recapitalization, Dr. Smith and Mr. Baker entered into amended and restated employment agreements that expire June 28, 2002 and contain renewal provisions.

     Each employment agreement provides that the executive may be terminated by us for cause or upon the death or disability of the executive. Each of Dr. Smith and Mr. Baker is entitled to severance benefits if he is terminated due to death or disability. The employment agreements also contain certain non-compete provisions.

     The annual salaries of Dr. Smith and Mr. Baker are $5 million and $2.5 million, respectively, and each of these salaries will be increased by 10% annually. Neither Dr. Smith's nor Mr. Baker's amended and restated employment agreement provides for any mandatory bonus compensation. No other provisions of Dr. Smith's and Mr. Baker's employment agreements changed materially.

Compensation Committee

     The board of directors maintains a three-member compensation committee comprised of Dr. Smith, Mr. Witt and Mr. Cronin. The compensation committee's duties include the annual review and approval of the compensation for each of our Chief Executive Officer and President, as well as the administration of our stock incentive plan. No member of the compensation committee is allowed to vote on issues pertaining to that member's compensation (including option grants). The board may also delegate additional duties to the compensation committee in the future.

Compensation Committee Interlocks and Insider Participation

     Mr. Witt, who is also our corporate secretary, serves as a member of the compensation committee of our board of directors. In addition, as our Chief Executive Officer, Dr. Smith participates in deliberations concerning the compensation of the Chief Operating Officer (but not the compensation for himself or Mr. Witt).

                              Security Ownership

     Tekni-Plex Partners holds approximately 95.6% (approximately 93.0% on a fully diluted basis) and MST/TP Partners holds approximately 4.4%
(approximately 4.2% on a fully diluted basis) of Tekni-Plex's outstanding common stock.

     Tekni-Plex Management, controlled by Dr. Smith, is the sole managing member of both Tekni-Plex Partners and MST/TP Partners, and is entitled to receive the first 20% of profits from each of these companies regardless of its capital contribution to each. Dr. Smith and Messrs. Baker and Witt are members of Tekni-Plex Partners and MST/TP Partners.

     In connection with the recapitalization, Dr. Smith and Messrs. Baker and Witt acquired a class of membership interest in Tekni-Plex Partners entitling them to receive a priority capital account allocation in the aggregate equal to the first $20.4 million of profits of Tekni-Plex Partners.

                           Governance of Tekni-Plex

     Tekni-Plex Management is the sole managing member of Tekni-Plex Partners. As the sole managing member, Tekni-Plex Management has the power and authority to conduct the affairs of Tekni-Plex Partners without requiring the consent or vote of any other member (except as described below). Tekni-Plex Management is the only member with the power and authority to act on behalf of or to bind Tekni-Plex Partners, unless Tekni-Plex Management expressly grants another member the authority to do so. Tekni-Plex Management, as sole managing member, has the authority to approve any merger or consolidation of Tekni-Plex Partners without the approval or consent of any other member. Tekni-Plex Management will delegate the right to approve or disapprove any transaction between Tekni-Plex (or any of its subsidiaries) and Tekni-Plex Management (or any of its affiliates) to the disinterested directors on the Tekni-Plex board. Substantially similar arrangements exist with respect to Tekni-Plex Management's control of MST/TP Partners.

     Tekni-Plex Partners owns approximately 95.6% and MST/TP Partners owns approximately 4.4% of the outstanding common stock of Tekni-Plex. Tekni-Plex Management, which is controlled by Dr. F. Patrick Smith, our Chairman of the Board and Chief Executive Officer, is the sole managing member of both Tekni-Plex Partners and MST/TP Partners and as a result controls both Tekni-Plex Partners and MST/TP Partners. Therefore Tekni-Plex Management also controls Tekni-Plex. Dr. Smith also owns approximately 30% of Tekni-Plex Partners (not including the priority allocation discussed in the section entitled "Security Ownership").

     Pursuant to the amended and restated Tekni-Plex Partners limited liability company agreement and the MST/TP Partners limited liability company agreement, if there is a change of governance of Tekni-Plex (as described below), then Tekni-Plex Management must obtain the prior written approval of the members holding a majority interest in Tekni-Plex Partners or MST/TP Partners, as the case may be, in order to:

     o cause Tekni-Plex Partners or MST/TP Partners, as the case may be, to vote for the directors proposed for election to our board;

     o issue or enter into an agreement to issue any Tekni-Plex common stock, other than that permitted by the employee stock incentive plan;

     o declare or pay dividends or other distributions on Tekni-Plex common stock or repurchase Tekni-Plex common or preferred stock, other than redemptions under the employee stock incentive plan;

     o permit us or any of our subsidiaries to make any loans except to Tekni-Plex or a subsidiary;

     o permit us or any of our subsidiaries to make any loans to any employee, except in the ordinary course of business;

     o make any guarantees for the benefit of any person except in the ordinary course of business;

     o mortgage, pledge or create a security interest in all or substantially all of our or any of our subsidiaries' property;

     o merge or consolidate with, or sell or dispose of all or substantially all of our assets to, any entity; or

     o make any amendment to our Certificate of Incorporation or bylaws or file any resolution of our or Tekni-Plex Partners' or MST/TP Partners', as the case may be, board of directors with the Secretary of State of the State of Delaware.

     The amended and restated Tekni-Plex Partners limited liability company agreement and the MST/TP Partners limited liability company agreement provide that the following events are considered changes of governance:

     o if we default in the performance or breach of any material covenant in the investors agreement, any of the credit facilities or the indenture relating to the notes and the default or breach continues for 60 consecutive days after the members holding a majority interest in Tekni-Plex Partners or MST/TP Partners, as the case may be, give us written notice of the default or breach;

     o an involuntary bankruptcy case or other insolvency proceeding is commenced against us and remains undismissed for a period of 60 days or an order for relief is entered against us under federal bankruptcy laws;

     o a voluntary bankruptcy case or other insolvency proceeding is commenced by us, we consent to the appointment of a receiver or liquidator for all or substantially all of our assets or we effect any general assignment for the benefit of our creditors;

     o Dr. Smith is not employed as our Chief Executive Officer because of death, disability or voluntary resignation, unless within six months we appoint a replacement Chief Executive Officer acceptable to the members holding a majority interest in Tekni-Plex Partners; or

     o We have cumulative negative cash flow (adjusted for positive cash flow) from operating activities (and not redemptions or other extraordinary activities) in excess of 25% of the value of our equity today.

                             Certain Transactions

Investors' Agreement

     MST/TP Partners and Tekni-Plex Partners are parties to an investors' agreement that provides as follows:

     o Board of Directors. The board of directors is composed of six directors. A nominating committee composed of Dr. Smith and Mr. Cronin has the right to designate two directors, Dr. Smith has the right to designate three members of management as directors and the last director is designated by Mr. Cronin. Each stockholder of Tekni-Plex has agreed to vote its shares of common stock for these designees. Each director is paid an annual fee of $50,000. Directors may only be removed for cause or at the request of the person entitled to designate that director. The board of directors must maintain a compensation committee and an audit committee. All actions of the board require the affirmative vote of at least a majority of the directors present; a quorum of the board consists of four directors. If either Dr. Smith or Mr. Cronin ceases to own at least 20% of the outstanding Tekni-Plex common stock and to be actively involved in the management of Tekni-Plex, he will lose his right to designate directors and to participate on the nominating committee.

     o Employment Agreements. We may not further amend the employment agreements with Dr. Smith or Mr. Baker unless a majority of the board of directors (including at least one director not designated by Dr. Smith) determines that the amendment is desirable for Tekni-Plex. This restriction shall terminate at any time Dr. Smith is entitled to designate two-thirds or more of the directors pursuant to the investors' agreement.

     o Capital Contributions. In connection with any capital contribution by Tekni-Plex Partners to Tekni-Plex, Tekni-Plex Partners will receive a number of shares of Tekni-Plex common stock equal to the amount of its capital contribution divided by an amount equal to:

          o the enterprise value of Tekni-Plex on the date the shares are issued to Tekni-Plex Partners; minus

          o    Tekni-Plex's funded debt as of such date; plus

          o cash held by Tekni-Plex, outstanding loans to Tekni-Plex shareholders and aggregate option exercise prices for all options on Tekni-Plex stock outstanding on such date; divided by

          o the aggregate number of shares (on a fully diluted basis) issued by Tekni-Plex before such date.

     o Transfer Restrictions. A stockholder may only transfer its common stock to third parties with the approval of Tekni-Plex Management or, after an initial public offering, to its members as a distribution in kind with the approval of Tekni-Plex Management.

     o Registration Rights. Beginning nine months after an initial public offering of our stock, stockholders holding 51% of our common stock may require us to file a registration statement registering at least 51% of their common stock with the SEC. We refer to this as a demand registration. We are only required to file two completed demand registration statements and only one in any 12-month period. Stockholders also have rights to be included in three other registrations of our common stock. We may delay or withdraw a registration if we determine that the registration would be significantly disadvantageous to us. In the event of a withdrawal, we must file a new registration statement within 120 days of the withdrawal. Stockholders will also agree not to sell their common stock during a period of seven days prior to and up to 180 days in the case of the initial public offering and 90 days in the event of any other public offering after the effectiveness of a registration statement. The registration rights provisions of the investors' agreement will terminate when we have satisfied our demand registration and incidental registration obligations.

     o Purchase Right. Stockholders will have the right of first offer on all newly issued common stock or securities convertible into common stock (other than stock issued pursuant to an employee benefit plan, an acquisition by Tekni-Plex, a capital contribution by Tekni-Plex Partners or the conversion of securities for which the right of first offer has already been extended). If the stockholders do not purchase 100% of the securities to be issued, however, we may sell the entire new issuance to one or more third parties.

     o Termination. Except for the registration rights provisions, the transfer restrictions on the common stock, certain miscellaneous provisions and as otherwise noted above, the provisions of the investors' agreement will terminate upon an initial public offering of our common stock.

Consulting Arrangements

     We have a management consulting agreement with MST Management Company. Pursuant to this agreement, MST Management Company provides us with regular and customary management consulting services. The terms of the agreement require us to pay a monthly management fee to MST Management Company for a period of ten years from March 18, 1994 with certain renewal provisions. In connection with the recapitalization, we purchased the common stock of MST Management Company, which is now our subsidiary. Accordingly, we will evaluate whether to terminate or maintain this agreement in the future.

     We also have an arrangement with Arthur P. Witt, one of our directors and our corporate secretary, under which Mr. Witt provides us with customary management consulting services. Mr. Witt's compensation for consulting services rendered on our behalf was approximately $95,000 for fiscal year 1999.

     Our policy is not to enter into any significant transaction with one of our affiliates unless a majority of the disinterested directors of the board of directors determines that the terms of the transaction are at least as favorable as those we could obtain in a comparable transaction made on an arm's-length basis with unaffiliated parties. This determination is made in the board's sole discretion.

                      Description of Certain Indebtedness

New Credit Facility

     In connection with the recapitalization, we entered into a new credit facility pursuant to a credit agreement which consists of a $100 million A term loan, a $244 million B term loan and $100 million revolving credit facility (which includes a sublimit for letters of credit). Amounts borrowed under the term loans may be used solely to finance the recapitalization and amounts borrowed under the revolving credit facility may be used for general corporate and working capital purposes.

     Loans under the credit facility will be secured by substantially all of our and our domestic subsidiaries' assets and will be guaranteed by each of our domestic subsidiaries.

     Loans under the new credit facility bear interest by reference to a base rate or a reserve adjusted Eurodollar rate, at our option, in each case plus an applicable margin, as each such term is defined in the credit agreement. The actual interest rates applicable to borrowings under the term loans and the revolving credit facility, as well as fees imposed for issuance of letters of credit, are determined based upon our then existing leverage ratio as defined in the credit agreement.

     Borrowings under the A term loan will be annually amortized, payable in quarterly installments, beginning in September 2000 and ending in June 2006, with payments totaling $70.0 million due in the final two years. Borrowings under the B term loan will be annually amortized, payable in quarterly installments, beginning in September 2000 and ending in June 2008, with approximately $229.4 million due in the final two years. The full amount outstanding under the revolving credit facility must be paid in June 2006. In addition, under certain circumstances, borrowings under the term loans are subject to mandatory prepayment from the proceeds of asset sales, issuances of debt or equity securities, out of our excess cash flow and out of proceeds of certain insurance events.

     The credit agreement imposes certain affirmative and negative duties on us and our subsidiaries. As part of these covenants, we are required to meet certain financial tests, including a minimum consolidated EBITDA test, a minimum fixed charge coverage ratio and a maximum leverage ratio. We are also restricted or limited in our ability to, among other things:

     o incur and voluntarily prepay certain of our and our subsidiaries' debt;

     o    grant liens on our and our subsidiaries' assets;

     o undertake certain mergers, consolidations and sales/purchases of assets;

     o pay certain dividends or distributions and redeem, purchase, retire or make other acquisition of our equity interests;

     o    make certain investments and acquisitions; and

     o    transact with our affiliates.

     The credit agreement provides that certain events will constitute events of default under the credit agreement. These events include, among other things:

     o    our failure to pay when due amounts owed under the credit agreement;

     o our or our subsidiaries' failure to observe or perform the covenants set forth in the credit agreement;

     o the inaccuracy of the representations and warranties set forth in the credit agreement;

     o    the imposition of certain judgments against us or our subsidiaries;

     o our or our subsidiaries' failure to pay certain other of our or our subsidiaries' debt;

     o    the acceleration of the maturity of material debt;

     o the occurrence of certain bankruptcy or insolvency proceedings or events;

     o the invalidity or unenforceability of any lien or guarantee securing our obligations under the credit agreement; and

     o    the occurrence of a change of control.

                              The Exchange Offer

Purpose of the Exchange Offer

     The old notes were sold by us to the initial purchaser on June 21, 2000 pursuant to a purchase agreement, dated June 15, 2000, between us and the initial purchaser. The initial purchaser subsequently sold the old notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act in reliance on Rule 144A, to a limited number of institutional "accredited investors," as defined in Rule 501 under the Securities Act, and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the old notes, we and the initial purchaser entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed that we would:

     o use our reasonable best efforts to file with the SEC within 90 days after the closing date, which is the date we delivered the old notes to the initial purchaser, a registration statement under the Securities Act with respect to the new notes; and

     o cause such registration statement to become effective under the Securities Act within 180 days after the closing date and to remain open for at least 20 business days.

     We agreed to issue and exchange new notes for all old notes validly tendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The registration statement is intended to satisfy certain of our obligations under the registration rights agreement and the purchase agreement. In the event that due to a change in current interpretations by the SEC, we are not permitted to effect such exchange offer, or if for any other reason the exchange offer is not consummated within 290 days after the original issue date of the old notes, or if any holder of the old notes (other than an "affiliate" of Tekni-Plex or the initial purchaser) is not eligible to participate in the exchange offer, or upon the request of the initial purchaser under certain circumstances, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the old notes and will use our reasonable best efforts to cause such shelf registration statement to become effective and to keep such shelf registration statement effective for a maximum of two years from the closing date.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the expiration date.

     We will issue $1,000 principal amount of new notes in exchange for each respective $1,000 principal amount of outstanding old notes validly tendered and not withdrawn pursuant to the exchange offer. Old notes may be tendered in the principal amount of $1,000 and integral multiples of $1,000 in excess thereof, provided that if fewer than all of the old notes of a holder are tendered for exchange, the untendered principal amount of the holder's remaining old notes must be $100,000 or any integral multiple of $1,000 in excess thereof.

     The form and terms of the new notes are substantially the same as the form and terms of the old notes except that:

     o the new notes bear a Series B designation and a different CUSIP number from the old notes;

     o the exchange will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer thereof; and

     o holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

The new notes will evidence the same indebtedness as the old notes (which they replace) and will be issued under, and be entitled to the benefits of, the indenture, which also authorized the issuance of the old notes, such that the new notes and the old notes will be treated as a single class of securities under the indenture. The new notes will be fully and unconditionally guaranteed on a senior subordinated basis by the guarantors. The form and terms of the exchange guarantees will be substantially identical to the form and terms of the old guarantees.

     As of the date of this prospectus, $275,000,000 principal amount of old notes are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on o, 2000 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in the exchange offer.

     Holders of the old notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered old notes when, and if, we have given oral or written notice thereof to HSBC Bank USA, the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "The Exchange Offer--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on o, 2000, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     o    notify the exchange agent of any extension by oral or written notice;
          and

     o    mail to registered holders an announcement of the extension.

     We reserve the right, in our sole discretion:

     o    to delay accepting any old notes;

     o    to extend the exchange offer; or

     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

Interest on the New Notes

     Interest on new notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered for them, or, if no interest has been paid on such old notes, from June 21, 2000. We will not pay interest on the old notes accepted for exchange. Interest will be paid on June 15 and December 15 of each year commencing December 15, 2000.

Resale of the New Notes

     With respect to the new notes, based upon interpretations by the staff of the SEC set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges old notes for new notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the new notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder is an affiliate of ours or acquires new notes in the exchange offer for the purpose of distributing or participating in the distribution of the new notes, such holder:

     o cannot rely on the position of the staff of the SEC enumerated in such no-action letters issued to third parties; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."

Procedures for Tendering

     To tender in the exchange offer, a holder of old notes must either:

     o complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     o if such old notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering old notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition, either:

     o certificates for such old notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner(s) of the old notes whose old notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's old notes:

     o make appropriate arrangements to register ownership of the old notes in such owner's name; or

     o    obtain a properly completed bond power from the registered holder.

The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the old notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box titled "Special Delivery Instruction" on the letter of transmittal; or

     o    for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such old notes with the signature thereon guaranteed by an eligible guarantor institution.

     In connection with any tender of old notes in definitive certified form, if the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender old notes. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     o to reject any and all old notes not properly tendered and any old notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     o to waive any defects, irregularities or conditions of tender as to particular old notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering old notes pursuant to the exchange offer, each holder of old notes will represent to us that, among other things, that:

     o the new notes to be acquired by such holder of old notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes;

     o such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

     o such holder understands that a secondary resale transaction, described above, and any resales of new notes obtained by such holder in exchange for old notes acquired by such holder directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

     o such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive new notes for such holder's own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

     In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged old notes will be returned without expense to the tendering holder thereof (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such old notes will be credited to an account maintained with DTC) as promptly as practicable.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

     If a holder of the old notes desires to tender such old notes and the old notes are not immediately available or the holder cannot deliver its old notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed

          Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such old notes (if applicable) and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

            (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,


           (ii) the certificate(s) representing the old notes in proper form for transfer or a book-entry confirmation, as the case may be, and


          (iii) any other documents required by the letter of transmittal,


          will be deposited by the eligible institution with the exchange agent; and

     o such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the old notes to be withdrawn;

     o identify the old notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such old notes); and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees).

     If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued with respect thereto, unless the old notes so withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Termination of Certain Rights

     All registration rights under the registration rights agreement accorded to holders of the old notes (and all rights to receive additional interest in the event of a Registration Default as defined therein) will terminate upon consummation of the exchange offer. However, for a period of up to 180 days after the registration statement is declared effective, we will keep the registration statement effective and provide copies of the latest version of the prospectus to any broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any resale by such broker-dealer of new notes received for its own account pursuant to the exchange offer in exchange for old notes acquired for its own account as a result of market-making or other trading activities.

Exchange Agent

     HSBC Bank USA has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

     By Registered or Certified Mail,
     Overnight Courier or Hand:                   By Facsimile:
     --------------------------------             ------------------------
     HSBC Bank USA                                HSBC Bank USA
     140 Broadway--A Level                        Attention: Paulette Shaw
     New York, New York 10005-1180                (212) 658-6425
     Attention: Paulette Shaw
     Tel: (212) 658-5931

     Originals of all documents submitted by facsimile should be sent promptly by registered or certified mail, overnight courier or hand. Delivery to an address other than as set forth above will not constitute a valid delivery.

     HSBC Bank USA also serves as trustee under the indenture.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

     Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old notes that are not exchanged for the new notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) under the Securities Act. Accordingly, such old notes may not be offered, sold, pledged or otherwise transferred except:

     o    to us (upon redemption thereof or otherwise);

     o to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     o in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     o pursuant to an effective registration statement under the Securities Act; or

     o pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.

Accounting Treatment

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Conditions

     Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or new notes for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer (or other similar exchange offers) which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

          (c) any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

     If we determine in our reasonable discretion that any of the conditions is not satisfied, we may (i) refuse to accept any old notes and return all tendered old notes to the tendering holders, (ii) extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied condition(s) with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

                          Description of the New Notes

     As used below in this "Description of the New Notes" section, "we," "us," "our" and "ours" means Tekni-Plex, Inc. but not any of its subsidiaries. We issued the old notes, and the new notes will be issued, under an indenture, dated as of June 21, 2000, among the us, the guarantors and HSBC Bank USA, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of the notes are referred to the indenture and the Trust indenture Act for a statement thereof. A copy of the indenture and the registration rights agreement described below are attached as exhibits to this registration statement. The statements made under this caption relating to the notes, the indenture and the registration rights agreement are intended to be summaries of all material elements of such documents and, as such, do not purport to be complete and where reference is made to particular provisions of the indenture and the registration rights agreement, such provisions, including the definitions of certain terms appearing at the end of this section, are qualified in their entirety by such reference.

     The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. The old notes and the new notes will be considered collectively to be a single class for all purposes under the indenture, including, without limitation, waivers and amendments.

     The notes will be our general unsecured obligations. We issued $275.0 million aggregate principal amount of old notes in the initial private placement. The indenture is not limited in amount, and additional amounts may be issued in one or more series from time to time under the indenture subject to the limitations on the incurrence of additional indebtedness set forth under "Covenants--Limitation on Indebtedness" and restrictions contained in the credit agreement. The notes are our senior subordinated obligations, subordinated in right of payment to all our Senior Debt. The notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Initially, the trustee will act as paying agent and registrar for the notes.

Principal, Maturity and Interest

     The notes will mature on June 15, 2010 and will bear interest at the rate per annum shown on the cover page hereof, except as noted under "--Registration Rights," from the Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semiannually on June 15 and December 15 of each year, commencing December 15, 2000, to the Person in whose name a Note is registered at the close of business on the preceding June 1 or December 1 (each, a "Record Date"), as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Holders must surrender the notes to the paying agent for the notes to collect principal payments. We will pay principal and interest by check and may mail interest checks to a holder's registered address.

Optional Redemption

     The notes will be subject to redemption, at our option, in whole or in part, at any time on or after June 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of notes to be redeemed at his address appearing in the register for the notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to but excluding the date fixed for redemption (subject to the right of holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning June 15 of the years indicated:

                       Year                              Percentage
     ----------------------------------------            ----------
     2005....................................             106.375%
     2006....................................             104.250%
     2007....................................             102.125%
     2008 and thereafter.....................             100.000%

     In addition, prior to June 15, 2003, we may redeem up to 35% of the principal amount of the notes with the net cash proceeds received by us from one or more public offerings of our Capital Stock (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 112.75% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of the old notes originally issued pursuant to the initial private placement remains outstanding immediately after any such redemption (including any new notes exchanged therefor and excluding any notes owned by us or any of our Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of notes not later than 60 days following the consummation of such public offering.

     Selection of notes for any partial redemption shall be made by the trustee, in accordance with the rules of any national securities exchange on which the notes may be listed or, if the notes are not so listed, pro rata or by lot or in such other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each holder of notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on notes or portions thereof called for redemption.

     The notes do not benefit from any sinking fund.

Ranking

     The payment of principal, premium, if any, and interest on the notes and any claims arising out of or with respect to the indenture is subordinated and subject in right of payment, to the extent and in the manner provided in the indenture, to the prior payment in full of all our Senior Debt.

     Upon any payment or distribution of our assets or securities of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of Tekni-Plex, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to our Senior Debt (including any interest accruing on or after, or which would accrue but for, an event of bankruptcy, regardless of whether such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, or payment provided for, in either case in cash or cash equivalents or otherwise in a form satisfactory to the holders of Senior Debt, before the Holders of the notes or the trustee on behalf of such Holders shall be entitled to receive any payment by us of the principal of, premium, if any, or interest on the notes, or any payment to acquire any of the notes for cash, property or securities, or any distribution with respect to the notes of any kind or character, whether in cash, property or securities, by set-off or otherwise (we refer to all such payments and distributions individually and collectively, as a "securities payment"). Before any payment may be made by us, or on our behalf, of the principal of, premium, if any, or interest on the notes upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of our assets or securities of any kind or character, whether in cash, property or securities, to which the Holders of the notes or the trustee on their behalf would be entitled, but for the subordination provisions of the indenture, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of our Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such Senior Debt after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     No securities payment by us or on our behalf, whether pursuant to the terms of the notes or upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the trustee of notice (which we refer to as a "payment blockage notice") from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such Designated Senior Debt, no securities payment will be made by us or on our behalf, except from those funds held in trust for purposes of defeasance for the benefit of the Holders of any notes to such Holders, during a period (which we refer to as a "payment blockage period") commencing on the date of receipt of such payment blockage notice by the trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary, (1) in no event will a payment blockage period extend beyond 179 days from the date of the payment blockage notice in respect thereof was given and (2) there must be 180 days in any 365 day period during which no payment blockage period is in effect. Not more than one payment blockage period may be commenced with respect to the notes during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any payment blockage period with respect to the Designated Senior Debt initiating such payment blockage period may be, or be made, the basis for the commencement of any other payment blockage period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such payment blockage period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing, shall constitute a new event of default for this purpose).

     The failure to make any payment or distribution for or on account of the notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an Event of Default described in clause (1), (2) or (3) of the first paragraph under "--Events of Default."

     By reason of the subordination provisions described above, in the event we become insolvent, funds which would otherwise be payable to Holders of the notes will be paid to the holders of our Senior Debt to the extent necessary to repay such Senior Debt in full, and we may be unable to fully meet our obligations with respect to the notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional Senior Debt.

     At March 31, 2000, after giving pro forma effect to the Transactions, there would have been $384.6 million of Senior Debt outstanding. However, we could also have borrowed up to $66.4 million of Indebtedness under the credit agreement, all of which would have constituted Senior Debt.

The Guarantees

     The indenture provides that the guarantors fully and unconditionally guarantee, jointly and severally, on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest with respect to the notes. The obligation of each guarantor is limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such guarantor, including, without limitation, such guarantor's guarantee of outstanding obligations under the Credit Agreement, will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Except as provided in "--Covenants" below, we are not restricted from selling or otherwise disposing of a guarantor.

     The indenture provides that if the notes are defeased in accordance with the terms of the indenture, or if all or substantially all of the assets of a guarantor or all of the Capital Stock of a guarantor is sold (including by issuance or otherwise) by us or any of our Restricted Subsidiaries in a transaction constituting an Asset Disposition, and if (1) the Net Available Proceeds from such Asset Dispositions are used in accordance with the covenant described under "--Covenants--Limitation on Certain Asset Dispositions" or (2) we deliver to the trustee an Officers' Certificate to the effect that the Net Available Proceeds from such Asset Disposition shall be used in accordance with the covenant described under "--Covenants--Limitation on Certain Asset Dispositions" and within the time limits specified by such covenant, then such guarantor (in the event of a sale or other disposition of all or substantially all of its assets) shall be released and discharged from its guarantee obligations.

     The obligations of each guarantor under the guarantee are subordinated to the prior payment in full of all Senior Debt of such guarantor on the same basis as our obligations on the notes are subordinated to our Senior Debt. The guarantee will be pari passu in right of payment with any other senior subordinated indebtedness of each guarantor and senior to any future Subordinated Indebtedness of each guarantor.

Covenants

     The indenture contains, among others, the following covenants:

     Limitation on Indebtedness

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

     (1) Indebtedness of ours or of any of our Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, our Consolidated Cash Flow Ratio for a year consisting of the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness (calculated on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision as if such Indebtedness had been Incurred on the first day of such year) would be greater than 2.0 to 1.0;

     (2) Indebtedness of ours and of our Restricted Subsidiaries Incurred under the Credit Agreement in an amount not to exceed $125.0 million in aggregate principal amount at any time outstanding less the amount of any such Indebtedness that is permanently repaid or, without duplication, the amount by which commitments thereunder are permanently reduced, in either case, from the proceeds of Asset Dispositions;

     (3) Indebtedness owed by us to any of our direct or indirect Wholly Owned Subsidiaries or Indebtedness owed by any of our direct or indirect Restricted Subsidiaries to us or any other of our direct or indirect Wholly Owned Subsidiaries; provided, however, upon either (a) the transfer or other disposition by such direct or indirect Wholly Owned Subsidiary of any Indebtedness so permitted under this clause (3) to a Person other than us or another of our direct or indirect Wholly Owned Subsidiaries or (b) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such direct or indirect Wholly Owned Subsidiary to a Person other than us or another such Wholly Owned Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

     (4) Indebtedness of ours or of any of our Restricted Subsidiaries under any interest rate or foreign currency hedge or exchange or other similar agreement to the extent entered into to hedge any other Indebtedness permitted under the indenture (including the notes);

     (5) Indebtedness Incurred to defer, renew, extend, replace, refinance or refund, whether under any amendment, supplement or otherwise (collectively for purposes of this clause (5) to "refund"), any

          Indebtedness described in clause (8) below, any Indebtedness Incurred under clause (1) above, the notes issued on the Issue Date and the guarantee of the notes; provided, however, that

          (a) such Indebtedness does not exceed the principal amount (or accrued amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith, and

          (b) (i) in the case of any refunding of Indebtedness that is pari passu with the notes, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the notes, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the notes, such refunding Indebtedness is subordinate in right of payment to the notes on terms no less favorable to the holders of the notes than those contained in the Indebtedness being refunded, (ii) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by us or any of our Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by us or any of our Restricted Subsidiaries) which is conditioned upon a change of control of us pursuant to provisions substantially similar to those contained in the indenture described under "--Change of Control" below and (iii) any Indebtedness Incurred to refund any Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by us;

          provided, further, that clause (b) of the immediately preceding proviso shall not apply to any Indebtedness incurred to refinance term loans under the Credit Agreement outstanding on the Issue Date or to subsequent refinancings of any such refinancing Indebtedness;

     (6) commodity agreements of ours or of any of our Restricted Subsidiaries to the extent entered into to protect us and our Restricted Subsidiaries from fluctuations in the prices of raw materials used in their businesses;

     (7) Indebtedness of ours under the new notes and Indebtedness of the guarantors under the guarantees incurred in accordance with the indenture;

     (8) Indebtedness issued or outstanding on the Issue Date (including (a) Indebtedness under clause (13) below and (b) Indebtedness consisting of term loans under the Credit Agreement outstanding on the Issue Date and excluding (i) Indebtedness consisting of revolving loans under the Credit Agreement outstanding on the Issue Date, (ii) Indebtedness under the Existing Credit Agreement repaid on the Issue Date as part of the Recapitalization and (iii) Indebtedness represented by any 11 1/4% Notes and 9 1/4% Notes which are tendered and accepted for payment pursuant to the Tender Offers);

     (9) guarantees by us or our Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred hereunder;

     (10) Indebtedness the net proceeds of which are applied to defease the notes in their entirety;

     (11) Indebtedness of ours or of any of our Subsidiaries that is an endorsement of bank drafts and similar negotiable instruments for collection or deposit in the ordinary course of business;

     (12) Indebtedness incurred by us or by any of our Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims or self-insurance and obligations in respect of performance and surety bonds and completion guarantees provided by us or any of our Restricted Subsidiaries in the ordinary course of business not in excess of $10.0 million at any time outstanding;

     (13) Indebtedness under any 11 1/4% Notes and 9 1/4% Notes which are not tendered pursuant to and remain outstanding following the Tender Offers; and

     (14) Indebtedness of ours or of our Restricted Subsidiaries not otherwise permitted to be Incurred pursuant to clauses (1) through (13) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (14), has an aggregate principal amount not in excess of $40.0 million at any time outstanding, which Indebtedness may be incurred under the Credit Agreement or otherwise.

     For purposes of determining compliance with this covenant, in the event than an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (14) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses. In addition, we may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause; provided that we would be permitted to Incur such item of Indebtedness (or such portion thereof) pursuant to such other clause at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

     Limitation on Restricted Payments

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly,

     (1) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), on or in respect of any class of our Capital Stock or that of any of our Restricted Subsidiaries excluding any (a) dividends or distributions payable solely in shares of our Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire our Capital Stock (other than Disqualified Stock), or (b) in the case of any of our Restricted Subsidiaries, dividends or distributions payable to us or to any of our Restricted Subsidiaries or to the extent payable on a pro rata basis to all holders of Capital Stock of such Restricted Subsidiary,

     (2) purchase, redeem, or otherwise acquire or retire for value shares of our Capital Stock or that of any of our Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of our Capital Stock or that of any of our Restricted Subsidiaries or any securities convertible or exchangeable into shares of our Capital Stock or that of any of our Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by us or any of our Restricted Subsidiaries,

     (3) make any Investment in (other than a Permitted Investment), or make any payment on a guarantee of any obligation of, any Person, other than us or any of our direct or indirect Wholly Owned Subsidiaries, or

     (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (1) through (4) (other than any exception to any such clause) being a "Restricted Payment"), if at the time thereof:

     (1) a Default or an Event of Default shall have occurred and be continuing, or

     (2) upon giving effect to such Restricted Payment, we could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the indenture described in clause (1) of "--Limitation on Indebtedness" above, or

     (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of:

          (a) 50% of our cumulative Consolidated Net Income (or, in the case our cumulative Consolidated Net Income shall be negative, less 100% of such deficit) since the Issue Date, plus

          (b) 100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by our board of directors as evidenced by a resolution of such board of directors filed with the trustee) from the issuance of, or equity contribution with respect to, our Capital Stock (other than Disqualified Stock) and warrants, rights or options on our Capital Stock (other than Disqualified Stock) (other than in respect of any such issuance to any of our Restricted Subsidiaries) and the principal amount of Indebtedness of ours or of any of our Restricted Subsidiaries that has been converted into or exchanged for our Capital Stock which Indebtedness was Incurred after the Issue Date, plus

          (c) 100% of the aggregate after-tax net cash proceeds of the sale or other disposition of any Investment constituting a Restricted Payment made after the Issue Date; provided that any gain on the sale or disposition to the extent included in this clause (c) shall not be included in determining Consolidated Net Income for purposes of clause (a) above; provided, further, that amounts included in this clause (c) shall not exceed the Net Investment by us in the asset so sold or disposed.

     The foregoing provision will not be violated by:

     (1) any dividend on any class of our Capital Stock or that of any of our Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, we or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of the indenture;

     (2) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to the terms of the indenture described in clause (5) of "--Limitation on Indebtedness" above;

     (3) the exchange or conversion of any Indebtedness of ours or of any of our Restricted Subsidiaries for or into our Capital Stock (other than Disqualified Stock);

     (4) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale (other than in respect of any issuance to any of our Restricted Subsidiaries) for cash of our Capital Stock (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock, to the extent used in any such Investment, shall not be (and have not been) included in subclause (b) of clause
          (3) of the preceding paragraph;

     (5) the redemption, repurchase, retirement or other acquisition of any our Capital Stock in exchange for or out of the net cash proceeds of a substantially concurrent sale (other than to any of our Restricted Subsidiaries) of our Capital Stock (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock, to the extent used for such redemption, repurchase, retirement or other acquisition or retirement, shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

     (6) payments made by us in an aggregate amount not to exceed $237.0 million to acquire shares of our Capital Stock as part of the Recapitalization;

     (7) payments made to purchase, redeem or otherwise acquire or retire for value shares of our Capital Stock or that of any of our Restricted Subsidiaries at no more than fair market value (determined in good faith by our board of directors as evidenced by a resolution of such board of directors filed with the trustee) from our present and former employees and directors or those of any such Restricted Subsidiary in an amount not in excess of up to $5.0 million for each fiscal year and $15.0 million in the aggregate, in each case net of the aggregate net cash proceeds received from such Persons after the Issue Date from the issuance of, or equity contributions with respect to, our Capital Stock (other than Disqualified Stock) and warrants, rights or options on our Capital Stock (other than Disqualified Stock);

     (8) so long as no Default or Event of Default has occurred and is continuing, the redemption, repurchase or retirement of our Subordinated Indebtedness in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Subsidiary) of ours that is contractually subordinated in right of payment to the notes to at least the same extent, and which has an Average Life at least as long, in each case, as the Subordinated Indebtedness being redeemed, repurchased or retired;

     (9) so long as no Default or Event of Default has occurred and is continuing, Investments not otherwise permitted pursuant to this covenant up to $15.0 million in the aggregate;

     (10) so long as no Default or Event of Default has occurred and is continuing, Restricted Payments not otherwise permitted pursuant to this covenant up to $10.0 million in the aggregate;

     (11) any Permitted Investment; and

     (12) so long as no Default or Event of Default has occurred and is continuing, Investments in any Person the primary business of which is located outside the United States and is related, ancillary or complementary to our business or that of our Restricted Subsidiaries, provided that the aggregate amount of Investments pursuant to this clause does not exceed $25.0 million.

     Each Restricted Payment described in clauses (1) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph),
(4), (7), (9), (10) and (12) of this paragraph shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

     The indenture provides that for purposes of this covenant:

     (1) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to our equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation);

     (2) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to our equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by us and the Restricted Subsidiaries in such Unrestricted Subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and

     (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     Limitations Concerning Distributions and Transfers by Restricted
Subsidiaries

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any of our Restricted Subsidiaries to:

     (a) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to us or any of our Restricted Subsidiaries;

     (b)  make loans or advances to us or any of our Restricted Subsidiaries;
          or

     (c) transfer any of its property or assets to us or any of our Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

     (1) any agreement in effect on the Issue Date as any such agreement is in effect on such date;

     (2)  the Credit Agreement;

     (3) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by us and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any of our assets or assets of our Restricted Subsidiaries other than such Restricted Subsidiary;

     (4) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets;

     (5) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (3) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of our Board of Directors as evidenced by a resolution of such Board of Directors filed with the trustee;

     (6)  the indenture;

     (7)  applicable law;

     (8) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any of our Restricted Subsidiaries;

     (9) restrictions contained in Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness incurred;

     (10) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (c) of this covenant; or

     (11) restrictions of the type referred to in clause (c) of this covenant contained in security agreements securing Indebtedness of any of our Restricted Subsidiaries to the extent that such Liens were otherwise incurred in accordance with "--Limitation on Liens" below and restrict the transfer of property subject to such agreements.

     Limitation on Liens

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, incur any Lien on or with respect to any property or assets of ours or such Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness, without making, or causing any such Restricted Subsidiary to make, effective provision for securing the notes and all other amounts due under the indenture (and, if we shall so determine, any other Indebtedness of ours or such Restricted Subsidiary, including Subordinated Indebtedness; provided, however, that Liens securing the notes and any Indebtedness pari passu with the notes are senior to such Liens securing such Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the notes or the guarantee, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

     The foregoing restrictions shall not apply to:

     (1) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date;

     (2) Liens securing Senior Debt (including Liens securing Indebtedness outstanding under the Credit Agreement) and any guarantees thereof or Indebtedness under any interest rate hedge or exchange or other similar agreement to the extent entered into to hedge any floating rate Indebtedness permitted under the indenture, in each case to the extent that the Indebtedness secured thereby is permitted to be incurred under the covenant described under "--Limitation on Indebtedness" above; provided, however, that Indebtedness under the Credit Agreement shall be deemed not to have been Incurred in violation of such provisions for purposes of this clause (2) if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from us to the effect that the Incurrence of such Indebtedness does not violate such provision;

     (3)  Liens securing only the notes and the guarantees;

     (4)  Liens in favor of us or a guarantor;

     (5) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by us within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by the provisions of the indenture described under "--Limitation on Indebtedness" above;

     (6) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition);

     (7) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with us or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

     (8) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in clauses (1) through (7), (9) through (12) and (14) of this paragraph so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by us as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such renewal, refinancing or refunding;

     (9) Liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee;

     (10) Liens securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course or business;

     (11) Liens consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation;

     (12) Liens arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings;

     (13) Liens incurred in the ordinary course of business securing assets not having a fair market value in excess of $5.0 million; and

     (14) Liens in favor of the trustee under the 11 1/4% Notes Indenture as provided for in the 11 1/4% Notes Indenture on money or property held or collected by such trustee in its capacity as trustee under the 11 1/4% Notes Indenture in connection with the defeasance or discharge of the 11 1/4% notes and Liens in favor of the trustee under the 9 1/4% Notes Indenture as provided for in the 9 1/4% Notes Indenture on money or property held or collected by such trustee in its capacity as trustee under the 9 1/4% Notes Indenture in connection with the defeasance or discharge of the 9 1/4% notes.

     Limitation on Certain Asset Dispositions

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless:

     (1) we or such Restricted Subsidiary, as the case may be, receive consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by our board of directors in good faith and evidenced by a resolution of such board of directors filed with the trustee;

     (2) not less than 75% of the consideration for the disposition consists of (a) cash or readily marketable securities or the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of ours or such Restricted Subsidiary or other obligations relating to such assets (and release of us or of such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed) or (b) assets which constitute or are part of businesses which are related to our business or that of our Restricted Subsidiaries as of the Issue Date or which assets consist of the issued and outstanding Capital Stock of a person (which becomes a Restricted Subsidiary as a result of the transaction) the assets of which are principally comprised of such assets; and

     (3) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to our business or that of our Restricted Subsidiaries (including in the Capital Stock of another Person (other than any Person that is our Restricted Subsidiary immediately prior to such investment); provided, however, that immediately after giving effect to any such investment in Capital Stock (and not prior thereto) such Person shall be our Restricted Subsidiary), (a) are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that we shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any Senior Debt of ours or of any of our Subsidiaries then outstanding (including a permanent reduction of commitments in respect thereof) or (b) are committed to the repayment, on a date no later than substantially concurrently with the consummation of an Offer to Purchase, of any Indebtedness which is pari passu in right of payment with the notes on a pro rata basis with the notes.

     Any Net Available Proceeds from any Asset Disposition which is subject to the preceding paragraph that are not applied or committed as provided in the preceding paragraph shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after we shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in clause (3) of the preceding paragraph, to make an Offer to Purchase outstanding notes at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the Purchase Date.

     Notwithstanding the foregoing, we may defer making any Offer to Purchase outstanding notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two preceding paragraphs, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this covenant).

     Any remaining Net Available Proceeds following the completion of the required Offer to Purchase (and any concurrent offer to repurchase pari passu Indebtedness) may be used by us for any other purpose (subject to the other provisions of the indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of the indenture described under "--Mergers, Consolidations and Certain Sales of Assets" below.

     In the event that we make an Offer to Purchase the notes, we shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

     Limitation on Senior Subordinated Indebtedness

     The indenture provides that we will not:

     (1) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the notes and expressly rank subordinate in right of payment to any Senior Debt and

     (2) permit a guarantor to, and no guarantor will, directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the guarantee of such guarantor and expressly rank subordinate in right of payment to any Senior Debt of such guarantor.

     Limitation on Issuance and Sale of Capital Stock of Restricted
Subsidiaries

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any of our Restricted Subsidiaries, except:

     (1)  to us or to a Wholly Owned Subsidiary;

     (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

     (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

     (4) issuances or sales of Common Stock of a Restricted Subsidiary, provided that we apply or such Restricted Subsidiary applies the Net Available Proceeds, if any, of any such sale in accordance with the provisions of the "Limitation on Certain Asset Dispositions" covenant described above.

     Limitation on Transactions with Affiliates and Related Persons

     The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, enter into directly or indirectly any transaction with any of our respective Affiliates or Related Persons (other than us or any of our Restricted Subsidiaries), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $2.0 million unless a majority of the disinterested directors of our board of directors determines, in its good faith judgment evidenced by a resolution of such board of directors filed with the trustee, that the terms of such transaction are at least as favorable as the terms that could be obtained by us or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $20.0 million we shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to us or such Restricted Subsidiary, from a financial point of view from an independent financial advisor.

     The provisions of this covenant shall not apply to:

     (1) transactions permitted by the provisions of the indenture described above under the caption "--Limitation on Restricted Payments" above and

     (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, our officers, directors and employees and those of our Restricted Subsidiaries as determined in good faith by our board of directors or our authorized executive officers, as the case may be.

     Change of Control

     Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, we will commence an Offer to Purchase all outstanding notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each holder shall be entitled to tender all or any portion of the notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must bear an integral multiple of $1,000 principal amount.

     A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by the indenture), after the Issue Date:

     (1) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, other than any such Person, Persons, Affiliates or Related Person who are Permitted Holders, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto), directly or indirectly, at least (a) 50% of the voting power of our outstanding Voting Stock or
          (b) 40% of the voting power of our outstanding Voting Stock and in the case of clause (b) the Permitted Holders own less than such Person or Group (in doing the "own less than" comparison in this clause (b), the holdings of the Permitted Holders who are members of the new Group shall not be counted in the shares held in the aggregate by Permitted Holders); provided that in no event shall a "Governance Change", within the meaning of the amended and restated limited liability company agreement of Tekni-Plex Partners and the limited liability company agreement of MST/TP Partners, in each case as in effect on the Issue Date (as described above under "Governance of Tekni-Plex"), be deemed to be a Change of Control under the indenture;

     (2) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by us or any of our Restricted Subsidiaries of all or substantially all of the consolidated assets of us and our Restricted Subsidiaries to any Person;

     (3) we consolidate with or merge with or into another Person or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of our Voting Stock immediately prior to such consummation shall cease to own a majority of our Voting Stock, or, if we are not the surviving entity, a majority of the Voting Stock of such surviving entity;

     (4) Continuing Directors cease to constitute at least a majority of our board of directors; or

     (5) our stockholders approve any plan or proposal for our liquidation or dissolution.

     In no event would the sale of our common stock to an underwriter or a group of underwriters in privity of contract with us (or anybody in privity of contract with such underwriters) be deemed to be a Change of Control or be deemed the acquisition of more than 40% of the voting power of our outstanding Voting Stock by a Person or any Group unless such common stock is not held in an investment account in which case the investment account would be treated without giving effect to the foregoing part of this sentence.

     The indenture acknowledges that, prior to the mailing of a notice to each holder regarding the Offer to Purchase, but in any event within 30 days following the date on which a Change of Control occurs, we will be obligated under the Credit Agreement as in effect on the Issue Date to:

     (1) repay in full all Indebtedness under the credit agreement (and terminate all such commitments) or offer to repay in full all such Indebtedness (and terminate all such commitments) and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or

     (2) obtain the requisite consents under the Credit Agreement to permit the repurchase of the notes as provided below.

     We will first comply with our obligations described in the preceding sentence before it will be required to offer to repurchase notes pursuant to the provisions described below, provided that nothing in the preceding paragraph or this paragraph shall eliminate our obligation to consummate an Offer to Purchase the notes within 90 days of the consummation of a transaction resulting in a Change of Control.

     In the event that we make an Offer to Purchase the notes, we shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

     With respect to the sale of assets referred to in the definition of "Change of Control," the phrase "all or substantially all" of our assets will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire notes tendered upon the occurrence of a Change of Control. Our ability to pay cash to the holders of notes upon a Change of Control may be limited by its then existing financial resources. The Credit Agreement will contain certain covenants prohibiting, or requiring waiver or consent of the lenders thereunder prior to, the repurchase of the notes upon a Change of Control and our future debt agreements may provide the same. If we do not obtain such waiver or consent to repay such Indebtedness, we will remain prohibited from repurchasing the notes. In such event, our failure to purchase tendered notes would constitute an Event of Default under the indenture (without any further grace period) which would in turn constitute a default under the Credit Agreement and possibly other Indebtedness. If such a cross-default leads to an acceleration of the obligations under the Credit

Agreement or any other Senior Debt, the payment on the notes would be effectively subordinated to any such Senior Debt. None of the provisions relating to a repurchase upon a Change of Control are waivable by our board of directors or the trustee.

     The foregoing provisions will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the holders of the notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions. Nonetheless, such provisions may have the effect of deterring certain mergers, tender offers, takeover attempts or similar transactions by increasing the cost of such a transaction and may limit our ability to obtain additional equity financing in the future.

     Future guarantors

     The indenture provides that we shall not create or acquire, nor permit any of its Domestic Restricted Subsidiaries to create or acquire, any Domestic Restricted Subsidiary after the Issue Date unless, at the time such Domestic Restricted Subsidiary has either assets or stockholder's equity in excess of $25,000, such Domestic Restricted Subsidiary:

     (1) executes and delivers to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of our obligations under the notes and the indenture on the terms set forth in the indenture and

     (2) delivers to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary.

     Provision of Financial Information

     Whether or not we are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, we shall file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if we were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which we would have been required so to file such documents if we were so required.

     We shall also in any event:

     (1) within 15 days of each Required Filing Date (a) transmit or cause to be transmitted by mail to all holders of notes, as their names and addresses appear in the Note Register, without cost to such holders, and (b) file with the trustee, copies of the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to the preceding sentence, and

     (2) if, notwithstanding the preceding sentence, filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of notes.

     Mergers, Consolidations and Certain Sales of Assets

               We will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any of our Restricted Subsidiaries to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

     (1) the entity formed by or surviving any such consolidation or merger (if other than us or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) if there is a surviving entity, the surviving entity assumes by supplemental indenture all of our obligations (or in the case a Restricted Subsidiary is the surviving entity, the obligations of such Restricted Subsidiary) on the notes and under the indenture;

     (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, we or the surviving entity, as the case may be:

          (a) shall have a Consolidated Net Worth equal to or greater than our Consolidated Net Worth immediately prior to such transaction and

          (b)  could Incur at least $1.00 of Indebtedness pursuant to clause
               (1) of the provisions of the indenture described under "--Limitation on Indebtedness" above;

     (4) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of ours or of any of such Restricted Subsidiaries as a result of such transaction as having been incurred by us or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

     (5) if, as a result of any such transaction, our property or assets or those of any of our Restricted Subsidiaries would become subject to a Lien not excepted from the provisions of the indenture described under "--Limitation on Liens" above, we, such Restricted Subsidiary or the surviving entity, as the case may be, shall have secured the notes as required by said covenant.

     The provisions of the foregoing paragraph shall not apply to any merger of any of our Restricted Subsidiaries with or into us or any of our Wholly Owned Subsidiaries or any transaction pursuant to which a guarantor, is to be released in accordance with the terms of the guarantee and the indenture in connection with any transaction complying with the provisions of the indenture described under "--Limitation on Certain Asset Dispositions" above.

Events of Default

     The following are Events of Default under the indenture:

     (1) failure to pay principal of (or premium, if any, on) any note when due (whether or not prohibited by the provisions of the indenture described under "--Ranking" above);

     (2) failure to pay any interest on any Note when due, and the default continues for 30 days (whether or not prohibited by the provisions of the indenture described under "--Ranking" above);

     (3) default in the payment of principal of and interest on notes required to be purchased pursuant to an Offer to Purchase as described under "--Covenants--Change of Control" and "--Covenants--Limitation on Certain Asset Dispositions" above when due and payable (whether or not prohibited by the provisions of the indenture described under "--Ranking" above);

     (4) failure to perform or comply with any of the provisions described under "--Covenants--Mergers, Consolidations and Certain Sales of Assets" above;

     (5) failure to perform any other covenant or agreement of ours under the indenture or the notes and the default continues for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

     (6) default under the terms of one or more instruments evidencing or securing Indebtedness of ours or of any of our Restricted Subsidiaries having an outstanding principal amount of $20 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated maturity of any such Indebtedness;

     (7) the rendering of a final judgment or judgments (not subject to appeal) against us or any of our Restricted Subsidiaries in an amount of $10 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

     (8) certain events of bankruptcy, insolvency or reorganization affecting us or any of our Material Subsidiaries; and

     (9) any guarantee ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or a guarantor denies its liability under the guarantee (other than by reason of a release of such guarantor from the guarantee in accordance with the terms of the indenture and the guarantee).

     If an Event of Default (other than an Event of Default with respect to us described in clause (8) of the preceding paragraph) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture; and provided, further, that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than as specified under clause (8) above), the notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of a written notice of such acceleration of the notes to the agent under the Credit Agreement, if such Event of Default has not been cured prior to such fifth business day, and (y) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in clause (8) of the preceding paragraph with respect to us occurs, the outstanding notes will ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For information as to waiver of defaults, see "--Modification and Waiver."

     The indenture will provide that the trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the notes, give the holders thereof notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the notes or a Default or Event of Default in complying with "--Covenants--Mergers, Consolidations and Certain Sales of Assets," the trustee shall be protected in withholding such notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the holders of the notes.

     No holder of any Note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     We will be required to furnish to the trustee annually a statement as to its performance of certain of its obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

     We may terminate our substantive obligations and the substantive obligations of the guarantors in respect of the notes and the guarantees by delivering all outstanding notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all notes or otherwise. In addition to the foregoing, we may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the notes and the guarantees (except for our obligation to pay the principal of (and premium, if any, on) and the interest on the notes and such guarantors' guarantee thereof) by:

     (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the notes;

     (2) delivering to the trustee either an Opinion of Counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

    (3) delivering to the trustee an Opinion of Counsel to the effect that our exercise of our option under this paragraph will not result in us, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; and

     (4)  complying with certain other requirements set forth in the indenture.

     In addition, we may, provided that no Default or Event of Default has occurred, and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the notes and the guarantees (including our obligation to pay the principal of (and premium, if any, on) and interest on the notes and such guarantors' guarantee thereof by:

     (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the notes;

     (2) delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the trustee or a change in the applicable Federal tax law since the date of the indenture, to such effect;

     (3) delivering to the trustee an Officers' Certificate and an Opinion of Counsel to the effect that our exercise of our option under this paragraph will not result in us, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; and

     (4)  complying with certain other requirements set forth in the indenture.

     We may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the indenture or certain covenants in the instruments governing Senior Debt and we have delivered to the trustee and any Paying Agent an Officers' Certificate to that effect.

Governing Law

     The indenture, the notes and the guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

Modification and Waiver

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Note affected thereby:

     (1) change the Stated Maturity of the principal of or any installment of interest on any Note or alter the optional redemption or repurchase provisions of any Note or the indenture in a manner adverse to the holders of the notes;

     (2)  reduce the principal amount of (or the premium) of any Note;

     (3) reduce the rate of or extend the time for payment of interest on any Note;

     (4) change the place or currency of payment of principal of (or premium) or interest on any Note;

     (5) modify any provisions of the indenture relating to the waiver of past defaults (other than to add sections of the indenture subject thereto) or the right of the holders to institute suit for the enforcement of any payment on or with respect to any Note or the guarantee, or the modification and amendment of the indenture and the notes (other than to add sections of the indenture or the notes which may not be amended, supplemented or waived without the consent of each holder affected);

     (6) reduce the percentage of the principal amount of outstanding notes necessary for amendment to or waiver of compliance with any provision of the indenture or the notes or for waiver of any Default;

     (7) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Note (except a rescission of acceleration of the notes by the holders as provided in the indenture and a waiver of the payment default that resulted from such acceleration);

     (8) modify the ranking or priority of the notes or the guarantee, or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of the indenture in any manner adverse to the Holders;

     (9) release the guarantors from any of their respective obligations under the guarantee or the indenture otherwise than in accordance with the indenture; or

     (10) modify the provisions relating to any Offer to Purchase required under the covenants described under "--Covenants--Limitation on Certain Asset Dispositions" or "--Covenants--Change of Control" in a manner materially adverse to the holders of notes with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

     The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by us with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

The Trustee

     The indenture provides that, except during the continuance of a Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of a Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become our creditor, the guarantors, or any other obligor upon the notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or an Affiliate of ours; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

     The new notes will be issued in fully registered form.

     The new notes will be represented by one or more fully registered global notes and will be deposited on behalf of DTC and registered in the name of Cede & Co., as DTC's nominee.

     Upon the issuance of a global note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global note to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons or organizations (including Euroclear and Clearstream) who hold interests indirectly through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a global note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     Investors may hold their interests in the Regulation S global note directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. Investors may also hold such interests through organizations other than Clearstream or Euroclear that are participants in DTC's system. Euroclear and Clearstream will hold interests in the Regulation S global note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. as operator of Clearstream. The depositaries, in turn, will hold interests in the Regulation S global note in customers' securities accounts in the depositaries' names on the books of DTC.

     So long as DTC, or its nominee, is the registered holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures and, if applicable, those of Euroclear and Clearstream Banking.

     Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we nor the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules.

     Except for trades involving only Euroclear and Clearstream participants, interests in the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.

     Transfers between participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear and Clearstream, as the came may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note, in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.

     DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day of Euroclear or Clearstream following DTC's settlement date. DTC has advised us that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose accounts an interest in the global notes is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

     If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes which will bear the legend referred to under the heading "Notice to Investors."

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the indenture or the registration rights agreement. Reference is made to the indenture or the registration rights agreement for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person (1) existing at the time such Person becomes a Restricted Subsidiary; (2) assumed in connection with the acquisition of assets from another Person; or (3) Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of:

     (1) shares of Capital Stock of any of our Restricted Subsidiaries (other than directors' qualifying shares) or

     (2) our property or assets or the property or assets of any of our Restricted Subsidiaries other than in the ordinary course of business;

provided, however, that an Asset Disposition shall not include:

          (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by any of our Restricted Subsidiaries to us or to any of our Wholly Owned Subsidiaries;

          (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business;

          (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $5 million individually;

          (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

          (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with "--Covenants --Limitation on Liens" above;

          (f) any Restricted Payment permitted by "--Covenants--Limitation on Restricted Payments" above;

          (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in our business or that of any of our Restricted Subsidiaries;

          (h) the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under "--Covenants--Mergers, Consolidations and Certain Sales of Assets" above; provided, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Disposition; or

          (i)  any disposition that constitutes a Change of Control.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (2) the sum of all such principal or liquidation value payments.

     "Bankruptcy Code" means Title 11 of United States Code.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication):

     (1)  Consolidated Interest Expense of such Person for such period, plus

     (2)  Consolidated Income Tax Expense of such Person for such period, plus

     (3) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus

     (4) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

     "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of:

     (1) Consolidated Cash Flow Available for Fixed Charges of such Person for such period, to

     (2)  the sum of:

          (a) Consolidated Interest Expense of such Person for such period, plus

          (b) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or our Restricted Subsidiaries, minus

          (c) Consolidated Interest Expense of such Person to the extent included in clause (2)(a) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus

          (d) the annual interest expense with respect to any other Indebtedness Incurred by such Person or our Restricted Subsidiaries since the end of such period to the extent not included in clause (2)(a), minus

          (e) Consolidated Interest Expense of such Person to the extent included in clause (2)(a) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (2)(d).

     In making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period.

     In the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

     Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision and may include reasonably ascertainable cost savings.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" for any Person means for any period, without duplication:

     (1) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and

     (2) dividend requirements of such Person and its Restricted Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Restricted Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of such Person or such Restricted Subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom:

     (1) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction;

     (2) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof);

     (3) non-cash gains and losses due solely to fluctuations in currency values;

     (4) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period;

     (5) gains but not losses on Asset Dispositions by such Person or its Restricted Subsidiaries;

     (6) all extraordinary gains and losses determined in accordance with GAAP; and

     (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Continuing Director" means a director who either was a member of our Board of Directors on the Issue Date or who became one of our directors subsequent to the Issue Date and whose election, or nomination for election by our stockholders, was duly approved by a majority of the Continuing Directors then on our board of directors in accordance with the Investors' Agreement or otherwise, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

     "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of June 21, 2000, among us, as borrower thereunder, and Morgan Guaranty Trust Company of New York, as agent on behalf of itself and the others named therein, and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof (including, without limitation, any amendment increasing the amount borrowed thereunder) and any agreement providing therefor whether by or with the same or any other lender, creditors, or group of creditors and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith.

     "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     "Designated Senior Debt" means (1) so long as the Credit Agreement is in effect, the Senior Debt incurred thereunder and (2) thereafter, any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as Designated Senior Debt by our Board of Directors at the time of initial issuance in a resolution delivered to the trustee.

     "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the notes (other than pursuant to change of control provisions similar to those applicable to the notes, provided that such provisions expressly provide that no payment can be made on such stock until any Offer to Purchase required pursuant to the provisions described under "--Change of Control" above shall have been consummated and paid in full).

     "Domestic Restricted Subsidiary" means any of our Restricted Subsidiaries organized and existing under the laws of the United States, any state thereof or the District of Columbia.

     "11 1/4% Notes" means our 11 1/4% Senior Subordinated notes due 2007 issued pursuant to the 11 1/4% Notes Indenture.

     "11 1/4% Notes Indenture" means the indenture dated as of April 1, 1997, among us, our subsidiaries from time to time party thereto as guarantors thereunder and Marine Midland Bank, as trustee as supplemented from time to time.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Credit Agreement" means the credit agreement, dated as of March 3, 1998, among us, as borrower thereunder, and Morgan Guaranty Trust Company of New York, as agent on behalf of itself and the others named therein, which was repaid and refinanced as part of the Recapitalization.

     "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

     "Guarantee" means the guarantee of the Senior Subordinated notes by each guarantor under the indenture.

     "Guarantor" means (1) each Domestic Restricted Subsidiary on the Issue Date with assets or stockholder's equity in excess of $25,000 and (2) each Domestic Restricted Subsidiary, if any, of ours formed or acquired after the Issue Date, which pursuant to the terms of the indenture executes a supplement to the indenture as a guarantor.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes our Restricted Subsidiary (or is merged into or consolidates with us or any of our Restricted Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming our Restricted Subsidiary (or being merged into or consolidated with us or any of our Restricted Subsidiaries), shall be deemed Incurred at the time any such Person becomes our Restricted Subsidiary or merges into or consolidates with us or any of our Restricted Subsidiaries.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

     (1)  every obligation of such Person for money borrowed;

     (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person outstanding for more than 15 days;

     (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services outstanding for more than 15 days (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

     (5)  every Capital Lease Obligation of such Person;

     (6) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; and

     (7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

     Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any of our Disqualified Stock owned by any Person other than us or any of our Restricted Subsidiaries, and any Preferred Stock of any of our Restricted Subsidiaries. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include obligations arising from agreements of ours or of any of our Restricted Subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of any of our Restricted Subsidiaries. The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

     "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit (excluding credit balances in bank accounts or similar accounts with other financial institutions) or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

     "Investors' Agreement" means the Investors' Agreement dated as of June 21, 2000 among Tekni-Plex, Tekni-Plex Partners, MST/TP Partners, Dr. Smith, Michael
F. Cronin and Tekni-Plex Management as in effect on the Issue Date.

     "Issue Date" means the original issue date of the old notes.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (1) for our most recent fiscal year accounted for more than 5% of our consolidated revenues or (2) as of the end of such fiscal year, was the owner of more than 5% of our consolidated assets, all as set forth on our most recently available consolidated financial statements for such fiscal year prepared in conformity with GAAP.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other Securities) received in connection with such Asset Disposition, net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

     (2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

     (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (3) of the covenant of the indenture described under "--Covenants--Limitation on Certain Asset Dispositions"); and

     (5) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "Net Investment" means the excess of:

     (1) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by us or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by our Board of Directors or such Restricted Subsidiary) over

     (2) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments;

provided, however, that such payments or distributions shall not be (and have not been) included in subclause (b) of clause (3) of the first paragraph described under "--Covenants--Limitation on Restricted Payments", provided, further that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the amounts referred to in clause (2) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

     "9 1/4% Notes" means our 9 1/4% Senior Subordinated notes due 2008 issued pursuant to the 9 1/4% Notes Indenture.

     "9 1/4% Notes Indenture" means the indenture dated as of March 1, 1998, among us, our subsidiaries from time to time party thereto as guarantors thereunder and Marine Midland Bank, as trustee as supplemented from time to time.

     "Offer to Purchase" means a written offer (the "Offer") sent by us by first class mail, postage prepaid, to each holder at his address appearing in the register for the notes on the date of the Offer offering to purchase up to the principal amount of notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "expiration date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of notes within five Business Days after the expiration date. We shall notify the trustee at least 15 Business Days (or such shorter period as is acceptable to the trustee) prior to the mailing of the Offer of our obligation to make an Offer to Purchase, and the Offer shall be mailed by us or, at our request, by the trustee in the name and at our expense. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender notes pursuant to the Offer to Purchase.

     The Offer shall also state:

     (1) the section of the indenture pursuant to which the Offer to Purchase is being made;

     (2)  the expiration date and the Purchase Date;

     (3) the aggregate principal amount of the outstanding notes offered to be purchased by us pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of the indenture requiring the Offer to Purchase) (the "Purchase Amount");

     (4) the purchase price to be paid by us for each $1,000 aggregate principal amount of notes accepted for payment (as specified pursuant to the indenture) (the "Purchase Price");

     (5) that the holder may tender all or any portion of the notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

     (6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (7) that interest on any Note not tendered or tendered but not purchased by us pursuant to the Offer to Purchase will continue to accrue;

     (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the expiration date (such Note being, if we or the trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to us and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

     (10) that holders will be entitled to withdraw all or any portion of notes tendered if we (or our Paying Agent) receive, not later than the close of business on the fifth Business Day next preceding the expiration date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

     (11) that (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, we shall purchase all such notes and (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, we shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (12) that in the case of any holder whose note is purchased only in part, we shall execute and the trustee shall authenticate and deliver to the holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Permitted Holder" means:

     (1) Dr. F. Patrick Smith, Kenneth W.R. Baker and (a) entities controlled by such Persons, (b) trusts for the benefit of such individual Persons or the spouses, issue, parents or other relatives of such individual Persons and (c) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person; and

     (2)  Tekni-Plex Partners and entities controlled by such Person.

     For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Permitted Investments" means:

     (1) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

     (2) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1"or better by Moody's or "A-1" or better by S & P or an equivalent rating or better by any other nationally recognized securities rating agency;

     (3) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof, in each case having a combined capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase;

     (4) Investments representing Capital Stock or obligations issued or otherwise transferred to us or any of our Restricted Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any of our debtors or those of any of our Restricted Subsidiaries;

     (5) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

     (6) any Investment in any Person; provided, however, that (a) after giving effect to any such Investment such Person shall become our Restricted Subsidiary or (b) such Person is merged with or into, or substantially all of such Person's assets are transferred to, us or any of our Restricted Subsidiaries;

     (7) receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

     (8) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

     (9) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by the indenture;

     (10) Investments received as consideration for an Asset Disposition in compliance with the provisions of the indenture described under "--Covenants--Limitation on Certain Asset Dispositions" above;

     (11) Investments in Restricted Subsidiaries or by virtue of which a person becomes a Restricted Subsidiary (including under circumstances in which equity interests in a Restricted Subsidiary are acquired from third parties subsequent to such Person becoming a Restricted Subsidiary pursuant to the terms of any merger or acquisition or similar agreement in existence at the time such Person became a Restricted Subsidiary); and

     (12) loans and advances to our employees or those of any of our Restricted Subsidiaries in the ordinary course of business.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Recapitalization" means the transactions contemplated to occur prior to, on and immediately after the Issue Date by the Recapitalization Agreement dated as of April 12, 2000 among us, Tekni-Plex Partners LLC, MST/TP Partners, L.P. and the other parties thereto (including the exhibits thereto).

     "Related Person" of any Person means any other Person directly or indirectly owning (1) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (2) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Restricted Subsidiary" means any of our Subsidiaries other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group or any successor to its debt rating business.

     "Senior Debt" means, with respect to any Person at any date:

     (1) in the case of us or a guarantor, all Indebtedness and other obligations under the Credit Agreement, including, without limitation, principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses;

     (2) all other Indebtedness of such Person for money borrowed, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the notes, and all renewals, extensions, modifications, amendments, refinancing or replacements thereof and all other Indebtedness of such Person of the types referred to in clauses (3),
          (4) (not including obligations issued or assumed as the deferred purchase price of services) and (6) of the definition of Indebtedness; and

     (3) all interest on any Indebtedness referred to in clauses (1) and (2) accruing during, or which would accrue but for, the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder.

     Notwithstanding the foregoing, Senior Debt shall not include:

     (1) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person; provided, however, that no Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured;

     (2)  the notes;

     (3)  any Indebtedness of such Person to any of its Subsidiaries;

     (4) Indebtedness Incurred in violation of the provisions of the indenture described under "--Covenants-- Limitation on Indebtedness"; provided, however, that Indebtedness under the Credit Agreement shall be deemed not to have been Incurred in violation of such provisions for purposes of this clause (4) if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from us to the effect that the Incurrence of such Indebtedness does not violate such provision; and

     (5) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

     "Subordinated Indebtedness" means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the notes.

     "Subsidiary" of any Person means:

     (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or

     (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof.

     "Tender Offers" means the tender offers and consent solicitations relating to the 11 1/4% Notes and the 9 1/4% Notes commenced May 19, 2000.

     "Transactions" means the Tender Offers, the refinancing of the Existing Credit Agreement and the execution and delivery of the Credit Agreement, the initial private placement of the notes and the Recapitalization.

     "Unrestricted Subsidiary" means:

     (1) any Subsidiary of ours formed or acquired after the Issue Date that at the time of determination is designated an Unrestricted Subsidiary by the board of directors in the manner provided below and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     Our board of directors may not designate any Subsidiary of ours to be an Unrestricted Subsidiary if, after such designation:

     (1) we or any other Restricted Subsidiary (a) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (b) is directly or indirectly liable for any Indebtedness of such Subsidiary;

     (2) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of ours or of any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; or

     (3) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            Certain United States Federal Income Tax Considerations

     The following is a discussion of certain material United States federal income tax considerations applicable to initial U.S. holders (as defined below), who purchased the notes at their "issue price," that is, the first price at which a substantial amount of the notes were sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion addresses only notes held as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"). This discussion also does not address the tax consequences to holders who did not purchase their notes at the issue price. This discussion does not address all of the tax consequences that may be relevant to a holder in light of his or her particular circumstances or to holders subject to special rules, such as certain financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates, persons who are not U.S. holders and persons who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion does not address the tax consequences to persons that have a "functional currency" other than the U.S. dollar. In addition, this discussion does not address United States federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus and all of which are subject to change, possibly on a retroactive basis.

     We use the term "U.S. holder" to mean a beneficial owner of a note that for United States federal income tax purposes is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States (or any political subdivision thereof or therein), an estate the income of which is subject to United States federal income tax regardless of its source, and a trust if a United States court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a U.S. person. The term also includes certain former citizens or residents of the United States.

     We use the term "non-U.S. holder" to mean a beneficial owner of a note that is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

     Noteholders considering this exchange offer are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences of the Exchange Offer

     The exchange of old notes for new notes pursuant to the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for an exchange note pursuant to the exchange offer, the holder will have the same adjusted basis and holding period in the exchange note as in the old note immediately before the exchange.

U.S. Holders

     Interest Income

     The notes were not issued with "original issue discount" within the meaning of Section 1273 of the Code (which we refer to as "OID") for federal income tax purposes. Accordingly, a U.S. holder will recognize ordinary income when it receives or accrues interest on the notes in accordance with such U.S. holder's method of tax accounting.

     Disposition of Notes

     Upon the sale, exchange or retirement of a note, the U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the disposition of the note (except to the extent such amount is attributable to accrued but previously unrecognized interest, which is taxable as ordinary interest income) and the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally equal the amount it paid to purchase the note, decreased by any principal it received. Gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if the notes are held for more than one year. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

Non-U.S. Holders

     Interest Income

     Payment on a note by us or any paying agent of ours to a non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that, with respect to payments of interest:

     o the non-U.S. holder does not actually or constructively own 10% or more of the combined voting power of all classes of our capital stock;

     o the non-U.S. holder is not a controlled foreign corporation related to us through stock ownership;

     o the non-U.S. holder is not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into the ordinary course of its trade or business; and

     o either the beneficial owner of the note certifies to the applicable payer or its agent, under penalties of perjury, that is not a U.S. person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form), or a financial institution that holds customers' securities in the ordinary course of its trade or business certifies under penalties of perjury that it (or a financial institution between it and the beneficial owner) has received an IRS Form W-8BEN from the beneficial owner and furnishes a copy of the form to the payer.

     If these requirements are not satisfied, a 30 percent withholding tax will apply to interest payments on the notes, unless the interest is effectively connected with a U.S. trade or business, or an applicable treaty provides for a lower rate of, or exemption from, withholding tax and certain information is provided on IRS Forms W-8ECI or W-8BEN (or suitable substitute forms).

     Disposition of Notes

     In general, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of notes received in exchange therefor, unless:

     o the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

     o in the case of gain realized by an individual holder, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and certain conditions are met.

Information Reporting and Backup Withholding

     U.S. Holders

     Certain noncorporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal and interest on, and the proceeds of a disposition of, a note. Backup withholding will apply only if the U.S. holder
(i) fails to furnish its "taxpayer identification number" which, in the case of an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. In the case of interest paid after December 31, 2000, a U.S. holder generally will be subject to backup withholding at a 31% rate unless certain IRS certification procedures are complied with, directly or through an intermediary. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such U.S. holder's United States federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS.

     We will be required to report annually to the IRS, and to each U.S. holder of record (other than certain exempt holders), the amount of interest paid on the notes (and the amount, if any, withheld) for each calendar year.

     Non-U.S. Holders

     In general, information reporting will apply to payments of interest and/or premium (if any) on the notes, and backup withholding at a rate of 31 percent may apply unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. In addition, information reporting and backup withholding will apply to payments of principal on the notes unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations), provided that such broker:

     o derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States;

     o is not a controlled foreign corporation for U.S. federal income tax purposes; and

     o with respect to sales effected after December 31, 2000, is not a foreign partnership with certain connections to the United States.

     Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale or other disposition of a note by the United States office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

     The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                             Plan of Distribution

     Prior to the exchange offer, there has been no market for any of the new notes. The old notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market. There can be no assurance that an active trading market will develop for, or as to the liquidity of, any of the old notes or the new notes.

     Each participating broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sales of the new notes by participating broker-dealers. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 Legal Matters

     The validity of the notes offered hereby will be passed upon for Tekni-Plex by Davis Polk & Wardwell, New York, New York.

                                    Experts

     The consolidated financial statements of Tekni-Plex included in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein.

                      Where You Can Find More Information

     We are subject to the informational requirements of the Exchange Act, and we file periodic reports and other information with the SEC. Our obligation to file periodic reports and other information with the SEC will be suspended if the notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of Tekni-Plex. We have also agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the noteholders and following the consummation of the exchange offer file with the SEC (unless the SEC will not accept such a filing):

     o all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and

     o all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

     In addition, for so long as any of the notes remain outstanding, we will make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144(d)(4) under the Securities Act. Under the indenture, we will file with the trustee annual, quarterly and other reports within 15 days after we file such reports with the SEC. Further, to the extent that we furnish annual, quarterly or other financial reports to stockholders generally, we will mail such reports to holders of notes. We will furnish annual and quarterly financial reports to our stockholders and will mail such reports to holders of notes pursuant to the indenture. Annual reports delivered to the trustee and the noteholders will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. We will also furnish such other reports as may be required by law.

     Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office    New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.          7 World Trade Center        Citicorp Center
Room 1024                       Suite 1300                  500 West Madison Street
Washington, D.C. 20549          New York, New York 10048    Suite 1400
                                                            Chicago, Illinois 60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

                         Index to Financial Statements

                                                                           Page
Tekni-Plex, Inc.

Report of Independent Certified Public Accountants                          F-2

Consolidated balance sheets as of July 3, 1998 and July 2, 1999 and
     March 31, 2000 (unaudited)                                             F-3

Consolidated statements of operations for the years ended June 27,
     1997, July 3, 1998 and July 2, 1999 and the nine months ended
     April 2, 1999 (unaudited) and March 31, 2000 (unaudited)               F-4

Statements of consolidated stockholders' equity for the years ended
     June 27, 1997, July 3, 1998 and July 2, 1999 and the nine months
     ended March 31, 2000 (unaudited)                                       F-6

Consolidated statements of cash flows for the years ended June 27,
     1997, July 3, 1998 and July 2, 1999 and the six months ended
     April 2, 1999 (unaudited) and March 31, 2000 (unaudited)               F-7

Notes to consolidated financial statements                                  F-8

Independent Auditors' Report
on Supplemental Schedule


Board of Directors
Tekni-Plex, Inc.
Somerville, New Jersey

     The audits referred to in our report dated July 30, 1999 relating to the consolidated financial statements of Tekni-Plex, Inc. and its wholly owned subsidiaries (the "Company"), which are contained in this Form 10-K, included the audits of the financial statement schedule for the years ended July 2, 1999, July 3, 1998 and June 27, 1997 listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based upon our audits.

     In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.




BDO SEIDMAN, LLP

Woodbridge, New Jersey

July 30, 1999

                               Tekni-Plex, Inc.
                          Consolidated Balance Sheets

                                                                                                                March 31,
                                                                           July 3, 1998      July 2, 1999         2000
                                                                           ------------      ------------       ---------
                                                                                                               (unaudited)
Assets
Current:
 Cash...................................................................    $ 29,363           $ 22,117          $ 17,960
 Accounts receivable, net of an allowance of $1,326, $1,662 and
   $1,691 for possible losses...........................................      88,778             96,835            90,740
 Inventories (Note 3)...................................................      57,929             63,190           102,019
 Deferred income taxes (Note 6).........................................       5,565              5,900             5,700
 Prepaid expenses and other current assets..............................       2,089              3,664             8,866
                                                                            --------           --------          --------
   Total current assets.................................................     183,724            191,706           225,285
Property, plant and equipment, net (Note 4).............................     128,234            136,953           134,245
Intangible assets, net of accumulated amortization of $15,030,
 $29,581 and $41,570....................................................     193,849            206,140           197,044
Deferred financing costs, net of accumulated amortization of $1,768,
 $4,287 and $6,192......................................................      22,791             19,358            17,495
Deferred income taxes (Note 6)..........................................       7,065              1,346             1,139
Other assets............................................................       3,616              3,933             3,945
                                                                            --------           --------          --------
                                                                            $539,279           $559,436          $579,153
                                                                            ========           ========          ========
Liabilities and Stockholders Equity
Current liabilities:
 Current portion of long term debt (Note 5).............................    $  5,147           $  5,207          $  6,549
 Line of credit (Note 5)................................................         307                541               375
 Accounts payable trade.................................................      32,986             27,612            29,085
 Accrued payroll and benefits...........................................      12,074             21,581            12,495
28 Accrued interest.....................................................       8,884              7,965             6,557
 Accrued liabilities - other (Note 2)...................................      26,986             26,613            17,254
 Income taxes payable...................................................       2,443                742             4,168
                                                                            --------           --------          --------
   Total current liabilities............................................      98,827             90,261            76,483
Long-term debt (Note 5).................................................     396,451            410,646           437,812
Other liabilities.......................................................       5,328              6,232             4,844
                                                                            --------           --------          --------
   Total liabilities....................................................     500,606            507,139           519,139
                                                                            --------           --------          --------
Commitments and contingencies (Notes 6, 7, 8 and 10)
Stockholders' equity:
 Common stock, $.01 par value, authorized 20,000 shares, issued and outstanding 848 at July 3, 1998, July 2, 1999 and March 31,
   2000.................................................................           -                  -                 -
 Additional paid-in capital.............................................      41,075             41,075            41,075
 Cumulative currency translation adjustment.............................           5             (1,368)           (4,424)
 Retained earnings (deficit)............................................      (2,407)            12,590            23,363
                                                                            --------           --------          --------
   Total stockholders' equity...........................................      38,673             52,297            60,014
                                                                            --------           --------          --------
                                                                            $539,279           $559,436          $579,153
                                                                            ========           ========          ========

                               Tekni-Plex, Inc.
                     Consolidated Statements of Operations
                 (Dollars in Thousands, Except Share Amounts)

                                                                Years ended                       Nine months ended
                                                   -------------------------------------       ------------------------
                                                   June 27,        July 3,       July 2,       April 2,       March 31,
                                                     1997           1998          1999           1999           2000
                                                   --------       --------      --------       --------       ---------
                                                                                                     (unaudited)
Net sales....................................      $144,736       $309,597      $489,237       $331,827       $351,179
Cost of sales................................       107,007        232,499       358,293        242,178        256,682
                                                   --------       --------      --------       --------       --------
     Gross profit............................        37,729         77,098       130,944         89,649         94,497
Operating expenses:
 Selling, general and administrative.........        15,886         39,220        62,534         44,925         42,994
                                                   --------       --------      --------       --------       --------
     Income from operations                          21,843         37,878        68,410         44,724         51,503
Other expenses:
 Interest, net...............................         8,094         19,682        38,977         28,866         29,723
 Other.......................................           646            415           286            661            707
                                                   --------       --------      --------       --------       --------
     Income before provision for
       income taxes and
       extraordinary item....................        13,103         17,781        29,147         15,197         21,073
Provision for income taxes (Note 6):
 Current.....................................         3,675          7,232         7,004          7,123          9,914
 Deferred....................................         1,000          1,880         7,146            177            386
                                                   --------       --------      --------       --------       --------
     Income before extraordinary
       item..................................         8,428          8,669        14,997          7,897         10,773
Extraordinary item, net of income taxes......       (20,666)             -             -              -              -
                                                   --------       --------      --------       --------       --------
Net income (loss)............................      $(12,238)      $  8,669      $ 14,997       $  7,897       $ 10,773
                                                   ========       ========      ========       ========       ========

                               Tekni-Plex, Inc.
                Consolidated Statements of Comprehensive Income
                 (Dollars in Thousands, Except Share Amounts)

                                                               Years ended                        Nine months ended
                                                   ------------------------------------        ------------------------
                                                   June 27,       July 3,       July 2,        April 2,       March 31,
                                                     1997          1998          1999           1999            2000
                                                   --------       -------       -------        --------       ---------
                                                                                                    (unaudited)
Net income...................................      $(12,238)      $ 8,669       $14,997         $7,897         $10,773
Other comprehensive income (loss), net of
 taxes:
   Foreign currency..........................             -             5        (1,373)          (433)         (3,056)
                                                   --------       -------       -------         ------         -------
Net income (loss)............................      $(12,238)      $(8,674)      $13,624         $7,464         $ 7,717
                                                   ========       =======       =======         ======         =======

                               Tekni-Plex, Inc.
                Consolidated Statements of Stockholders' Equity
                 (Dollars in Thousands, Except Share Amounts)

                                                                              Cumulative
                                                                Additional     Currency
                                                  Common         Paid-In      Translation        Retained
                                                  Stock          Capital       Adjustment        Earnings         Total
                                                 --------       ----------    -----------        --------        -------
Balance, June 28, 1996.......................    $      -         $23,000       $      -         $  1,162       $24,162
Issuance of common stock.....................           -          18,473              -                -        18,473
Net loss.....................................           -               -              -          (12,238)      (12,238)
                                                 --------         -------       --------         --------       -------
Balance, June 27, 1997.......................           -          41,473              -          (11,076)       30,397
Repurchase and cancellation of shares........           -            (398)             -                -          (398)
Foreign currency translation.................           -               -              5                -             5
Net income...................................           -               -              -            8,669         8,669
                                                 --------         -------       --------         --------       -------
Balance, July 3, 1998........................           -          41,075              5           (2,407)       38,673
Foreign currency translation.................           -               -         (1,373)               -        (1,373)
Net income...................................           -               -              -           14,997        14,997
                                                 --------         -------       --------         --------       -------
Balance, July 2, 1999........................           -          41,075         (1,368)          12,590        52,297
                                                 --------         -------       --------         --------       -------
Foreign currency translation - (unaudited)              -               -         (3,056)               -        (3,056)
Net income (unaudited).......................           -               -              -           10,773        10,773
                                                 --------         -------       --------         --------       -------
Balance, March 31, 2000 (unaudited)..........    $      -         $41,075       $ (4,424)        $ 23,363       $60,014
                                                 ========         =======       ========         ========       =======

                               Tekni-Plex, Inc.
                     Consolidated Statements of Cash Flows
                 (Dollars in Thousands, Except Share Amounts)

                                                                     Years ended                      Nine months ended
                                                         -----------------------------------       ------------------------
                                                         June 27,      July 3,       July 2,       April 2,       March 31,
                                                           1997          1998         1999           1999           2000
                                                         --------     ---------     --------       --------       ---------
                                                                                                        (unaudited)
Cash flows from operating activities:
 Net income (loss)..................................     $(12,238)    $   8,669     $ 14,997        $ 7,897        $10,773
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Depreciation.....................................        6,051         8,856       16,930         10,608         10,841
   Amortization.....................................        3,500         8,393       18,413         14,358         13,694
   Provision for bad debts..........................          200           705          370              -              -
   Deferred income taxes............................        1,000         1,880        7,146            177            386
   Amortization of redeemable warrants..............          556             -            -              -              -
   Extraordinary loss on extinguishment of debt.....       20,666             -            -              -              -
   Changes in assets and liabilities, net of
     acquisitions:
     Accounts receivable............................           67       (22,269)      (5,709)         5,948          5,742
     Inventories....................................         (360)       24,730       (4,778)       (23,208)       (39,403)
     Prepaid expenses and other current assets......         (292)        1,918       (1,483)         2,413         (5,266)
     Other assets...................................           12           534         (532)          (400)           (12)
     Accounts payable and other current
       liabilities..................................          496        (4,335)      (4,859)       (27,208)       (19,549)
     Income taxes...................................         (121)        4,262       (1,701)        (1,729)         3,426
     Other liabilities..............................            -        (4,334)           -              -         (1,388)
                                                          -------     ---------     --------        -------        -------
       Net cash provided by (used in)
         operating activities.......................       19,537        29,009       38,794        (11,144)       (20,556)
                                                          -------     ---------     --------        -------        -------
Cash flows from investing activities:
 Acquisitions of net assets including acquisition
   costs, net of cash acquired......................            -      (303,389)     (45,139)       (17,571)          (193)
 Capital expenditures...............................       (3,934)       (7,283)     (12,950)        (9,976)       (11,176)
 Increase in deposits...............................       (2,339)            -            -          1,746           (336)
                                                          -------     ---------     --------        -------        -------
       Net cash used in investing activities........       (6,273)     (310,672)     (58,089)       (25,801)       (11,705)
                                                          -------     ---------     --------        -------        -------
Cash flows from financing activities:
 Net borrowings (repayments) under line of credit...       (6,857)            7       22,234         27,440         32,000
 Proceeds from long-term debt.......................       75,000       319,156            -              -              -
 Repayments of long-term debt.......................      (64,551)         (787)     (10,177)        (7,633)        (3,854)
 Proceeds from capital contribution.................       18,473             -            -              -              -
 Debt financing costs...............................       (5,282)      (18,052)           -              -            (42)
 Redemption of capital..............................            -          (398)           -              -              -
 Redemption of warrants.............................      (20,000)            -            -              -              -
                                                          -------     ---------     --------        -------        -------
       Net cash provided by (used in)
         financing activities.......................       (3,217)      299,926       12,057         19,807         28,104
                                                          -------     ---------     --------        -------        -------
Effect of exchange rate changes on cash                         -             5           (8)             -              -
                                                          -------     ---------     --------        -------        -------
Net (decrease) increase in cash.....................       10,047        18,268       (7,246)       (17,138)        (4,157)
Cash, beginning of period...........................        1,048        11,095       29,363         29,363         22,117
                                                          -------     ---------     --------        -------        -------
Cash, end of period.................................      $11,095     $  29,363     $ 22,117        $12,225        $17,960
                                                          =======     =========     ========        =======        =======

                               Tekni-Plex, Inc.

                  Notes to Consolidated Financial Statements
                     (Information for the six months ended
                April 1, 1999 and March 31, 2000 is unaudited)
                 (Dollars in Thousands, Except Share Amounts)

1.  Summary of Accounting Policies

     Nature of Business

     Tekni-Plex, Inc. is a global, diversified manufacturer of packaging, products, and materials for the healthcare, consumer, and food packaging industries. The Company has built a leadership position in its core markets, and focuses on vertically integrated production of highly specialized products. The Company's operations are aligned under four primary business groups:
Healthcare Packaging, Products, and Materials; Consumer Packaging and Products; Food Packaging; and Specialty Resins and Compounds.

     Consolidation Policy

     The consolidated financial statements include the financial statements of Tekni-Plex, Inc. and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

     Interim Financial Information Note

     The unaudited balance sheet as of March 31, 2000, the unaudited consolidated statements of earnings and cash flows for the six month periods ended March 31, 2000, and the unaudited statement of stockholders' equity for the six month period ended March 31, 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (which include normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2000 and March 31, 2000 and for the six month periods presented, have been included.

     The results of operations for the six months ended March 31, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year.

     Inventories

     Inventories are stated at the lower of cost (weighted average) or market.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation and amortization are computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes. Repairs and maintenance are charged to expense as incurred.

     Intangible Assets

     The Company amortizes the excess of cost over the fair value of net assets acquired on a straight-line basis over 15 years, and the cost of acquiring certain patents and trademarks, over seventeen and ten years, respectively. Recoverability is evaluated periodically based on the expected undiscounted net cash flows of the related businesses.

     Deferred Financing Costs

     The Company amortizes the deferred financing costs incurred in connection with the Company's borrowings over the life of the related indebtedness (5-10 years).

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized for differences between the financial statement and income tax basis of assets and liabilities based upon statutory rates enacted for future periods. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Revenue Recognition

     The Company recognizes revenue when goods are shipped to customers. The Company provides for returned goods and volume rebates on an estimated basis.

     Cash Equivalents

     The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

     Fiscal Year-End

     The Company utilizes a 52/53 week fiscal year ending on the Friday closest to June 30. The year ended July 3, 1998 contained 53 weeks, the years ended July 2, 1999 and June 27, 1997 contained 52 weeks each.

     Reclassifications

     Certain items in the prior year financial statements have been reclassified to conform to the current year presentation.

     Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Foreign Currency Translation

     Assets and liabilities of international subsidiaries are translated at current exchange rates and related translation adjustments are reported as a component of stockholders' equity. Income statement accounts are translated at the average rates during the period.

     Long-Lived Assets

     Long-lived assets, such as goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When such impairments exist, the related assets will be written down to fair value. No impairment losses have been recorded through July 2, 1999.

     Stock Based Compensation

     The Company applies the provisions of SFAS No. 123, "Accounting for Stock--Based Compensation," which allows the Company to apply APB Opinion 25 and related interpretations in accounting for its stock options and present pro forma effects of the fair value of such options.

     New Accounting Pronouncements

     In June 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. SFAS 133, as amended by SFAS 137, is effective for the Company's 2001 fiscal year. SFAS 133 is not applicable to the Company since the client does not currently have hedging activities.

2.  Acquisitions

     On April 24, 1999, the Company purchased certain assets and assumed certain liabilities of High Voltage Engineering Corp. - Natvar Division ("Natvar"), for approximately $26,000. The acquisition was recorded under the purchase method and Natvar's operations have been reflected in the statement of operations since that date. As a result of the acquisition, goodwill of approximately $17,100 has been recorded, which is being amortized over 15 years.

     On January 25, 1999, the Company purchased certain assets and assumed certain liabilities of Tri-Seal International, Inc. ("Tri-Seal") for approximately $21,000. The acquisition was recorded under the purchase method and Tri-Seal's operations have been reflected in the statement of operations since that date. As a result of the acquisition, goodwill of approximately $13,600 has been recorded, which is being amortized over 15 years.

     The following table presents the unaudited pro forma results of operations as though the acquisition of Tri-Seal and Natvar occurred on June 28, 1997:

                                                    July 3,       July 2,
Year ended                                           1998          1999
----------                                         --------      ---------
Net sales....................................      $342,910      $510,050
Income from operations.......................        38,477        70,691
Income before provision for income taxes.....        18,731        31,211

     On March 3, 1998, Tekni-Plex acquired PureTec Corporation ("PureTec"), a publicly traded company with annual sales of $315,000, for $312,000. PureTec is a leading manufacturer of plastic packaging, products, and materials primarily for the healthcare and consumer markets. PureTec is a wholly-owned subsidiary of Tekni-Plex. This acquisition was financed by the issuance of $200,000 of Senior Subordinated Debt (Note 5(a)) and $115,000 of Senior Term Debt (Note 5(c)).

     The acquisition was recorded under the purchase method, whereby PureTec's net assets were recorded at their fair value and its operations have been reflected in the statement of operations since the acquisition date. As a result of the acquisition, goodwill of approximately $162,000 has been recorded, which is being amortized over 15 years.

     In connection with the acquisition of PureTec, a reserve of $24,000 was established. The reserve was comprised of the costs to close or sell incompatible and duplicate facilities, terminate employees and provide for existing litigation. At July 2, 1999, approximately $8,400 was remaining in this reserve, which is included in accrued expenses. The remaining reserve is primarily to cover pre-existing litigation and lease costs of facilities to be closed which extend for the next four years.

     The following table presents the unaudited pro forma results of operations as though the acquisition of PureTec occurred on June 28, 1997:

                                                          Year ended
                                                         July 3, 1998
                                                         ------------
Net sales...........................................       $507,482
Income from operations..............................         45,858
Income before provision for income taxes............          3,494

     Pro forma adjustments were made to the related historical results to reflect changes in interest expense and goodwill amortization.

     The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

3.  Inventories

     Inventories are summarized as follows:

                            July 3,      July 2,       March 31,
                             1998         1999           2000
                            -------      -------       --------

Raw materials.........      $24,427      $26,663       $ 33,963
Work-in-process.......        5,136        5,282          7,404
Finished goods........       28,366       31,245         60,652
                            -------      -------       --------
                            $57,929      $63,190       $102,019
                            =======      =======       ========

4.  Property, Plant and Equipment

     Property, plant and equipment consists of the following:

                                      July 3,   July 2,  March 31,  Estimated
                                       1998      1999      2000    useful lives
                                      -------  --------- --------  ------------
Land................................. $14,764  $ 14,611  $ 15,045
Building and improvements............  26,411    31,043    32,232  30 - 40 years
Machinery and equipment..............  97,256   114,927   115,685   5 - 10 years
Furniture and fixtures...............   2,256     2,691     4,929   5 - 10 years

                                      July 3,   July 2,  March 31,  Estimated
                                       1998      1999      2000    useful lives
                                      -------  --------- --------  ------------
Construction in progress (primarily
machinery and equipment).............   6,885     8,768    10,027
                                     --------  --------  --------
                                      147,572   172,040   177,918
Less:  Accumulated depreciation....... 19,338    35,087    43,673
                                     --------  --------  --------
                                     $128,234  $136,953  $134,245
                                     ========  ========  ========

5.  Long-Term Debt

     Long-term debt consists of the following:

                                              July 3,    July 2,   March 31,
                                               1998       1999       2000
                                             --------   --------   ---------
Senior Subordinated Notes issued
  March 3, 1998 at 9 1/4%, due
  March 1, 2008. Interest payable
  semi-annually (a)......................... $200,000   $200,000   $200,000
Senior Subordinated Notes issued
  April 4, 1997 at 11 1/4%, due
  April 1, 2007. Interest payable
  semi-annually (b).........................   75,000     75,000     75,000
Senior Debt (c):
 Revolving line of credit...................        -     22,000     54,000
 Term notes.................................  114,213    111,063    108,700
Other, primarily foreign term loans,
  with interest rates ranging from
  4 1/4% to 8.4% and maturities from
  2000 to 2004..............................   12,692      8,331      7,036
                                             --------   --------   --------
                                              401,905    416,394    444,736
Less:  Current liabilities..................    5,454      5,748      6,924
                                             --------   --------   --------
                                             $396,451   $410,646   $437,812
                                             ========   ========   ========
---------
(a) In February 1998, the Company issued $200,000 of 9 1/4%, ten year Senior Subordinated Notes, the net proceeds of which were used in connection with the PureTec acquisition (Note 2). Interest is payable semi-annually. The notes are uncollateralized and rank equally to the $75,000 Senior Subordinated Notes discussed below and will be subordinate to all current and future senior indebtedness of the Company. The notes are callable by the Company after March 1, 2003 at a premium of 4 5/8%, which decreases to par after March 2006. Upon a change in control, the Company is required to make an offer to repurchase the Notes at 101% of the principal amount. These notes also contain various covenants including a limitation on future indebtedness; limitation of payments, including prohibiting the payment of dividends; and limitations on mergers, consolidations and sale of assets.

(b) In April 1997, the Company issued $75,000 of 11 1/4% ten year notes. Interest on the notes is payable semi-annually. These notes are uncollateralized and rank equally with the $200,000 Senior Subordinated Notes discussed above and will be subordinate to all current and future senior indebtedness of the Company. The notes are callable by the Company after April 1, 2002 at a premium which decreases to par after April 2005. These notes also contain various covenants and change in control similar to those provisions discussed above.

     The net proceeds of these bonds along with a capital contribution of $18,473 were used to repay the balance of $36,800 on a prior credit facility, repay prior subordinated notes of $25,200, including a prepayment penalty of $1,200 and repurchase all outstanding redeemable warrants for $20,000 with the balance being used for general corporate purposes. These transactions resulted in an extraordinary loss of approximately $20,666. The extraordinary loss was comprised of (i) the prepayment penalty of $1,200 and the write-off of deferred financing costs and debt discount of $3,449 net of the combined tax benefit of $1,757, and
     (ii) the loss on the repurchase of the warrants of $17,773 and has been reflected in the 1997 statements of operations.

(c)  Senior Debt

     The Company has a Senior Debt agreement, which includes a $90,000 revolving credit agreement, and two term loans in the aggregate amount of $115,000. The proceeds of the term loans were used as part of the financing for the PureTec acquisition (Note 2). These loans are senior to all other indebtedness and are collateralized by substantially all the assets of the Company. The debt agreement includes various covenants including a limitation on capital expenditures and compliance with customary financial ratios. At July 2, 1999, the Company is in compliance with these covenants.

     Revolving Credit Agreement

     Borrowings under the agreement may be used for general corporate purposes and at July 2, 1999, $68,000 is available for borrowing. Interest, at the Company's option, is charged at the Prime Rate, plus the Applicable Base Rate (initially 1.25%) or the Adjusted LIBOR Rate, as defined, plus the Applicable Euro-Dollar Margin (initially 2.25%). The Applicable Base Rate and Applicable Euro-Dollar Margin can be reduced by up to 1.25% based on the maintenance of certain leverage ratios. At July 2, 1999, the rate charged is 8.75%. This agreement matures on March 31, 2004.

     Term Loan A

     Borrowings under this loan in the amount of $50,000, were used in connection with the acquisition of PureTec. Interest is payable quarterly at the same rates discussed above under the Revolving Credit Agreement, 7.125% at July 2, 1999. Principal is payable $625 quarterly, increasing to $5,000 at June 30, 2003 through the maturity date of March 31, 2004.

     Term Loan B

     Borrowings under this loan in the amount of $65,000, were used solely in connection with the acquisition of PureTec. Interest is payable quarterly at the same rate discussed above, except the Applicable Base Rate is initially 1.75% and the Applicable Euro-Dollar Margin is initially 2.75%. The rate at July 2, 1999 is 7.625%. In addition, the Applicable Base Rate and Applicable Euro-Dollar Margin was reduced .5% based on the maintenance of certain leverage ratios. Principal is payable $162.5 quarterly, increasing to $7,150 on June 30, 2004 and to $8,125 on June 30, 2005 through the maturity date of March 31, 2006.

(d)  PureTec Senior Secured Notes

     In November 1993, PST, a subsidiary of PureTec, issued $125,000 11.25% Senior Secured Notes which were to mature in 2003. In connection with the acquisition of PureTec by the Company, $123,450 of these notes were redeemed. The balance of these notes were redeemed during 1999.

Principal payments on long-term debt over the next five years and thereafter are as follows:

2000...................................        $5,748
2001...................................         7,021

2002...................................         8,868
2003...................................        17,319
2004...................................        45,058
Thereafter.............................       332,380
                                             --------
                                             $416,394
                                             ========

     The Company believes the recorded value of long-term debt approximates fair value based on current rates available to the Company for similar debt.

6.  Income Taxes

     The provision for income taxes is summarized as follows:

                                                   Years ended                   Nine months ended
                                       ---------------------------------       ------------------------
                                       June 27,     July 3,      July 2,       April 2,       March 31,
                                         1997        1998         1999           1999           2000
                                       --------     -------      -------       --------       ---------
Current:
 Federal..........................     $3,425       $4,492      $ 3,604         $4,253        $ 6,399
 Foreign..........................          -        1,345        2,900          2,120          2,386
 State and local..................        250        1,395          500            750          1,129
                                       ------       ------      -------         ------        -------
                                        3,675        7,232        7,004          7,123          9,914
                                       ------       ------      -------         ------        -------
Deferred:
 Federal..........................        932        1,656        5,918            104            225
 Foreign..........................          -          182          328             55            121
 State and local..................         68           42          900             18             40
                                       ------       ------      -------         ------        -------
                                        1,000        1,880        7,146            177            386
                                       ------       ------      -------         ------        -------
Provision for income taxes........     $4,675       $9,112      $14,150         $7,300        $10,300
                                       ======       ======      =======         ======        =======

     The components of income before income taxes are as follows:

                                                                        Years ended                Nine months ended
                                                              ------------------------------     ----------------------
                                                              June 27,    July 3,    July 2,     April 2,     March 31,
                                                                1997       1998       1999         1999         2000
                                                              -------    -------    -------      -------      --------
Domestic................................................      $13,103    $14,754    $21,198      $ 9,728      $14,634
Foreign.................................................            -      3,027      7,949        5,469        6,439
                                                              -------    -------    -------      -------      -------
                                                              $13,013    $17,781    $29,147      $15,197      $21,073
                                                              =======    =======    =======      =======      =======

     The provision for income taxes differs from the amounts computed by applying the applicable Federal statutory rates due to the following:

                                                                          Years ended                      Nine months ended
                                                             -----------------------------------        -----------------------
                                                             June 27,      July 3,       July 2,        April 2,      March 31,
                                                               1997          1998         1999            1999          2000
                                                             --------      -------       -------        --------      ---------
Provision for Federal income taxes at statutory rate....      $4,455       $6,046        $9,910         $5,167         $7,165



                                                                          Years ended                      Nine months ended
                                                             -----------------------------------        -----------------------
                                                             June 27,      July 3,       July 2,        April 2,      March 31,
                                                               1997          1998         1999            1999          2000
                                                             --------      -------       -------        --------      ---------
State and local income taxes, net of Federal benefit....         165          921           330            172            773
Non-deductible goodwill amortization....................           -        1,838         3,765          1,958          2,025

Foreign tax rates in excess of Federal tax rate.........           -          328           465            273            318
Other, net..............................................          55          (21)         (320)           270             19
                                                              ------       ------       -------         ------        -------
Provision for income taxes..............................      $4,675       $9,112       $14,150         $7,300        $10,300
                                                              ======       ======       =======         ======        =======

     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                               July 3,       July 2,       March 31,
                                                                1998          1999           2000
                                                              --------      --------       ---------
Current deferred taxes:
 Allowance for doubtful accounts.........................      $   565       $   533         $   643
 Inventory...............................................          818           934             934
 Accrued expenses........................................        4,182         4,433           4,123
                                                               -------       -------         -------
   Total current deferred tax assets.....................      $ 5,565       $ 5,900         $ 5,700
                                                               =======       =======         =======
Long-term deferred taxes:
 Net operating loss carryforwards........................      $29,359       $28,863         $27,181
 Accrued pension and post-retirement.....................        1,375         1,497           1,570
 Accrued expenses........................................          464           626           1,483
 Difference in book vs. tax basis of assets..............       (6,114)       (6,668)         (5,909)
 Accelerated tax vs. book depreciation...................      (13,019)      (17,972)         18,186
                                                               -------       -------         -------
   Total long-term net deferred tax assets...............       12,065         6,346           6,139
Valuation allowance......................................       (5,000)       (5,000)         (5,000)
                                                               -------       -------         -------
Total long-term net deferred tax assets..................      $ 7,065       $ 1,346         $ 1,139
                                                               =======       =======         =======

     The net long-term deferred tax assets have been subjected to a valuation allowance since management believes it is more likely than not that this portion of the net operating loss carryforward ("NOL") balance will not be realized as a result of the various limitations on their usage, discussed below.

     The domestic net operating losses are subject to matters discussed below and are subject to change due to the restructuring occurring at the subsidiary level, as well as adjustment for the timing of inclusion of expenses and losses in the federal returns as compared to amounts included for financial statement purposes.

     Net Operating Losses

     The Company and its U.S. subsidiaries file a consolidated tax return. The NOL carryforwards, as a result of the PureTec acquisition, involve complex issues of federal tax law and are subject to various limitations as follows:

     o $35,800 - Subject to IRC Section 382 change of ownership annual limitation of approximately $3,900; this includes $4,700 of losses incurred prior to 1992, which are subject to additional limitations; expire 2002-2010.

     o $19,500 - Subject to IRC Section 382 change of ownership annual limitation of approximately $3,100; expire 2001 - 2010.

     o $29,500 - Subject to IRC Section 382 change of ownership annual limitation of approximately $5,900; expires 2009.

     To the extent the amounts of NOL's reserved are subsequently recognized, they will cause changes in the goodwill arising from the transaction. In addition to the domestic NOL balances, the Company has incurred losses relating to a subsidiary, taxable in Northern Ireland. Fiscal 1997and 1998 losses aggregated $1,818 which have no expiration date. The Company believes that it is more likely than not that this deferred tax asset will not be realized and has recorded a full valuation allowance on these amounts.

7.  Employee Benefit Plans

     (a) Savings Plans

          (i) The Company maintains a discretionary 401(k) plan covering all eligible employees, excluding those employed by its Dolco Division ("Dolco") and PureTec, with at least one year of service. Contributions to the plan are determined annually by the Board of Directors. There were no contributions for years ended June 27, 1997, July 3, 1998 and July 2, 1999.

          (ii) The Company has a defined contribution profit sharing plan for the benefit of all employees having completed one year of service with Dolco. The Company contributes 3% of compensation for each participant and a matching contribution of up to 1% when an employee contributes 3% compensation. Contributions totaled approximately $475, $653 and $727 for the years ended June 27, 1997, July 3, 1998 and July 2,1999, respectively.

         (iii) Additionally, the Company has a savings plan for all employees of three wholly-owned subsidiaries who are not covered under a collective bargaining agreement. The three subsidiaries are Plastic Specialties & Technology, Inc. ("PST"); Burlington Resins, Inc. ("Burlington"); and PTI Plastics, Inc. ("PTI"). Under the savings plan, the Company matches each eligible employees' contribution up to 3% of the employees' earnings. Such contribution amounted to approximately $215 for the period March 3 through July 3, 1998 and $362 for the year ended July 2, 1999.

     (b) Pension Plans

          (i) The Company maintains a non-contributory defined benefit pension plan that covers substantially all non-collective bargaining unit employees of PST and Burlington, who have completed one year of service and are not participants in any other pension plan. The funding policy of the Company is to make contributions to the plan based on actuarial computations of the minimum required contribution for the plan year. On September 8, 1998, the Company approved a plan to freeze this defined benefit pension plan effective September 30, 1998, resulting in a curtailment gain of $576.

     The components of net periodic pension costs are as follows:

                                                      Period ended   Year ended
                                                      July 3, 1998  July 2, 1999
                                                      ------------  ------------
Service cost..........................................   $   290       $   253
Interest cost on projected benefit obligations........       202           674
Expected actual return on plan assets.................      (233)         (938)
Amortization of unrecognized net gain.................         -            (8)
Recognized curtailment gain...........................         -          (576)
                                                         -------       -------
Net pension cost......................................   $   259       $  (595)
                                                         =======       =======
Change in Projected Benefit Obligation
Projected benefit obligation, beginning of period.....   $ 9,759       $10,127
Service cost..........................................       290           253
Interest cost.........................................       202           674
Curtailments..........................................         -          (576)
Actuarial gain........................................       (24)         (512)
Benefits paid.........................................      (100)         (411)
                                                         -------       -------
Projected benefit obligation, end of period...........   $10,127       $ 9,555
                                                         =======       =======
Change in Plan Assets
Plan assets at fair value, beginning of period........   $ 8,852       $ 9,555
Actual return on plan assets..........................       334           827
Company contributions.................................       172         1,142
Benefits paid.........................................      (100)         (411)
                                                         -------       -------
Plan assets at fair value, end of period..............   $ 9,258       $11,113
                                                         =======       =======

     The funded status of the Plan and amounts recorded in the Company's balance sheets are as follows:

                                                       July 3, 1998 July 2, 1999
                                                       ------------ ------------
Funded status of the plan.............................    $(869)        $1,558
Unrecognized net gain.................................        -           (467)
                                                          -----         ------
Prepaid (accrued) pension cost........................    $(869)        $1,091
                                                          =====         ======

     The expected long-term rate of return on plan assets was 9% for the periods presented and the discount rate was 7 1/2% at July 3, 1998 and July 2, 1999.

          (ii) The Company's Burlington subsidiary has a non-contributory defined benefit pension plan that covers substantially all hourly compensated employees covered by a collective bargaining agreement, who have completed one year of service. The funding policy of the Company is to make contributions to this plan based on actuarial computations of the minimum required contribution for the plan year.

     The components of net periodic pension costs are as follows:

                                                     Period ended    Year ended
                                                     July 3, 1998   July 2, 1999
                                                     ------------   ------------
Service cost.........................................  $   40          $  133
Interest cost on projected benefit obligations.......     136             366
Expected return on plan assets.......................    (140)           (453)
                                                       ------          ------
  Net pension cost.................................... $   36          $   46
                                                       ======          ======
Change in Projected Benefit Obligation
Projected benefit obligation, beginning of period....  $4,898          $4,974
Service cost.........................................      40             133
Interest cost........................................     136             366
Actuarial gain.......................................     (52)              -
Benefits paid........................................     (48)           (181)
                                                       ------          ------
Projected benefit obligation, end of period..........  $4,974          $5,292
                                                       ======          ======
Change in Plan Assets
Plan assets at fair value, beginning of period.......  $4,708          $4,978
Actual return on plan assets.........................     206             410
Company contributions................................     112             224
Benefits paid........................................     (48)           (181)
                                                       ------          ------
Plan assets at fair value, end of period.............  $4,978          $5,431
                                                       ======          ======

     The funded status of the Plan and amounts recorded in the Company's balance sheets are as follows:

                                                    July 3, 1998    July 2, 1999
                                                    ------------    ------------
Funded status of the plan...........................     $4             $139
Unrecognized net loss...............................      -               43
                                                         --             ----
Prepaid pension cost................................     $4             $182
                                                         ==             ====

     The expected long-term rate of return on plan assets was 9% for the periods presented and the discount rate was 7 1/2% at July 3, 1998 and July 2, 1999.

    (iii) The Company also has a defined benefit pension plan for the benefit of all employees having completed one year of service with Dolco. The Company's policy is to fund the minimum amounts required by applicable regulations. Dolco's Board of Directors approved a plan to freeze the pension plan on June 30, 1987, at which time benefits ceased to accrue. The Company has not been required to contribute to the plan since 1990.

     (c) Post-retirement Benefits

     In addition to providing pension benefits, the Company also sponsors the Burlington Retiree Welfare Plan, which provides certain healthcare benefits for retired employees of the Burlington division who were employed on an hourly basis, covered under a collective bargaining agreement and retired prior to July 31, 1997. Those employees and their families became eligible for these benefits after the employee completed five years of service, if retiring at age fifty-five, or at age sixty-five, the normal retirement age. Post retirement healthcare benefits paid for the period March 3 through July 3, 1998 and for the year ended July 2, 1999 amounted to $84 and $139, respectively.

     Net periodic post-retirement benefit costs are as follows:


                                                                      Period ended        Year ended
                                                                      July 3, 1998       July 2, 1999
                                                                      ------------       ------------
Service cost.....................................................        $   10             $   42
Interest cost....................................................           100                146
                                                                         ------             ------
 Net post-retirement benefit cost................................        $  110             $  188
                                                                         ======             ======
Change in Projected Benefit Obligation
Projected benefit obligation, beginning of period................        $1,936             $1,997
Service cost.....................................................            10                 42
Interest cost....................................................            42                146
Actuarial loss (gain)............................................            37                  -
Benefits paid....................................................           (28)               (84)
                                                                         ------             ------
Projected benefit obligation, end of period......................        $1,997             $2,101
                                                                         ======             ======
Change in Plan Assets
Plan assets at fair value, beginning of period...................        $    -             $    -
Company contributions............................................           139                 84
Benefits paid                                                              (139)               (84)
                                                                         ------             ------
Plan assets at fair value, end of period.........................        $    -             $    -
                                                                         ======             ======

     The funded status of the Plan and amounts recorded in the Company's balance sheets are as follows:

                                            July 3, 1998       July 2, 1999
                                            ------------       ------------
Funded status of the plan.........            $(1,997)           $(2,101)
                                              -------            -------
Accrued post-retirement cost......            $(1,997)           $(2,101)
                                              =======            =======

     The accumulated post-retirement benefit obligation was determined using a 7 1/2% discount rate for the periods presented. The healthcare cost trend rate for medical benefits was assumed to be 6%, gradually declining until it reaches a constant annual rate of 5% in 2002. The healthcare cost trend rate assumption has a significant effect on the amounts reported. A 1% increase in healthcare trend rate would increase the accumulated post-retirement benefit obligation by $239 and $214 and increase the service and interest components by $5 and $6 at July 3, 1998 and July 2, 1999.

8.  Related Party Transactions

     The Company has a management consulting agreement with an affiliate of a stockholder. The terms of the agreement require the Company to pay a fee of approximately $30 per month for a period of ten years. Consulting service fees were approximately $390, $400 and $400 for the years ending June 27, 1997, July 3, 1998 and July 2, 1999 respectively.

9.  Stock Options

     In April 1994, the Company granted options to an employee to acquire
2 1/2% of the outstanding common stock for $13.5 per share, with anti-dilution provisions. The options are exercisable as to 33 1/33% of the shares on the first, second and third anniversary dates of the original grant and expire fifteen years from the date of the grant.

     In January 1998, the Company adopted an incentive stock plan (the "Stock Incentive Plan"). Under the Stock Incentive Plan, 45.75206 shares are available for awards to employees of the Company. Options will be granted at fair market value on the date of grant. During 1998 and 1999, options were granted to purchase 28.37 and 7.32 shares of common stock at an exercise price of $154.5 and $222.4 per share, respectively. The options are subject to vesting provisions, as determined by the Board of Directors, at date of grant and expire 10 years from date of grant.

     In addition, an option to purchase 2.288 shares of common stock was granted to a member of the Board of Directors, in April 1998, at an exercise price of $154.5 per share. The options are subject to vesting provisions, as determined by the Board of Directors, at date of grant and expire 10 years from date of grant.

     At July 2, 1999, options for 30.12 shares are exercisable and no options have been exercised or forfeited as of July 2, 1999.

     The Company applies APB Opinion 25 and related interpretations in accounting for these options. Accordingly, no compensation cost has been recognized. Had compensation cost been determined based on the fair value at the grant dates for these awards consistent with the method of SFAS Statement 123, the Company's net income would have been reduced to the pro forma amounts indicated below. The calculations were based on a risk free interest rate of 6.75%, 5.28% and 4.75% in 1997, 1998 and 1999, respectively, expected volatility of zero, a dividend yield of zero and expected lives of 8 years.

                                                     Years ended                    Nine months ended
                                           --------------------------------      ------------------------
                                           June 27,     July 3,     July 2,      April 2,       March 31,
                                             1997        1998        1999          1999           2000
                                           --------     -------     -------      --------       ---------
Income before extraordinary item:
 As reported..........................     $8,428       $8,669      $14,997       $7,897        $10,773
                                           ======       ======      =======       ======        =======
 Pro forma............................     $8,324       $8,618      $14,868       $7,800        $10,653
                                           ======       ======      =======       ======        =======

10.  Commitments and Contingencies

     Commitments

     (a) The Company leases building space and certain equipment in 20 locations throughout the United States, Canada and Europe. At July 2, 1999, the Company's future minimum lease payments are as follows:

2000...................................      $ 4,141
2001...................................        3,933
2002...................................        3,710

2003...................................        2,198
2004...................................        1,491
Thereafter.............................        7,852
                                             -------
                                             $23,325
                                             =======

     Rent expense, including escalation charges, amounted to approximately $676, $2,802 and $3,756 for the years ended June 27, 1997, July 3, 1998 and
July 2, 1999, respectively.

     (b) The Company has employment contracts with two employees, which provide for minimum salaries of $1,800 and bonuses based on performance and expire in June 2002. Salaries and bonuses for the years ended July 3, 1998 and July 2, 1999 under these contracts were $1,800 and $13,471 and $1,157 and $7,608, respectively. These contracts provide aggregate minimum annual compensation of $1,800 for each of the fiscal years in the period ended 2002.

     Contingencies

     (a) In January 1993 and 1994, the Company's Belgian subsidiary received income tax assessments aggregating approximately $2,114 (75,247 Belgian Francs) for the disallowance of certain foreign tax credits and investment losses claimed for the years ended July 31, 1990 and 1991. Additionally, in January 1995, the subsidiary received an income tax assessment of approximately $902 (32,083 Belgian francs) for the year ended July 31, 1992. By Belgian law, these assessments are capped at the values above and do not continue to accrue additional penalties or interest. Although the future outcome of these matters are uncertain, the Company believes that its tax position was appropriate and that the assessments are without merit. Therefore, the Company has appealed the assessments. Based on advice of legal counsel in Belgium, the Company believes that the assessment appeals will be accepted by the tax authorities in Belgium, although there can be no assurance whether or when such appeals will be accepted.

     (b) The Company is a party to various other legal proceedings arising in the normal conduct of business. Management believes that the final outcome of these proceedings will not have a material adverse effect on the Company's financial position.

11.  Concentrations of Credit Risks

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits and trade accounts receivable.

     The Company provides credit to customers on an unsecured basis after evaluating customer credit worthiness. Since the Company sells to a broad range of customers, concentrations of credit risk are limited. The Company provides an allowance for bad debts where there is a possibility for loss.

     The Company maintains demand deposits at several major banks throughout the United States. As part of its cash management process, the Company periodically reviews the credit standing of these banks.

12.  Supplemental Cash Flow Information

     (a) Cash Paid

                 June 27,    July 3,    July 2,    April 2,    March 31,
                   1997       1998       1999        1999        2000
                 --------    -------    -------    --------    ---------
Interest.....     $5,317     $15,776    $37,376     $28,191      $32,859
                  ======     =======    =======     =======      =======
Income taxes.     $3,747     $ 5,832    $10,185     $ 7,119      $ 6,624
                  ======     =======    =======     =======      =======

     (b) Non-Cash Financing and Investing Activities

     The Company purchased certain assets and assumed certain liabilities of Natvar, effective April 24, 1999, for approximately $26,169 in cash. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired....................      $10,192
Goodwill.........................................       17,107
Cash paid........................................      (26,169)
                                                       -------
Liabilities assumed..............................      $ 1,130
                                                       =======

     The Company purchased certain assets and assumed certain liabilities of Tri-Seal, effective January 25, 1999, for approximately $21,272 in cash. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired....................      $11,400
Goodwill.........................................       13,584
Cash paid........................................      (21,272)
                                                       -------
Liabilities assumed..............................      $ 3,712
                                                       =======

     The Company purchased the outstanding stock of PureTec Corporation on March 3, 1998 for approximately $312,047. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired...................      $246,160
Goodwill........................................       161,722
Cash paid.......................................      (312,047)
                                                      --------
Liabilities assumed.............................      $ 95,835
                                                      ========

     The Company purchased certain assets and assumed certain liabilities of PurePlast, Inc., effective July 3, 1997, for approximately $2,292 in cash. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired....................      $1,802
Goodwill.........................................       1,734
Cash paid........................................      (2,292)
                                                       ------
Liabilities assumed..............................      $1,244
                                                       ======

13.  Segment Information

     The Company operates in four industry segments: healthcare packaging, products, and materials; consumer packaging and products; food packaging; and specialty resins and compounds. The healthcare packaging, products, and materials segment principally produces pharmaceutical packaging, medical tubing and medical device materials. The consumer packaging and products segment principally produces precision tubing and gaskets, and garden and irrigation hose products. The food packaging segment produces foamed polystyrene packaging products for the poultry, meat and egg industries. The specialty resins and compounds segment produces specialty PVC resins, recycled PET resins, and general purpose PVC compounds. The healthcare packaging, products, and materials and consumer packaging and products segments have operations in the United States, Europe and Canada. Prior to 1998, the Company operated principally in the food packaging segment.

                                           Healthcare
                                           Packaging,         Consumer                       Specialty
                                          Products and       Packaging          Food         Resins and
July 3, 1998                               Materials        and Products      Packaging       Compounds        Totals
------------                              ------------      ------------      ---------      ----------        ------
Revenues from external customers.....       $ 90,708          $103,744         $99,336         $15,809        $309,597
Interest expense.....................          4,844             6,395           6,346           2,097          19,682
Depreciation and amortization........          1,705             3,854           9,320           1,952          16,831
Segment income from operations.......         13,563            14,866          18,321           2,955          49,705
Segment assets.......................        134,053           224,754          73,261          87,105         519,173
Expenditures for segment assets......          1,347             1,387           4,316             233           7,283

                                           Healthcare
                                           Packaging,         Consumer                       Specialty
                                          Products and       Packaging          Food         Resins and
July 2, 1998                               Materials        and Products      Packaging       Compounds        Totals
------------                              ------------      ------------      ---------      ----------        ------
Revenues from external customers.....       $137,309          $184,684         $100,258        $66,986        $489,237
Interest expense.....................         11,818            13,254            8,014          5,891          38,977
Depreciation and amortization........          7,327            13,072            9,640          5,086          35,125
Segment income from operations.......         25,027            37,848           18,777          6,810          88,462
Segment assets.......................        173,704           216,067           73,351         83,601         546,723
Expenditures for segment assets......          3,761             3,540            4,567          1,082          12,950

                                     July 3, 1998  July 2, 1999
                                     ------------  ------------
Profit or loss
Total operating profit for
  reportable segments before
  income taxes..................      $ 49,705      $ 88,462
Corporate and eliminations......       (11,827)      (20,052)
                                      --------      --------
                                      $ 37,878      $ 68,410
                                      ========      ========
Assets
Total assets from reportable
  segments......................      $519,173      $546,723
Other unallocated amounts.......        20,106        12,713
                                      --------      --------
 Consolidation total............      $539,279      $559,436
                                      ========      ========

                                     July 3, 1998  July 2, 1999
                                     ------------  ------------
Depreciation and amortization
Segment totals..................      $ 16,831      $ 35,125
Corporate.......................           418           218
                                      --------      --------
 Consolidated total.............      $ 17,249      $ 35,343
                                      ========      ========

                                                   Long-lived
July 3, 1998                          Revenues        assets
------------                          --------     ----------
Geographic information
United States...................      $288,520      $325,292
Canada..........................         5,868         2,302
Europe..........................        15,209        27,961
                                      --------      --------
                                      $309,597      $355,555
                                      ========      ========

                                                   Long-lived
July 2, 1999                         Revenues        assets
------------                         --------      ----------
Geographic information
United States...................     $455,603       $339,409
Canada..........................        4,996          2,542
Europe..........................     $ 38,638       $ 25,779
                                     --------       --------
                                     $489,237       $367,730
                                     ========       ========

     Income from operations is total net sales less cost of goods sold and operating expenses of each segment before deductions for general corporate expenses not directly related to an individual segment and interest. Identifiable assets by industry are those assets that are used in the Company's operation in each industry segment, including assigned value of goodwill. Corporate identifiable assets consist primarily of cash, prepaid expenses, deferred income taxes and fixed assets.

     For the year ended July 3, 1998, one customer represented 10% of sales and two customers each represented 11% of accounts receivable at July 3, 1998.

     For the year ended July 2, 1999, one customer represented 11% of sales and two customers each represented 10% of accounts receivable at July 3, 1999.

4.  Supplemental Condensed Consolidating Financial Statements

     Tekni-Plex, Inc. issued 11 1/4% Senior Subordinated Notes in April 1997 and 9 1/4% Series B Senior Subordinated Notes in February 1998. These notes are guaranteed by all domestic subsidiaries of Tekni-Plex. At June 27, 1997, there were no non-guarantor subsidiaries. The following condensed consolidating financial statements present separate information for Tekni-Plex (the "Issuer") and its domestic subsidiaries (the "Guarantors") and the foreign subsidiaries (the "Non-Guarantors").

     Condensed Consolidating Statement of Operations - For the year ended July 2, 1999

                                                                                              Non-
                                                             Issuer        Guarantors       Guarantors       Total
                                                             ------        ----------       ----------       -----
Sales, net...........................................      $150,564         $295,039          $43,634      $489,237
Cost of sales........................................       110,057          218,428           29,808       358,293
                                                           --------         --------          -------      --------
Gross profit.........................................        40,507           76,611           13,826       130,944
Selling, general and administrative..................        44,815           13,243            4,476        62,534
                                                           --------         --------          -------      --------
Income from operations...............................        (4,308)          63,368            9,350        68,410
Interest expense, net................................        39,487             (739)             229        38,977
Other expense (income)...............................           294           (1,180)           1,172           286
                                                           --------         --------          -------      --------
Income (loss) before provision for income taxes......       (44,089)          65,287            7,949        29,147
Provision for income taxes...........................       (23,682)          34,604            3,228        14,150
                                                           --------         --------          -------      --------
Net income (loss)....................................      $(20,407)        $ 30,683          $ 4,721      $ 14,997
                                                           ========         ========          =======      ========

     Condensed Consolidating Balance Sheet - at July 2, 1999:

                                                                                      Non-
                                                     Issuer       Guarantors       Guarantors       Eliminations        Total
                                                     ------       ----------       ----------       ------------        -----
Current assets...............................       $45,967        $117,689          $28,050          $       -       $191,706
Property, plant and equipment, net...........        44,507          77,132           15,314                  -        136,953
Intangible assets............................        68,073         136,639            1,428                  -        206,140
Investment in subsidiaries...................       367,167               -                -           (367,167)             -
Deferred financing costs, net................        19,257            (128)             229                  -         19,358
Deferred taxes...............................         1,346               -                -                  -          1,346
Other long-term assets.......................        89,222          36,046           11,350           (132,685)         3,933
                                                   --------        --------          -------          ---------       --------
 Total assets................................      $635,539        $367,378          $56,371          $(499,852)      $559,436
                                                   ========        ========          =======          =========       ========
Current liabilities..........................      $ 52,551        $ 26,868          $10,842          $       -       $ 90,261
Long-term debt...............................       404,288               -            6,358                  -        410,646
Other long-term liabilities..................       119,759               -           19,158           (132,685)         6,232
                                                   --------        --------          -------          ---------       --------
 Total liabilities...........................       576,598          26,868           36,358           (132,685)       507,139
                                                   --------        --------          -------          ---------       --------
Additional paid-in capital...................        41,095         296,747           15,641           (312,408)        41,075
Retained earnings (deficit)..................        17,846          43,763            5,740            (54,759)        12,590
Cumulative currency translation adjustment...             -               -           (1,368)                 -         (1,368)
                                                   --------        --------          -------          ---------       --------
 Total equity................................        58,941         340,510           20,013           (367,167)        52,297
                                                   --------        --------          -------          ---------       --------
 Total liabilities and equity................      $635,539        $367,378          $56,371          $(499,852)      $559,436
                                                   ========        ========          =======          =========       ========

     Condensed Consolidating Statement of Operations - for the year ended July 3, 1998:

                                                                                              Non-
                                                            Issuer         Guarantors       Guarantors       Total
                                                            ------         ----------       ----------       -----
Sales, net...........................................      $151,507         $137,013          $21,077      $309,597
Cost of sales........................................       110,886          106,543           15,070       232,499


                                     F-25

                                                                                             Non-
                                                            Issuer         Guarantors       Guarantors       Total
                                                            ------         ----------       ----------       -----
Gross profit.........................................        40,621           30,470            6,007        77,098
Selling, general and administrative..................        24,218           12,581            2,421        39,220
Income from operations...............................        16,403           17,889            3,586        37,878
Interest expense, net................................        18,996              477              209        19,682
Other expense (income)...............................           346             (281)             350           415
Income (loss) before provision for income taxes......        (2,939)          17,693            3,027        17,781
Provision for income taxes...........................        (1,447)           9,023            1,536         9,112
Net income (loss)....................................      $ (1,492)        $  8,670          $ 1,491      $  8,669

     Condensed Consolidating Balance Sheet - at July 3, 1998:

                                                                                       Non-
                                                    Issuer         Guarantors       Guarantors       Eliminations       Total
                                                    ------         ----------       ----------       ------------       -----
Current assets...............................      $ 18,510         $100,147          $24,621         $  40,446       $183,724
Property, plant and equipment, net...........        40,535           71,304           16,395                 -        128,234
Goodwill.....................................        30,624          151,055           12,170                 -        193,849
Investment in subsidiaries...................       333,498                -                -          (333,498)             -
Deferred financing costs, net................        22,277              396              118                 -         22,791
Other long-term assets.......................         7,041            2,060            1,580                 -         10,681
                                                   --------         --------          -------         ---------       --------
 Total assets................................      $452,485         $324,962          $54,844         $(293,052)      $539,279
                                                   ========         ========          =======         =========       ========
Current liabilities..........................      $ 28,855         $ 57,395          $12,577         $       -       $ 98,827
Long-term debt...............................       386,063            6,755            3,633                 -        396,451
Other long-term liabilities..................        (6,377)         (48,273)          21,266            38,712          5,328
                                                   --------         --------          -------         ---------       --------
 Total liabilities...........................       408,541           15,877           37,476            38,712        500,606
                                                   --------         --------          -------         ---------       --------
Additional paid-in capital...................        41,095          296,747           15,641          (312,408)        41,075
Retained earnings (deficit)..................         2,849           12,611            1,489           (19,356)        (2,407)
Cumulative currency translation adjustment...             -             (273)             278                 -              5
                                                   --------         --------          -------         ---------       --------
 Total equity................................        43,944          309,085           17,408          (331,764)        38,673
                                                   --------         --------          -------         ---------       --------
 Total liabilities and equity................      $452,485         $324,962          $54,884         $(293,052)      $539,279
                                                   ========         ========          =======         =========       ========

     Condensed Consolidating Statement of Operations - for the nine months ended March 31, 2000

                                                                                              Non-
                                                            Issuer        Guarantors       Guarantors        Total
                                                            ------        ----------       ----------        -----
Sales, net...........................................      $110,892        $205,963          $34,324       $351,179
Cost of sales........................................        78,582         154,775           23,325        256,682
                                                           --------        --------          -------       --------
Gross profit.........................................        32,310          51,188           10,999         94,497
Selling, general and administrative..................        28,347          11,076            3,571         42,994
                                                           --------        --------          -------       --------
Income from operations...............................         3,963          40,112            7,428         51,503
Interest expense, net................................        29,924              44             (245)        29,723
Other expense (income)...............................           346            (868)           1,229            707
                                                           --------        --------          -------       --------
Income (loss) before provision for income taxes......       (26,307)         40,936            6,444         21,073
Provision for income taxes...........................       (12,900)         20,000            3,200         10,300
                                                           --------        --------          -------       --------
Net income (loss)....................................      $(13,407)       $ 20,936          $ 3,244       $ 10,773
                                                           ========        ========          =======       ========

     Condensed Consolidating Balance Sheet - at March 31, 2000

                                                                                   Non-
                                                   Issuer       Guarantors      Guarantors       Eliminations        Total
                                                   ------       ----------      ----------       ------------        -----
Current assets...............................      $ 48,813      $141,358         $35,114          $       -       $225,285
Property, plant and equipment, net...........        41,395        78,364          14,486                  -        134,245
Goodwill.....................................        41,499       154,142           1,403                  -        197,044
Investment in subsidiaries...................       391,347             -               -           (391,347)             -
Deferred financing costs, net................        17,096           212             187                  -         17,495
Other long-term assets.......................        81,748        24,828          11,327           (112,819)         5,084
                                                   --------      --------         -------          ---------       --------
 Total assets................................      $621,898      $398,904         $62,517          $(504,166)      $579,153
                                                   ========      ========         =======          =========       ========
Current liabilities..........................      $ 28,960      $ 31,753         $15,769          $       -       $ 76,482
Long-term debt...............................       432,050             -           5,762                  -        437,812
Other long-term liabilities..................        92,422         4,456          20,785           (112,819)         5,084
                                                   --------      --------         -------          ---------       --------
 Total liabilities...........................       553,432        36,209          42,316           (112,819)       519,138
                                                   --------      --------         -------          ---------       --------
Additional paid-in capital...................        41,076       296,766          15,641           (312,408)        41,075
Retained earnings (deficit)..................        27,390        65,929           8,984            (78,939)        23,364
Cumulative currency translation adjustment...             -             -          (4,424)                 -         (4,424)
                                                   --------      --------         -------          ---------       --------
 Total equity................................        68,466       362,695          20,201           (391,347)        60,015
                                                   --------      --------         -------          ---------       --------
 Total liabilities and equity................      $621,898      $398,904         $62,517          $(504,166)      $579,153
                                                   ========      ========         =======          =========       ========

15.  Quarterly Results of Operations (Unaudited)

                                      First     Second      Third      Fourth
1997                                 Quarter    Quarter    Quarter     Quarter
----                                 -------    -------    -------     -------
Net sales........................    $35,167    $36,428    $38,233    $ 34,908
Gross profit.....................      8,621      9,514     10,454       9,140
Income from operations...........      4,207      6,778      5,609       5,249
Income before extraordinary item.      1,277      2,884      2,266       2,001
Loss on extinguishment of debt...          -          -          -     (20,666)
Net income.......................    $ 1,277    $ 2,884    $ 2,266    $(18,665)

                                      First     Second      Third      Fourth
1998                                 Quarter    Quarter    Quarter     Quarter
----                                 -------    -------    -------     -------
Net sales........................    $ 37,791   $ 37,831   $ 68,388    $165,587
Gross profit.....................       9,934     10,464     17,152      39,548
Income from operations...........       5,886      6,257      7,438      18,297
Net income.......................    $  2,305   $  2,436   $  1,635    $  2,293

                                      First     Second      Third      Fourth
1999                                 Quarter    Quarter    Quarter     Quarter
----                                 -------    -------    -------     -------
Net sales........................    $108,069   $ 94,004   $129,754    $157,410
Gross profit.....................      27,091     24,878     37,680      41,295
Income from operations...........      13,131     10,320     21,273      23,686
Net income.......................    $  1,543   $    505   $  5,849    $  7,100

     Fluctuations in net sales are due primarily to seasonality in a number of product lines, particularly garden hose and irrigation hose products.

                 Valuation and Qualifying Accounts and Reserves
                  (Dollars in Thousands, Except Share Amounts)


                                      Balance at      Charged to       Charged to                        Balance at
                                      Beginning        Costs and         Other                             End of
                                      of Period       Expenses(1)       Accounts      Deductions(2)        Period
                                      ----------      ----------       ----------     ------------       ----------
Year ended June 27, 1997
 Accounts receivable allowance...       $  565           $200                -           $  452            $  313
Year ended July 3, 1998
 Accounts receivable allowance...       $  313           $705            $1,592(3)       $1,284            $1,326
Year ended July 2, 1999
 Accounts receivable allowance...        1,326            370                68(3)          102             1,662

---------
(1) To increase accounts receivable allowance.
(2) Uncollectible accounts written off, net of recoveries.
(3) Balances related to acquisitions.

                                    PART II
                     Information Not Required in Prospectus

Item 20.  Indemnification of Directors and Officers

     Tekni-Plex is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law (as the same exists or may thereafter be amended, the "DGCL") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any such action, suit or proceeding, the corporation must indemnify such person against the expenses which such person has actually and reasonably incurred. In addition, Section 145 of the DGCL allows, subject to specified conditions and exclusions, the advancement of expenses incurred in defending against such action, suit or proceeding, and permits the corporation to purchase and maintain insurance on behalf of such persons, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. The indemnification and advancement of expenses provided by Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     Tekni-Plex's Restated Certificate of Incorporation (the "Certificate") provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit. While the Certificate provides directors with protection from awards for monetary damages for breach of their fiduciary duty, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Certificate as well as Tekni-Plex's Amended and Restated By-laws (the "By-laws") provide for the indemnification of directors and officers of the Company on substantially similar terms and conditions as Section 145 of the DGCL. The By-laws provide for the advancement of expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding on substantially similar terms and conditions as Section 145, and that all rights to indemnification and to the advancement of expenses under the By-laws shall be deemed to be provided by a contract between the Company and the director or officer who serves in such capacity at any time while the By-Laws and any other relevant provisions of the DGCL and any other applicable law, if any, are in effect. The By-laws further provide that references to "the Company" in the above described section of the By-laws shall be deemed to include any subsidiary of the Company now or hereafter organized under the laws of the State of Delaware.

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

 3.1    Restated Certificate of Incorporation of Tekni-Plex, Inc.*
 3.2    Amended and Restated By-laws of Tekni-Plex, Inc.*
 3.3    Certificate of Incorporation of PureTec Corporation.*
 3.4    By-laws of PureTec Corporation*
 3.5    Certificate of Incorporation of Tri-Seal Holdings, Inc.*
 3.6    By-laws of Tri-Seal Holding, Inc.*
 3.7    Certificate of Incorporation of Natvar Holdings, Inc.*
 3.8    By-laws of Natvar Holdings.*
 3.9    Certificate of Incorporation of Plastic Specialities and
          Technologies, Inc.*
3.10    By-laws of Plastic Specialities and Technologies, Inc.*
3.11    Certificate of Incorporation of Plastic Specialities and
          Technologies Investments, Inc.*
3.12    By-laws of Plastic Specialities and Technologies Investments, Inc.*
3.13    Certificate of Incorporation of Burlington Resins, Inc.*
3.14    By-laws of Burlington Resins, Inc.*
3.15    Certificate of Incorporation of Pure Tech APR, Inc.*
3.16    By-laws of Pure Tech APR, Inc.*
3.17    Certificate of Incorporation of Multi Container Recycler, Inc.*
3.18    By-laws of Multi Container Recycler, Inc.*
3.19    Certificate of Incorporation of Coast Recycling North, Inc.*
3.20    By-laws of Coast Recycling North, Inc.*
3.21    Certificate of Incorporation of Distributors Recycling, Inc.*
3.22    By-laws of Distributors Recycling, Inc.*
3.23    Certificate of Incorporation of REI Distributors, Inc.*
3.24    By-laws of REI Distributors, Inc.*
3.25    Certificate of Incorporation of Pure Tech Recycling of California.*
3.26    By-laws of Pure Tech Recycling of California.*
3.27    Certificate of Incorporation of Alumet Smelting Corp.*
3.28    By-laws of Alumet Smelting Corp.*
 4.1 Indenture, dated as of June 21, 2000 among Tekni-Plex, Inc., the Guarantors listed therein and HSBC Bank USA, as Trustee.*
 4.2    Senior Subordinated Note and Guarantee (original not included;
          form of Note and Guarantee included in Exhibit 4.1).
 4.3 Purchase Agreement, dated as of June 15, 2000 among Tekni-Plex, Inc., the Guarantors listed therein, and J.P. Morgan Securities Inc.*
 4.4 Registration Right Agreement, dated as of June 21, 2000 among Tekni-Plex, Inc., the Guarantors listed therein. and J.P. Morgan Securities, Inc.*
 5.1    Opinion of Davis Polk & Wardwell.*

10.1 Credit Agreement, dated as of June 21, 2000, among Tekni-Plex, Inc., the Guarantors party thereto, the Lenders party thereto, the LC Issuing Banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent.*
10.2    Notes (original not included; form of Notes included in Exhibit 10.1).
10.3 Security Agreement, dated as of June 21, 2000, among Tekni-Plex, Inc., the Guarantors listed therein and Morgan Guaranty Trust Company of New York, as Collateral Agent (original not included; form of Security Agreement included in Exhibit 10.1).
10.4 Pledge Agreement, dated as of June 21, 2000, between Tekni-Plex, Inc. and Morgan Guaranty Trust Company of New York, as Agent (original not included; form of Pledge Agreement included in Exhibit 10.1).
10.5 Form of Mortgage, dated as of June 21, 2000, made by Tekni-Plex, Inc. or the Guarantors listed therein. in favor of Morgan Guaranty Trust Company, as Agent (originals not included; form of Mortgage included in
        Exhibit 10.1).
10.6 Amended and Restated Employment Agreement, dated as of June 21, 2000, between Dr. F. Patrick Smith and Tekni-Plex, Inc.*
10.7 Amended and Restated Employment Agreement, dated as of June 21, 2000, between Mr. Kenneth W.R. Baker and Tekni-Plex, Inc.*
10.8    Tekni-Plex, Inc. Stock Option Plan*
12.1    Statement regarding Computation of Ratios.*
23.1    Consent of BDO Seidman LLP.*
23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
25.1    Statement of Eligibility of Trustee, HSBC Bank USA, on Form T-1.*
27.1    Financial Data Schedule.*
99.1    Form of Letter of Transmittal.*
99.2    Form of Notice of Guaranteed Delivery.*
99.3    Form of Tender Instructions.*
99.4    Form of Exchange Agent Agreement.*
99.5 Instruction to Registered Holders and/or Book-Entry Transfer Facility Participants.*
99.6    Broker's Letter to Clients.*
99.7    Exchange Offer Cover Letter.*
----------
* Filed herewith.

     (b)  Financial Statement Schedules

          Schedule II - Valuation and Qualifying Accounts.

          Other schedules required are not applicable.


                                                                TEKNI-PLEX, INC.
                                                                  AND SUBSIDIARY

                                  VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                    Balance at    Charged to    Charged to                 Balance at
                                   Beginning of    Costs and      Other                      End of
                                      Period     Expenses (1)    Accounts   Deductions (2)   Period
-----------------------------------------------------------------------------------------------------
YEAR ENDED JUNE 28, 1997
   Accounts receivable allowance      $  565        $ 200        $     -        $  452       $  313
=====================================================================================================
YEAR ENDED JULY 3, 1998
   Accounts receivable allowance      $  313        $ 705        $1,592 (3)     $1,284       $1,326
=====================================================================================================
YEAR ENDED JULY 2, 1999
   Accounts receivable allowance      $1,326        $ 370        $   68 (3)     $  102       $1,662
=====================================================================================================
PERIOD ENDED MARCH 31, 2000 (unaudited)
   Accounts receivable allowance      $1,662        $  29        $    --        $1,691
=====================================================================================================

(1)     To increase accounts receivable allowance.

(2)     Uncollectible accounts written off, net of recoveries.

(3)     Balances related to acquisitions.

Item 22.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the Securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Tekni-Plex, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        TEKNI-PLEX, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

   /s/ Arthur P. Witt       Director and Corporate Secretary
-------------------------
       Arthur P. Witt

 /s/ J. Andrew McWethy      Director
-------------------------
     J. Andrew McWethy

 /s/ Michael F. Cronin      Director
-------------------------
     Michael F. Cronin

    /s/ John S. Geer        Director
-------------------------
        John S. Geer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PureTec Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        PURETEC CORPORATION


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
    F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
   Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Tri-Seal Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                   TRI-SEAL HOLDINGS, INC.


                   By:  /s/ F. Patrick Smith
                        --------------------
                        Name:  F. Patrick Smith
                        Title: Chairman of the Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Natvar Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        NATVAR HOLDINGS, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
    F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
   Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Plastics Specialties and Technologies, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        PLASTICS SPECIALTIES AND TECHNOLOGIES,
                                             INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
    F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
   Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Plastics Specialties and Technologies Investments, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        PLASTICS SPECIALTIES AND TECHNOLOGIES
                                             INVESTMENTS, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resins, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        BURLINGTON RESINS, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Pure Tech APR, Inc., a New York corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        PURE TECH APR, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Multi Container Recycler, Inc., a Michigan corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        MULTI CONTAINER RECYCLER, INC.


                                        By: /s/ F. Patrick Smith
                                            --------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Coast Recycling North, Inc., a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        COAST RECYCLING NORTH, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer
                                                   and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Distributors Recycling, Inc., a New Jersey corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        DISTRIBUTORS RECYCLING, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                Title
       ---------                                -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, REI Distributors, Inc., a New Jersey corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        REI DISTRIBUTORS, INC.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

 /s/ Kenneth W.R. Baker     Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
     Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PureTech Recycling of California, a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        PURE TECH RECYCLING OF CALIFORNIA


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
      F. Patrick Smith

  /s/ Kenneth W.R. Baker    Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
      Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Alumet Smelting Corp., a New Jersey corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, New Jersey on August 15, 2000.


                                        ALUMET SMELTING CORP.


                                        By: /s/ F. Patrick Smith
                                            ------------------------------------
                                            Name:  F. Patrick Smith
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 15th day of August, 2000 by the following persons in the capacities indicated.


       Signature                                   Title
       ---------                                   -----

  /s/ F. Patrick Smith
-------------------------   Chairman of the Board and Chief Executive Officer
    F. Patrick Smith

  /s/ Kenneth W.R. Baker    Director, President and Chief Operating Officer
-------------------------   (principal financial and accounting officer)
    Kenneth W.R. Baker

                                 EXHIBIT INDEX
Exhibit
  No.                             Description                               Page
-------                           -----------                               ----
 3.1    Restated Certificate of Incorporation of Tekni-Plex, Inc.*
 3.2    Amended and Restated By-laws of Tekni-Plex, Inc.*
 3.3    Certificate of Incorporation of PureTec Corporation.*
 3.4    By-laws of PureTec Corporation.*
 3.5    Certificate of Incorporation of Tri-Seal Holdings, Inc.*
 3.6    By-laws of PTI Plastics, Inc.*
 3.7    Certificate of Incorporation of Natvar Holdings, Inc.*
 3.8    By-laws of Natvar Holdings, Inc.*
 3.9    Certificate of Incorporation of Plastic Specialities and
        Technologies, Inc.*
 3.10   By-laws of Plastic Specialities and Technologies, Inc.*
 3.11   Certificate of Incorporation of Plastic Specialities and
        Technologies Investments, Inc.*
 3.12   By-laws of Plastic Specialities and Technologies Investments,
        Inc.*
 3.13   Certificate of Incorporation of Burlington Resins, Inc.*
 3.14   By-laws of Burlington Resins, Inc.*
 3.15   Certificate of Incorporation of Pure Tech APR, Inc.*
 3.16   By-laws of Pure Tech APR, Inc.*
 3.17   Certificate of Incorporation of Multi Container Recycler, Inc.*
 3.18   By-laws of Multi Container Recycler, Inc.*
 3.19   Certificate of Incorporation of Coast Recycling North, Inc.*
 3.20   By-laws of Coast Recycling North, Inc.*
 3.21   Certificate of Incorporation of Distributors Recycling, Inc.*
 3.22   By-laws of Distributors Recycling, Inc.*
 3.23   Certificate of Incorporation of REI Distributors, Inc.*
 3.24   By-laws of REI Distributors, Inc.*
 3.25   Certificate of Incorporation of Pure Tech Recycling of
        California.*
 3.26   By-laws of Pure Tech Recycling of California.*
 3.27   Certificate of Incorporation of Alumet Smelting Corp.*
 3.28   By-laws of Alumet Smelting Corp.*
 4.1 Indenture, dated as of June 21, 2000 among Tekni-Plex, Inc., the Guarantors listed therein and HSBC Bank USA, as Trustee.*
 4.2    Senior Subordinated Note and Guarantee (original not included;
        form of Note and Guarantee included in Exhibit 4.1).
 4.3    Purchase Agreement, dated as of June 15, 2000 among Tekni-Plex,
        Inc., the Guarantors listed therein, and J.P. Morgan Securities
        Inc.*
 4.4 Registration Right Agreement, dated as of June 21, 2000 among Tekni-Plex, Inc., the Guarantors listed therein. and J.P. Morgan Securities, Inc.*
 5.1    Opinion of Davis Polk & Wardwell.*

10.1 Credit Agreement, dated as of June 21, 2000, among Tekni-Plex, Inc., the Guarantors party thereto, the Lenders party thereto, the LC Issuing Banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent.*
10.2    Notes (original not included; form of Notes included in Exhibit 10.1).
10.3 Security Agreement, dated as of June 21, 2000, among Tekni-Plex, Inc., the Guarantors listed therein and Morgan Guaranty Trust Company of New York, as Collateral Agent (original not included; form of Security Agreement included in Exhibit 10.1).
10.4 Pledge Agreement, dated as of June 21, 2000, between Tekni-Plex, Inc. and Morgan Guaranty Trust Company of New York, as Agent (original not included; form of Pledge Agreement included in Exhibit 10.1).
10.5 Form of Mortgage, dated as of June 21, 2000, made by Tekni-Plex, Inc. or the Guarantors listed therein. in favor of Morgan Guaranty Trust Company, as Agent (originals not included; form of Mortgage included in
        Exhibit 10.1).
10.6 Amended and Restated Employment Agreement, dated as of June 21, 2000, between Dr. F. Patrick Smith and Tekni-Plex, Inc.*
10.7 Amended and Restated Employment Agreement, dated as of June 21, 2000, between Mr. Kenneth W.R. Baker and Tekni-Plex, Inc.*
10.8    Tekni-Plex, Inc. Stock Incentive Plan*
12.1    Statement regarding Computation of Ratios.*
23.1    Consent of BDO Seidman LLP.*
23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
25.1    Statement of Eligibility of Trustee, HSBC Bank USA, on Form T-1.*
27.1    Financial Data Schedule.*
99.1    Form of Letter of Transmittal.*
99.2    Form of Notice of Guaranteed Delivery.*
99.3    Form of Tender Instructions.*
99.4    Form of Exchange Agent Agreement.*
99.5 Instruction to Registered Holders and/or Book-Entry Transfer Facility Participants.*
99.6    Broker's Letter to Clients.*
99.7    Exchange Offer Cover Letter.*
----------
* Filed herewith.